Exhibit 2.1

[*] Portions denoted with an asterisk in this agreement (and its related exhibits and attachments) have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ASSET PURCHASE AGREEMENT

between:

LSI LOGIC CORPORATION,

a Delaware corporation;

and

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

a Delaware limited liability company

Dated as of April 5, 2006

-i-

(CONTINUED)

-ii-

(CONTINUED)

-iii-

(CONTINUED)

-iv-

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is being entered into as of April 5th, 2006 (the “Signing Date”), by and between: LSI LOGIC CORPORATION, a Delaware corporation (“LSI”), and SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (“Purchaser”) and a wholly-owned subsidiary of ON Semiconductor Corporation, a Delaware corporation (“ON”). In this Agreement, LSI and Purchaser are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party,” and LSI and each Subsidiary of LSI that holds any ownership interest in the Specified Assets (as defined below), including LSI Logic Manufacturing Services, Inc. (“LSI Gresham Sub”), are referred to collectively as “Sellers” and each of them is sometimes referred to individually as a “Seller.” Certain other capitalized terms used in this Agreement are defined in Exhibit A.

RECITAL

The Parties wish to provide for the purchase by Purchaser of certain assets from Sellers, and to provide for certain related transactions, on the terms and subject to the conditions and other provisions set forth in this Agreement and in the Ancillary Agreements.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.	SALE AND PURCHASE OF ASSETS; RELATED TRANSACTIONS

1.1 Sale and Purchase of Assets. On the terms and subject to the conditions and other provisions set forth in this Agreement, at the Closing, LSI will cause Sellers to sell and transfer to Purchaser, and Purchaser will purchase from Sellers, all of Sellers’ right, title, and interest as of the Closing Date in and to the following (which, subject to Section 1.2, are referred to in this Agreement as the “Specified Assets”):

(a)	the Gresham Facilities Real Property (subject to Section 5);

(b)	the Fab Tangible Personal Property;

(c)	the Fab Intellectual Property;

(d)	the Other Specified Manufacturing Equipment;

(e)	the Fab-Related Contracts and the Fab-Related Government Permits (including the Wastewater Permit); and

(f)	the Fab Information, and any tangible medium in which solely the Fab Information is embodied.

1.2 Excluded Assets. Notwithstanding anything to the contrary in Section 1.1 or elsewhere in this Agreement, the Specified Assets will not be deemed to include any of the following or any right or interest in or to any of the following (collectively, the “Excluded Assets”), except that any item specifically identified in Schedule 2, 3, 4, 5, or 6 will be a Specified Asset:

(a)	any Fab-Related Contract or Fab-Related Government Permit if (i) a Consent is required to be obtained from any Person in order to permit the sale or transfer to Purchaser of a Seller’s rights under such Fab-Related Contract or Fab-Related Government Permit, and (ii) such Consent has not been obtained as of the Closing Date (provided that the Wastewater Permit will in no event be deemed to be an Excluded Asset);

(b)	the Excluded Land;

(c)	the Retained Equipment;

(d)	the Tooling;

(e)	any finished goods or work-in-process inventory (including RapidChip® Slices);

(f)	the Engineering Materials;

(g)	the Retained Employee Assets;

(h)	the Retained Software;

(i)	any Patents;

(j)	any Trademarks;

(k)	any Licensed Intellectual Property or Product Intellectual Property;

(l)	any Third-Party Intellectual Property;

(m)	any Excluded Information, or any tangible medium in which any Excluded Information is embodied;

(n)	any Excluded Contract; or

(o)	any asset referred to on Schedule 12.

Sellers will not be required to sell or transfer to Purchaser or any other Person any Excluded Asset or (except for any rights expressly granted to ON or any of its Subsidiaries under the Ancillary Agreements) any right or interest in or to any Excluded Asset.

1.3 Retained Liabilities. Notwithstanding anything to the contrary in this Agreement, Sellers will retain, and Purchaser will not assume, or will be deemed by virtue of the execution and delivery of this Agreement or of any other document delivered at the Closing (except to the extent expressly provided in such other document), or as a result of the consummation of the transactions contemplated by this Agreement or any such other document, to have assumed, any Liabilities of any of the Sellers, whether primary or secondary, direct or indirect, other than the Assumed Liabilities. Without limiting the generality of the foregoing, the Liabilities of Sellers that Purchaser is not assuming include the following (collectively, the “Retained Liabilities”):

(a) all Liabilities (other than Environmental Liabilities which are discussed in clause (e) below) of LSI or any of its Subsidiaries arising or resulting from the Fab Operations prior to the Closing or their use, manufacture, sale, ownership, lease, license, operation, or disposition of the Specified Assets prior to the Closing, or the performance or non-performance by LSI or any of its Subsidiaries of obligations under the Fab-Related Contracts prior to the Closing, except for any such Liabilities that are Assumed Liabilities pursuant to clause (i), (ii), or (iv) of the definition thereof;

(b) all Liabilities of LSI or any of its Subsidiaries relating to Taxes with respect to the Specified Assets, except for (i) Liabilities required to be borne or paid by Purchaser pursuant to Section 1.5, (ii) Real Property Taxes, the Liabilities for which will be determined solely by reference to Section 1.8(a)(i), and (iii) Personal Property Taxes, the Liabilities for which will be determined solely by reference to Section 1.8(a)(ii);

(c) all Liabilities of LSI or any of its Subsidiaries arising from the SIP or the SIP Bonds and Related Documents or the termination or unwinding of either of them;

(d) all Environmental Liabilities arising or resulting from Sellers’ and any of their Subsidiaries’ activities at and their operation of the Gresham Facilities Real Property from August 5, 1995 until the Closing Date; and

(e) any Liabilities of LSI or any of its Subsidiaries under any Excluded Contract, except as set forth in Section 12.3 or Section 12.4 or any of the Ancillary Agreements.

1.4 Purchase Price. As consideration for the sale of Sellers’ right, title, and interest in and to the Specified Assets to Purchaser, and the license of the Licensed Intellectual Property to be granted to Purchaser and another Subsidiary of ON pursuant to the IP License Agreement:

(a) on the Signing Date, Purchaser will pay to LSI, by wire transfer of immediately available funds, the sum of ten million, five hundred thousand dollars ($10,500,000) (the “Deposit”);

(b) at the Closing, Purchaser will pay to LSI (without deduction or setoff of any nature), by wire transfer of immediately available funds, the additional sum of seventy-nine million, five hundred thousand dollars ($79,500,000), subject to adjustment as provided in Section 1.8(b) (as so adjusted, the “Closing Cash Payment”);

(c) at the Closing, Purchaser will assume the Assumed Liabilities by delivering to LSI an Assignment and Assumption Agreement in the form of Exhibit B (the “Assignment and Assumption Agreement”); and

(d) on the date that is ninety (90) days after the Closing Date (the “Final Installment Date”), Purchaser will pay to LSI (without deduction or setoff of any nature), by wire transfer of immediately available funds, the additional sum of fifteen million, two hundred twenty-five thousand dollars ($15,225,000) (the “Final Installment Payment”) (provided, however, that if the Parties have proceeded with the Partial Sale Alternative and if title to the Residual Real Property has not been conveyed to Purchaser pursuant to Section 5.3(f) on or before the Final Installment Date, then instead of the payment described above in this clause (d), Purchaser will pay to LSI (without deduction or setoff of any nature), by wire transfer of immediately available funds, (i) the additional sum of nine million, two hundred twenty-five thousand dollars ($9,225,000) on the Final Installment Date and (ii) the remaining sum of six million dollars ($6,000,000) on the date when title to the Residual Real Property is conveyed to Purchaser pursuant to Section 5.3(f)).

1.5 Transfer Taxes and Similar Charges. Purchaser will bear and pay, and (if any of the Sellers pay) will reimburse Sellers for, any sales Taxes, use Taxes, transfer Taxes, documentary charges, recording fees, filing fees (other than income or franchise Taxes) that may become payable in connection with the sale to Purchaser of Sellers’ right, title, and interest in and to the Specified Assets, the assumption by Purchaser of the Assumed Liabilities, or any of the other transactions contemplated by this Agreement. LSI and Purchaser agree to file jointly, or cause to be filed jointly, all required change of ownership and similar statements, to the extent joint filing is permitted or required.

1.6 Allocation of Purchase Price

(a) The Parties will use their reasonable best efforts to agree upon an allocation of the consideration referred to in Section 1.4 and Section 1.8 among the Specified Assets and the Licensed Intellectual Property (the “Allocation”) as soon as reasonably possible after the Closing Date. The Allocation will be determined in a manner consistent with this Section 1.6 and Section 1060 of the Code and the Treasury Regulations thereunder. Purchaser will provide a proposed allocation to LSI within 25 days after the Closing Date, and LSI will deliver to Purchaser a notice setting forth any proposed changes to such proposed allocation within 15 days after the delivery of such proposed allocation to LSI. The Parties will negotiate in good faith to resolve any disputed items, and if the Parties are unable to agree on the Allocation within 15 days after LSI’s delivery of such notice of proposed changes to Purchaser, then the dispute will be arbitrated by Ernst & Young and the resolution of such dispute by Ernst & Young will be conclusive and binding on the Parties.

(b) The Allocation, as finally agreed or determined in accordance with Section 1.6(a), will be conclusive and binding upon the Parties for Tax purposes, and no Party will make or permit any of its Subsidiaries to make any statement or declaration to any taxing authority that is inconsistent with the Allocation, except as provided below. No Party will take or permit any of its Subsidiaries or representatives to take any position on any Tax return, with any taxing authority, or in any judicial Tax proceeding that is inconsistent with the Allocation except as required by a final determination within the meaning of Section 1313(a) of the Code or any equivalent provision of any applicable state or local law. Each of LSI and Purchaser will promptly provide the other with any additional information required to complete Form 8594 if the filing of such form is required. Each of LSI and Purchaser will timely notify the other in the event of an examination, audit, or other proceeding regarding the Allocation. Each of LSI and Purchaser will timely provide the other with such assistance as the other may reasonably request in connection with any such examination, audit, or other proceeding regarding the Allocation (it being understood that the Party receiving such assistance will be required to reimburse the Party providing such assistance for all expenses incurred in providing such assistance).

1.7 Ancillary Agreements. At the Closing, Purchaser and LSI will enter into (or cause their respective Subsidiaries to enter into) the following additional agreements (along with the Assignment and Assumption Agreement, the “Ancillary Agreements”):

(a) a Wafer Supply and Test Services Agreement in the form of Exhibit D (the “Wafer Supply Agreement”);

(b) an Intellectual Property License Agreement in the form of Exhibit E (the “IP License Agreement”);

(c) a Transition Services Agreement in the form of Exhibit F (the “Transition Services Agreement”);

(d) a Facilities Use Agreement in the form of Exhibit G (the “Facilities Use Agreement”);

(e) a Master Nondisclosure Agreement in the form of Exhibit H;

(f) a Bill of Sale in favor of Purchaser in the form of Exhibit I; and

(g) if the Parties are proceeding with the Partial Sale Alternative, the Ground Lease.

1.8 Prorations and Adjustments

(a) The following items will be prorated and adjusted between Purchaser, on the one hand, and Sellers, on the other hand, on the Closing Date in the following manner (provided that such prorations and adjustments will be made without duplication of any amount payable by Purchaser pursuant to Section 1.5):

(i) Real Property Taxes

(A) If the Gresham Facilities Real Property has been re-assessed on or prior to the Closing Date for purposes of real property Taxes, then all city, county, and state ad valorem property Taxes or assessments for the real property tax year in which the Closing occurs (“Real Property Taxes”) payable by Sellers with respect to the Gresham Facilities Real Property will be prorated between Purchaser and LSI, as of the Closing Date, based on the tax bill for such tax year.

(B) If the Gresham Facilities Real Property has not been re-assessed on or prior to the Closing Date for purposes of Real Property Taxes, then all Real Property Taxes payable by Sellers with respect to the Aggregate Real Property will be prorated between Purchaser and LSI, as of the Closing Date, based on the Tax bill for such tax year and based on the Parties’ good faith best estimate of the Real Property Taxes equitably allocable to the Gresham Facilities Real Property and to the Excluded Land (and for purposes of such estimate, the allocation of Real Property Taxes with respect to any parcel included in the Gresham Facilities Real Property whose boundary is changed as a result of the Lot Line Adjustment or Land Division, or the Residual Property if the Lot Line Adjustment or Land Division has not been completed as of the Closing Date, will be done on a per-acre basis). LSI will be liable for all Real Property Taxes with respect to the Gresham Facilities Real Property (or so allocated to the Excluded Land, if applicable) due and payable that are attributable to any period prior to and including the Closing Date. Purchaser will be liable for all Real Property Taxes with respect to the Gresham Facilities Real Property (or so allocated to the Gresham Facilities Real Property if applicable) due and payable that are attributable to any period after the Closing Date.

(C) If any Real Property Taxes have not been set for any portion of the real property tax year in which the Closing occurs, then the proration of such Real Property Taxes will be based upon the Real Property Taxes for the preceding real property tax year, and after the Closing such proration will be readjusted between LSI and Purchaser when the tax bill for the real property tax year in which the Closing occurs is available.

(ii) Personal Property Taxes. All personal property taxes levied or assessed against the Fab Tangible Personal Property and the Other Specified Manufacturing Equipment for the applicable personal property tax year in which the Closing occurs (“Personal Property Taxes”) will be prorated between Purchaser and LSI, as of the Closing Date. LSI will be liable for all Personal Property Taxes due and payable that are attributable to any period to and including the Closing Date. Purchaser will be liable for all Personal Property Taxes due and payable that are attributable to any period after the Closing Date. If any Personal Property Taxes have not been set for any portion of the applicable personal property tax year in which the Closing occurs, then the proration of such Personal Property Taxes will be based upon the Personal Property Taxes for the preceding applicable personal property tax year, and after the Closing such proration will be readjusted between LSI and Purchaser when the Tax bill for the applicable personal property tax year in which the Closing occurs is available.

(iii) Utility Charges. All utility charges levied or assessed against the Gresham Facilities Real Property will be prorated between Purchaser and LSI as of the Closing Date. LSI will be liable for all such utility charges due and payable that are attributable to any period to and including the Closing Date. Purchaser will be liable for all such utility charges due and payable that are attributable to any period after the Closing Date. LSI will request that each utility meter on the Gresham Facilities Real Property be read by the appropriate utility company immediately before the Closing Date. If any such utility meter is not so read immediately before the Closing Date, then the applicable utility charges will be initially prorated as of the Closing Date based upon a per diem rate determined by reference to the utility charges for the month immediately preceding the month during which the Closing occurs and will be finally re-prorated as soon after the Closing Date as Sellers and Purchaser can obtain such reading, after which LSI or Purchaser, as the case may be, will promptly deliver to the other any amount owing as a result of such re-proration.

(b) On the Business Day immediately prior to the Closing Date, LSI will deliver to Purchaser a certificate (the “Closing Adjustments Certificate”) signed on behalf of LSI by an authorized officer of LSI and setting forth LSI’s good faith determination, without duplication of any amounts, of (i) the aggregate amount, if any, due from LSI to Purchaser pursuant to each clause of Section 1.8(a) (the “Purchaser Credit”), (ii) the aggregate amount, if any, due from Purchaser to LSI pursuant to each clause of Section 1.8(a) (the “Seller Credit”), (iii) the aggregate amount of any cash deposits held by any public or private utility company for utility service to the Gresham Facilities Real Property, which are to be assigned to Purchaser at the Closing (the “Cash Deposits”), (iv) the aggregate amount of any Pre-Paid Expenses to the extent attributable to any period after the Closing Date, (v) the aggregate amount of the Assumed Accounts Payable, (vi) the Excess Spare Parts Value, and (vii) the Accrued Paid Time Off Amount. If the net value determined by subtracting (A) the sum of the Purchaser Credit and the Assumed Accounts Payable and the Accrued Paid Time Off Amount from (B) the sum of the Seller Credit, the Cash Deposits, the Pre-Paid Expenses, and the Excess Spare Parts Value is positive, the Closing Cash Payment will be increased by such amount. If such net value is negative, the Closing Cash Payment will be reduced by the absolute value of such net value.

(c) All refunds and credits in respect of the Real Property Taxes and Personal Property Taxes will be apportioned between Purchaser and LSI as follows: LSI will be entitled to all refunds and credits (or any portion thereof) attributable to any period to and including the Closing Date; and Purchaser will be entitled to all refunds and credits (or any portion thereof) attributable to any period after the Closing Date.

(d) The Parties are not currently aware of any other costs or expenses that must be adjusted between them on the Closing Date, and if any such costs or expenses arise or become known to them on or before the Closing Date and are not otherwise addressed in this Agreement or any of the Ancillary Agreements, they will be equitably adjusted between the Parties in accordance with customary practice in Multnomah County, Oregon.

1.9 Closing. The closing of the purchase by Purchaser of Sellers’ right, title, and interest in and to the Specified Assets (other than, if the Parties proceed with the Partial Sale Alternative, the Residual Real Property) (the “Closing”) will take place at the offices of Cooley Godward LLP at 3175 Hanover Street, Palo Alto, California, at a time and on a date to be designated by LSI in writing upon at least three Business Days written notice to Purchaser. The date designated by LSI in such notice will be at least two Business Days but not more than ten Business Days after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 8 and 9 (other than the conditions set forth in Sections 8.4, 9.4, and 9.5, which by their nature are to be satisfied at the Closing, it being understood, however, that the Closing will be subject to the satisfaction or waiver of such conditions at the Closing).

1.10 Closing Deliveries

(a) At the Closing, LSI will deliver or cause to be delivered to Purchaser:

(i) a copy of each of the Ancillary Agreements other than the Bill of Sale and the Ground Lease, duly executed by LSI or one of its wholly-owned Subsidiaries (as applicable);

(ii) the Bill of Sale, duly executed by each Seller;

(iii) documentation effecting the assignment to Purchaser of the Cash Deposits, in form and substance reasonably satisfactory to Purchaser;

(iv) an original certificate of good standing for each Seller from the State of Delaware, as of a date that is no more than three Business Days prior to the Closing Date;

(v) an executed affidavit or certificate of non-foreign status from each Seller;

(vi) certified copies of the resolutions of LSI’s board of directors authorizing the execution, delivery, and performance of this Agreement and each Ancillary Agreement to which LSI will be a party, and certified copies of the resolutions of each other Seller’s board of directors authorizing the execution, delivery, and performance of each Ancillary Agreement to which such Seller will be a party;

(vii) the Deed (or, if the Parties proceed with the Partial Sale Alternative, the First Deed);

(viii) an affidavit in the form attached hereto as Exhibit J and such other documents in favor of the Title Company (but not in favor of Purchaser) and relating to title insurance as are customarily provided by a seller to a title company in Multnomah County, Oregon;

(ix) a certificate duly executed on behalf of LSI by an authorized officer of LSI, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 (“LSI’s Closing Certificate”);

(x) a receipt for the Closing Cash Payment and all amounts paid by Purchaser at the Closing pursuant to Section 1.5; and

(xi) if the Parties are proceeding with the Partial Sale Alternative, the Ground Lease and related Memorandum of Lease, duly executed by LSI Gresham

Sub or any other Seller that, as of the Closing Date, is the owner of the Gresham Facilities Real Property.

(b) At the Closing, Purchaser will deliver or cause to be delivered to LSI:

(i) the Closing Cash Payment by wire transfer to an account or accounts designated by LSI in writing no less than two (2) Business Days prior to the Closing Date;

(ii) a copy of each of the Ancillary Agreements other than the Ground Lease, duly executed by Purchaser or one of ON’s other Subsidiaries (as applicable);

(iii) certified copies of the resolutions of the board of directors of ON and the board of directors of Purchaser authorizing the execution, delivery, and performance of this Agreement and each Ancillary Agreement to which ON or Purchaser will be a party, and certified copies of the resolutions of the board of directors of each of ON’s other Subsidiaries entering into any Ancillary Agreement authorizing the execution, delivery, and performance of each such Ancillary Agreement;

(iv) an original certificate of good standing for Purchaser from the State of Delaware, as of a date that is no more than three Business Days prior to the Closing Date;

(v) a certificate duly executed on behalf of Purchaser by an authorized officer of Purchaser, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 9.1 and 9.2 (“Purchaser’s Closing Certificate”);

(vi) a written acknowledgment that LSI is entitled to retain the Deposit; and

(vii) if the Parties are proceeding with the Partial Sale Alternative, the Ground Lease and related Memorandum of Lease, duly executed by Purchaser.

1.11 Accounting. Except as may be otherwise provided in the Transition Services Agreement or Section 12.3, to the extent that, after the Closing: (a) Purchaser or any of its Subsidiaries receives any payment that is for the account of LSI or any of its Subsidiaries according to the terms of this Agreement, or LSI or any of its Subsidiaries makes a payment on behalf of Purchaser or any of its Subsidiaries, Purchaser will promptly deliver the amount of such payment to LSI; or (b) LSI or any of its Subsidiaries receives any payment that is for the account of Purchaser or any of its Subsidiaries according to the terms of this Agreement, or Purchaser or any of its Subsidiaries makes a payment on behalf of LSI or any of its Subsidiaries, LSI will promptly deliver the amount of such payment to Purchaser. All amounts due and payable under this Section 1.11 will be paid by the applicable Party in immediately available funds.

[*]	Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.	REPRESENTATIONS AND WARRANTIES OF LSI

LSI represents and warrants to Purchaser that, except as set forth in the Sellers Disclosure Schedule (it being understood that each item of disclosure in the Sellers Disclosure Schedule with respect to any Section of this Agreement will also be deemed to qualify any other Section of this Agreement to the extent the applicability of such disclosure to such other Section is reasonably apparent on the face of such disclosure), as follows:

2.1 Title to Tangible Personal Property. As of the Closing Date, Sellers (or one of them) will have good and valid title to each item of the Fab Tangible Personal Property and Other Specified Manufacturing Equipment, in each case free and clear of any Encumbrances other than Permitted Encumbrances. At the Closing, Purchaser will acquire all of Sellers’ right, title, and interest in and to the Fab Tangible Personal Property and the Other Specified Manufacturing Equipment, free and clear of any lien, security interest, encumbrance, or adverse claim other than Permitted Encumbrances and liens, security interests, encumbrances, and adverse claims created or arising from any action or inaction of Purchaser, ON, or any other Subsidiary of ON.

2.2 Real Property

(a) To LSI’s knowledge: (i) no condemnation or other similar proceeding in eminent domain initiated by a Government Authority is pending or is being overtly threatened with respect to the Gresham Facilities Real Property or any portion thereof; and (ii) as of the Signing Date, none of the Gresham Facilities Real Property is located in a flood hazard area (as defined by the Federal Emergency Management Agency). Except for the [*], none of the Sellers is a party to or bound by any Contract currently in effect in which such Seller has agreed to lease, sublease, license, sell, or mortgage the Gresham Facilities Real Property (or any portion thereof) to any Person other than Purchaser.

(b) The sketch included in Schedule 1 accurately depicts, in all material respects, the boundaries of all areas of the Gresham Facilities Real Property [*] and all other arrangements [*], whether oral or written, with respect to the use or occupancy of the Gresham Facilities Real Property.

2.3 Sufficiency of Specified Assets; Raw Materials Inventory Levels

(a) To LSI’s knowledge, upon the Closing, except for the rights of LSI and its Subsidiaries as of the Closing Date under the Excluded Contracts, and any Fab-Related Contracts and Fab-Related Government Permits that are not assigned to Purchaser at Closing and except for Raw Materials, other consumables, and utility services, in each case that are readily available in the marketplace, the Specified Assets and the rights of Purchaser and its Subsidiaries as of the Closing Date under the Ancillary Agreements will include substantially all of the assets, properties, and rights needed by Purchaser and its Subsidiaries, as of the Closing Date, to fulfill their obligations under the Wafer Supply Agreement (including obligations related to yields and specifications) for the first ninety (90) days after the Closing Date.

(b) At the Closing, the Fab Raw Materials Inventory will be substantially consistent with levels of Raw Materials owned by Sellers and maintained at the Gresham

Facilities in the ordinary course of business consistent with past practice of Sellers in operating the Fab, subject to the commercial availability of such Raw Materials and taking into account the run rate of the Fab as of the Closing.

2.4 Intellectual Property

(a) As of the Closing Date, Sellers (or one of them) will own the Fab Intellectual Property free and clear of any Encumbrances, except for Permitted Encumbrances and non-exclusive rights and licenses that were granted prior to the Signing Date or that arise in the ordinary course of business between the Signing Date and the Closing Date.

(b) To LSI’s knowledge, since March 1, 2001, no Seller has received any written claim of infringement of any Intellectual Property Rights of any third party arising from Sellers’ utilization of the Fab Intellectual Property or the Licensed Intellectual Property in connection with Sellers’ operation of the Fab, except for infringement claims that would not reasonably be expected to have a Seller Material Adverse Effect.

(c) As of the Closing Date, LSI (or one or more Subsidiaries of LSI) will have, by ownership or license or otherwise, all Intellectual Property Rights necessary to grant the licenses of the Licensed Intellectual Property to Purchaser and another Subsidiary of ON pursuant to the IP License Agreement.

(d) Other than in respect of Third-Party Intellectual Property, Product Intellectual Property, Tooling, and Engineering Materials, the Fab Intellectual Property, together with the Licensed Intellectual Property, the Licensed Materials (as defined in the Wafer Supply Agreement), and Sellers’ Intellectual Property Rights in the Fab Information and Excluded Information, constitutes all of the material Intellectual Property Rights owned by LSI or its Subsidiaries that are used or held for use by Sellers in their operation of the Fab (as currently conducted).

(e) The Fab Software and the Retained Software are all of the material software owned by Sellers that is also used by Sellers in their operation of the Fab (as currently operated).

(f) Schedule 11 contains a complete and accurate list of all material proprietary third-party software used by Sellers at the Gresham Facilities as of the Signing Date in their operation of the Fab (other than third-party software licensed under the terms of “shrink-wrap” licenses, “clickwrap” licenses, and other licenses for software generally available on standard terms including licenses for “open source” software).

2.5 Fab-Related Contracts. Prior to the Signing Date, LSI has made available to Purchaser an accurate and complete copy of each Significant Fab-Related Contract entered into prior to the Signing Date, as in effect on such date. Each Significant Fab-Related Contract entered into prior to the Signing Date is valid and in full force and effect as of the Signing Date. No Seller is in material breach of any Significant Fab-Related Contract, and, to LSI’s knowledge as of the Signing Date, no other party to any such Significant Fab-Related Contract is in material breach of such Significant Fab-Related Contract. To LSI’s knowledge as of the Signing Date, no event has occurred that, with notice or lapse of time or both, would constitute such a material breach by any Seller or by any other party under any Significant Fab-Related Contract. Except as would not reasonably be expected to have a Seller Material Adverse Effect, since June 30, 2005, none of the Sellers has received written notice that any party to any Significant Fab-Related Contract intends to cancel or prematurely terminate such Significant Fab-Related Contract. All payments required to be made by Sellers under the Fab-Related Contracts that are due on or prior to the Closing Date will have been made in full as of the Closing Date.

2.6 Government Permits. All of the material Fab-Related Government Permits are current and in full force and effect. Sellers are in compliance in all material respects with all such material Fab-Related Government Permits. There are no lawsuits or other legal proceedings or, to LSI’s knowledge, governmental investigations, pending or, to LSI’s knowledge, overtly threatened that would result in the premature termination or material impairment of any such material Fab-Related Government Permit. LSI has made available to Purchaser copies of all material correspondence with Government Authorities in LSI’s or its Subsidiaries’ files relating to such material Fab-Related Government Permits (including copies of official notices, citations, or decisions in LSI’s or its Subsidiaries’ files) with respect to which Purchaser has made a specific written request to LSI that such correspondence be made available.

2.7 Compliance with Legal Requirements. LSI and its Subsidiaries are in compliance in all material respects with all material Legal Requirements (other than Environmental Laws, which are addressed in Section 2.9) applicable to the Fab Operations. No Seller has received any written notice from any Government Authority alleging any failure by Sellers to comply with any Legal Requirement applicable to the Fab Operations, except for any such notice relating to a failure to comply that (i) has been cured or otherwise is no longer pending or (ii) would not reasonably be expected to have a Seller Material Adverse Effect.

2.8 Legal Proceedings; Governmental Orders. There is no lawsuit or other legal proceeding or, to LSI’s knowledge, governmental investigation, pending or, to LSI’s knowledge, being overtly threatened against LSI or any of its Subsidiaries as of the Signing Date that involves the Specified Assets or the Fab Operations and would reasonably be expected to have a Seller Material Adverse Effect. There are no Governmental Orders outstanding against LSI or any of LSI’s Subsidiaries with respect to the Fab Operations arising from any governmental investigation, lawsuit, or other legal proceeding against LSI or any of its Subsidiaries that would reasonably be expected to have a Seller Material Adverse Effect.

2.9 Environmental Matters

(a) To LSI’s knowledge, the Fab Operations are and for the preceding five years have been in substantial compliance with all applicable Environmental Laws. To LSI’s knowledge, no conditions exist at the Gresham Facilities Real Property that would by themselves reasonably be expected (i) to give rise to liability on the part of Sellers or Purchaser to any Government Authority or other third party pursuant to any Environmental Law or (ii) to materially impair Purchaser’s ability to operate the Gresham Facilities Real Property, in the same manner as it is currently operated, in substantial compliance with Environmental Laws. The Gresham Facilities Real Property has not been listed or, to LSI’s knowledge, proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any similar list maintained by the State of Oregon. To LSI’s knowledge, the

Gresham Facilities Real Property is not subject to any material Encumbrance (other than Permitted Encumbrances) that have attached to the Gresham Facilities Real Property pursuant to any Environmental Law.

(b) To LSI’s knowledge, no activities that have been or presently are being conducted at the Gresham Facilities would reasonably be expected to give rise to a material liability on the part of Sellers or Purchaser to any Government Authority or other third party as a result of:

(i) the handling, storage, use, transportation, or disposal, or arranging for transportation or disposal, of any Hazardous Substance by Sellers in, on, under, or from the Gresham Facilities;

(ii) any emission, discharge, or release of any Hazardous Substance by Sellers on or from the Gresham Facilities into or upon the air, surface water, ground water, or land; or

(iii) any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of any Hazardous Substances by Sellers on or from the Gresham Facilities.

(c) To LSI’s knowledge, no actual or threatened Discharges have occurred, and no Contamination exists, at the Gresham Facilities Real Property that in either case by themselves require, or would reasonably be expected to require, notification, investigation, or remediation, or to result in material liabilities or obligations of Sellers or Purchaser, pursuant to any Environmental Laws.

(d) To LSI’s knowledge, Sellers hold all registrations, permits, licenses, and approvals required to be issued by or filed with any federal, state, or local Government Authority pursuant to any Environmental Laws for the occupancy of the Gresham Facilities by Sellers, the conduct of the Fab Operations, and the ownership and use of the Specified Assets by Sellers (“Fab Environmental Permits”). To LSI’s knowledge: (i) any Fab Environmental Permits held by Sellers are currently in full force and effect, (ii) Sellers are, and for the preceding five years have been, in substantial compliance with the terms and conditions of such Fab Environmental Permits, and (iii) no condition exists at the Gresham Facilities Real Property that would prohibit Purchaser from being in substantial compliance with applicable Environmental Laws when operating the Gresham Facilities in the same manner as Sellers presently operate the Gresham Facilities.

(e) No Seller has expressly assumed or undertaken any liability or corrective, investigatory, or remedial obligation of any third party relating to any Environmental Laws applicable to Sellers’ operation of and activities at the Gresham Facilities Real Property that would reasonably be expected to result in a material liability under any Environmental Law on the part of Sellers or Purchaser to any Government Authority or other third party.

(f) LSI has made available to Purchaser copies of any material environmental reports, audits, permits, licenses, registrations, and other environmental, health, and safety documents relating to the Specified Assets and the Gresham Facilities that are in Sellers’ possession and that Purchaser has specifically requested in writing from LSI.

2.10 Taxes. There are no Taxes owed by Sellers and imposed by any Government Authority having jurisdiction over the Gresham Facilities Real Property with respect to the Gresham Facilities Real Property that are delinquent.

2.11 Brokers. LSI has not employed any broker, finder, investment banker, or other similar intermediary, except for CMN Inc. d.b.a. COLLIERS INTERNATIONAL, whose fees in connection with the Contemplated Transactions are solely the responsibility of Sellers, in connection with the Contemplated Transactions.

2.12 Authority; Binding Nature of Agreement. LSI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the execution, delivery, and performance by LSI of this Agreement have been duly authorized by all necessary action on the part of LSI and its board of directors. Each Seller has all necessary corporate power and authority to execute and deliver each of the Ancillary Agreements to which such Seller is to become a party and to perform its obligations under such Ancillary Agreements, and the execution, delivery, and performance by each Seller of the Ancillary Agreements to which such Seller is to become a party have been duly authorized by all necessary action on the part of such Seller and its board of directors. No vote of the holders of LSI’s common stock is required to authorize the Contemplated Transactions. This Agreement has been duly executed and delivered by LSI and constitutes the valid and binding obligation of LSI, enforceable against LSI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies. Upon execution thereof, each of the Ancillary Agreements to which a Seller is to become a party will have been duly executed and delivered by such Seller and constitute the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (b) rules of law governing specific performance, injunctive relief, and other equitable remedies.

2.13 Non-Contravention; Consents. The execution and delivery by LSI of this Agreement and by Sellers of the Ancillary Agreements, the consummation by Sellers of the transactions contemplated by this Agreement, and the performance by Sellers of their obligations under this Agreement and the Ancillary Agreements, do not and will not: (a) conflict with or result in any violation of any provision of the certificate of incorporation, bylaws, or other charter or organizational documents of any Seller; or (b) assuming the Consents referred to in Part 2.13 of the Sellers Disclosure Schedule are obtained, (i) contravene or result in a violation or breach by any Seller of any Legal Requirement or any material Government Order applicable to any Seller or any of the Specified Assets; (ii) result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) by any Seller under, result in the loss of any material rights by any Seller or give rise to any material increased rights of any Person (other than Sellers) under, or give to any Person any material rights of termination, amendment, acceleration, or cancellation under, any Significant Fab-Related Contract or Fab-Related Government Permit; or (iii) result in the imposition of any Encumbrance upon any of the Specified Assets (except for Permitted Encumbrances.

2.14 Organization and Good Standing. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Each Seller is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Other than Sellers, no Subsidiary of LSI is presently engaged in the operation of the Gresham Facilities.

2.15 Labor Matters. Neither LSI nor any of its Subsidiaries is a party to any labor or collective bargaining agreement with respect to any of the Available Employees and, to LSI’s knowledge, there are no pending efforts to organize the Available Employees for purposes of representation by a labor organization. Prior to the Signing Date, LSI has delivered to Purchaser an accurate and complete list of all Available Employees (as of the Signing Date) by employee number and title and setting forth each such employee’s annual base salary or hourly wage rate, as applicable. All such Available Employees have taken and passed a drug-screening test administered by or on behalf of LSI or one of its Subsidiaries prior to commencing employment with LSI or any of its Subsidiaries.

2.16 Suppliers. Part 2.16 of the Sellers Disclosure Schedule sets forth a complete and correct list of the top ten suppliers of the Fab, based on expenditures during the fiscal year ended June 30, 2005 and a complete and correct list of the top ten suppliers of the Fab based on expenditures during the six months ended December 31, 2005. Since June 30, 2005, no Seller has received any written notice from any such supplier stating that such supplier intends to materially and adversely change its relationship with such Seller with respect to the Fab.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to LSI that, except as set forth in the Purchaser Disclosure Schedule (it being understood that each item of disclosure in the Purchaser Disclosure Schedule with respect to any Section of this Agreement will also be deemed to qualify any other Section of this Agreement to the extent the applicability of such disclosure to such other Section is reasonably apparent on the face of such disclosure):

3.1 SEC Filings; Financial Statements

(a) Since April 1, 2005, ON has timely filed all registration statements, proxy statements, and other statements, reports, schedules, forms, and other documents required to be filed by it with the SEC (the “ON SEC Documents”). None of ON’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the Signing Date, then on the date of such filing): (i) each of the ON SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the ON SEC

Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements (including any related notes) contained in the ON SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present the consolidated financial position of ON and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of ON and its consolidated subsidiaries for the periods covered thereby.

(c) The Purchaser financial statements (including any related notes) contained in the ON SEC Documents: (i) were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (ii) fairly present in all material respects the consolidated financial position of Purchaser as of the respective dates thereof and the consolidated results of operations and cash flows of Purchaser and its consolidated subsidiaries for the periods covered thereby.

3.2 Absence of Changes. Since December 31, 2005 until the Signing Date:

(a) no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Purchaser Material Adverse Effect; and

(b) neither ON nor Purchaser has (i) declared, accrued, set aside, or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed, or otherwise reacquired any shares of capital stock or other securities.

3.3 No Notice of Default. No notice of violation, default, or potential default has been given since June 1, 2005 or is required to be given by ON or Purchaser under any ON Debt Instrument.

3.4 Financial Ability. At and after the Closing, as applicable, Purchaser will have sufficient unrestricted cash or cash equivalents or will have borrowing facilities that together will be sufficient to enable it to consummate the transactions contemplated to occur at the Closing (including the payment of the Closing Cash Payment) and to pay the Final Installment Payment and all of its other current liabilities (including all liabilities coming due on or prior to the Final Installment Date).

3.5 Brokers. Neither ON nor Purchaser has employed any broker, finder, investment banker, or other similar intermediary in connection with the Contemplated Transactions.

3.6 Authority; Binding Nature of Agreement. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder, and the execution, delivery, and performance by Purchaser (or another Subsidiary of ON, as the case may be) of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Purchaser (or such other Subsidiary) and its board of directors. No vote of the holders of ON’s capital stock is required to authorize the purchase by Purchaser of Sellers’ right, title, and interest in and to the Specified Assets or any of the other Contemplated Transactions. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies. Upon execution thereof, each of the Ancillary Agreements to which Purchaser or another Subsidiary of ON is to become a party will have been duly executed and delivered by Purchaser or such other Subsidiary (as the case may be) and will constitute the valid and binding obligation of Purchaser or such other Subsidiary (as the case may be), enforceable against Purchaser or such other Subsidiary in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (b) rules of law governing specific performance, injunctive relief, and other equitable remedies.

3.7 Non-Contravention; Consents. The execution and delivery of this Agreement by Purchaser, and of the Ancillary Agreements by Purchaser or any of ON’s other Subsidiaries that are parties thereto, and the consummation by Purchaser of the Contemplated Transactions and the performance by Purchaser and such other Subsidiaries of their obligations under this Agreement and the Ancillary Agreements, do not and will not: (i) conflict with or result in any violation of any provision of the certificate of incorporation, bylaws, or other charter or organizational documents of ON or Purchaser or any of ON’s other Subsidiaries that is or will be a party to an Ancillary Agreement; (ii) contravene, result in a violation or breach of any Legal Requirement or Government Order applicable to ON or Purchaser or any of ON’s other Subsidiaries; or (iii) result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, result in the loss of any material rights or give rise to any material increased rights of any Person (other than ON or Purchaser or any other Subsidiary of ON) under, or give to any Person any material rights of termination, amendment, acceleration, or cancellation under, any ON Debt Instrument. All Consents required to be obtained by ON or Purchaser on or prior to the Closing Date under any ON Debt Instrument in connection with the Contemplated Transactions have been obtained in writing prior to the Signing Date and remain in full force and effect, and accurate and complete copies of such Consents have been delivered to LSI.

3.8 Due Diligence. Purchaser has had ample opportunity, including sufficient time and access, to do a full and complete due diligence investigation of the Gresham Facilities, the operations conducted at the Gresham Facilities, and the other Specified Manufacturing Equipment prior to the Signing Date, including with respect to (i) the Gresham Facilities Real Property, Fab Tangible Personal Property, Fab Intellectual Property, and Significant Fab-Related

Contracts and (ii) financial, legal, employee, and environmental matters. Purchaser’s due diligence investigation included visiting the Gresham Facilities and conducting an environmental investigation of the Gresham Facilities Real Property as Purchaser deemed appropriate. Purchaser’s representatives have had the opportunity to meet with all employees of LSI with whom they wished to meet.

4.	EMPLOYEE MATTERS

4.1 Employment of Available Employees. Purchaser agrees that Purchaser will offer to employ all or substantially all of the Available Employees who are employed by LSI or another Seller on the Closing Date, on the terms and subject to the provisions set forth in this Section 4. Without limiting the generality of the foregoing:

(a) Offers to Specified Employees. Within three days following the Signing Date, LSI will deliver to Purchaser a list of all Available Employees by name, title, and annual base salary or hourly wage rate, as applicable. Within ten days after the Signing Date, Purchaser will provide to LSI a list identifying the Available Employees to whom Purchaser plans to offer employment as of the Closing Date (the employees identified on such list being referred to in this Agreement as the “Specified Employees”). If any Specified Employee’s employment with LSI is voluntarily or involuntarily terminated prior to the Closing, (i) LSI may, in its discretion, hire a replacement for such Specified Employee, (ii) any replacement hired by LSI will not become an Available Employee or a Specified Employee without Purchaser’s prior written approval, and (iii) Purchaser will have the right, but not the obligation, to choose another Available Employee who performs substantially the same job function as the terminated employee (if there is any such Available Employee) to replace the terminated employee as a Specified Employee. LSI will promptly provide Purchaser with an updated list of Available Employees as necessary to reflect any changes to the list delivered to Purchaser within three days the Signing Date, including any change in the base salary or hourly wage rate of any Available Employee; provided that an individual will be removed from the list of Available Employees only if his or her employment with LSI or any of its Subsidiaries is terminated or upon the mutual agreement of LSI and Purchaser. Prior to the Closing, on a date mutually agreed by the Parties, Purchaser will extend to each Specified Employee an offer of at-will employment that, if accepted, would contemplate that such Specified Employee would commence his or her employment with Purchaser at the Gresham Facilities as of the Closing Date. Each such written offer of employment will be conditioned on the occurrence of the Closing and will include the following terms which Purchaser agrees to maintain through June 30, 2006 (collectively, the “Minimum Employment Terms”) (provided, however, that Purchaser will not be required to guarantee employment to any Hired Employee and nothing herein will preclude Purchaser, at any time after the Closing Date, from terminating the employment of any Hired Employee for cause):

(i) Compensation. Purchaser will offer each Specified Employee base compensation at least equal to such Specified Employee’s base compensation as of the Closing Date, expressed either as base salary or as an hourly wage with a comparable shift schedule, as set forth in the list of Available Employees delivered by LSI to Purchaser on or prior to the Signing Date, as updated by LSI during the Pre-Closing Period, provided that any change in the base salary or hourly wage rate that may be made during the Pre-Closing Period is approved by Purchaser or is otherwise permitted under Section 6.2(c)(v).

(ii) Past Service Credit. Except to the extent expressly prohibited by Purchaser’s employee benefit plans, Purchaser will offer to credit each Specified Employee with service equal to the amount of service credit such Specified Employee has with LSI for purposes of vesting and eligibility (but not accrued benefits) under Purchaser’s employee benefit plans, including Purchaser’s qualified retirement plans, and for purposes of the rate of accrual of the Specified Employee’s vacation time. The existing balances of paid time off under LSI’s employee benefit plans as of the Closing Date of each Specified Employee who becomes a Hired Employee (collectively, the “Accrued Paid Time Off”) will be transferred to Purchaser without reduction.

(iii) Employee Benefits. Purchaser will offer the Specified Employees health and welfare benefits that are comparable to the health and welfare benefits provided to similarly situated employees of Purchaser. With respect to each Specified Employee, Purchaser, except to the extent expressly prohibited by its employee benefit plans, will offer to waive all waiting periods and pre-existing condition exclusions for health and dental coverage to the extent that the Specified Employee would have been entitled to coverage under the corresponding plan of LSI immediately prior to the Closing Date, and will give appropriate credit for all co-payments and deductibles paid or accrued under LSI’s medical, dental, and other health plans during the portion of the calendar year 2006 that precedes the Closing Date.

(iv) Payment of Transition Bonuses. Purchaser will offer to pay the bonuses earned by the Specified Employees who become Hired Employees, in amounts and under the terms specified in LSI’s bonus plan set forth in Exhibit L-1 (the “Transition Bonus Program”), provided that Purchaser’s obligation to pay these bonuses will be limited to paying the amounts funded by LSI pursuant to Section 4.1(d) and to making such payments to Hired Employees in the amounts instructed by LSI.

(v) Acceptance of Offers. If, at any time before the Closing, it appears that any substantial portion of the Specified Employees may not accept Purchaser’s employment offers such that the Employee Closing Condition might not be satisfied, Purchaser will use all reasonable efforts to ensure that all or substantially all of the Specified Employees accept Purchaser’s employment offers.

(b) Retention of Hired Employees. Purchaser will hire each Specified Employee who accepts the offer of employment and whose employment with LSI is not terminated prior to the Closing, and each such Specified Employee who commences employment with Purchaser on or after the Closing Date will be referred herein as a “Hired Employee.” Purchaser will promptly notify LSI of each Specified Employee who becomes a Hired Employee. LSI will be responsible for all compensation and benefits, including any severance benefits, for Available Employees accrued before the Closing. Purchaser will be responsible for all compensation and benefits, including any severance benefits, for Hired Employees accrued or incurred after the Closing, except that LSI will provide the necessary funding to Purchaser for the amounts to be paid by Purchaser to Hired Employees pursuant to the Transition Bonus Program as provided in Section 4.1(d). Purchaser will immediately notify LSI’s Director of Talent Acquisition and Management of any termination of the employment of any Hired Employee occurring after Closing and on or before June 30, 2006 and the basis for such termination. Purchaser will not terminate the employment of any Hired Employee without cause on or before June 30, 2006.

(c) Employment Records. All of LSI’s personnel files relating to the Available Employees and the Specified Employees will be retained by and remain the property of LSI. To the extent permitted by applicable Legal Requirements, LSI will provide to Purchaser a copy of each Specified Employee’s last performance evaluation and any disciplinary matters arising with respect to any Specified Employee in the twelve (12) month period immediately prior to the Signing Date.

(d) Hired Employee Bonuses. Purchaser will accurately report to LSI, on a timely basis but no later than July 3, 2006, the information and data described in Exhibit L-2, which is required by LSI to calculate bonuses earned under the Transition Bonus Program. No later than July 7, 2006 LSI will accurately report to Purchaser the bonus amounts earned as of June 30, 2006, if any, by each Hired Employee and will deposit an amount of immediately available funds equal to the aggregate amount of all such bonus payments together with the employer’s corresponding FICA contribution amounts and Medicare taxes into to an account or accounts designated by Purchaser in writing (the “Bonus Account”) to be used by Purchaser to pay such bonuses and FICA contributions and Medicare taxes. Thereupon Purchaser will pay such bonuses, in the amounts specified and to the extent funded by LSI, to the Hired Employees as soon as possible and in no event later than July 15, 2006.

(e) Indemnification by Purchaser. From and after the Closing, Purchaser will indemnify and hold harmless LSI from and against, and will compensate and reimburse LSI for, any loss, damage, injury, liability, claim, demand, settlement, judgment, award, notice requirement, payment, backpay, benefits assessment, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee, or advisory fee), charge, cost (including any cost of investigation), or expense of any nature that is directly or indirectly incurred by LSI or to which LSI may otherwise become subject (whether or not relating to any third-party claim) and that arises from or as a result of, or is directly or indirectly connected with:

(i) any interviews with Available Employees conducted by Purchaser, ON, or any other Subsidiary of ON or any decision or determination made by Purchaser, ON, or any other Subsidiary of ON regarding which Available Employees will become Specified Employees or will receive employment offers from Purchaser, ON, or any other Subsidiary of ON;

(ii) the employment of the Hired Employees by Purchaser, ON, or any of ON’s other Subsidiaries on or after the Closing Date;

(iii) the termination of any Hired Employee’s employment with Purchaser, ON, or any of ON’s other Subsidiaries on or after the Closing Date;

(iv) Purchaser’s breach of any of its obligations under this Section 4.1;

(v) Purchaser’s failure to provide notice, pay, or benefits or otherwise comply with the WARN Act relating to any of the Available Employees; or

(vi) any suit or other legal proceeding related to any matter set forth in clause (i), (ii), (iii), (iv), or (v) of this Section 4.1(e) (including any legal proceeding commenced by LSI for the purpose of enforcing any of its rights under this Section 4.1(e));

provided, however, that Purchaser will not be obligated to indemnify or hold harmless LSI with respect to any claim asserted against LSI by any Hired Employee based upon the Transition Bonus Program (except to the extent that any such claim arises from Purchaser’s breach of any of its obligations under Section 4.1(a)(iv) or Section 4.1(d)).

(f) Indemnification by LSI. From and after the Closing, LSI will indemnify and hold harmless Purchaser from and against, and will compensate and reimburse Purchaser for, any loss, damage, injury, liability, claim, demand, settlement, judgment, award, notice requirement, payment, backpay, benefits assessment, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee, or advisory fee), charge, cost (including any cost of investigation), or expense of any nature that is directly or indirectly incurred by Purchaser or to which Purchaser may otherwise become subject (whether or not relating to any third-party claim) and that arises from or as a result of, or is directly or indirectly connected with:

(i) the employment or termination by LSI or any of its Subsidiaries of any Retained Employee;

(ii) the employment of the Available Employees by LSI or any of its Subsidiaries prior to the Closing Date;

(iii) the termination of any Available Employee’s employment with LSI or any of its Subsidiaries prior to the Closing Date;

(iv) LSI’s breach of any of its obligations under this Section 4.1 or Section 4.3;

(v) the Transition Bonus Program (except to the extent that a claim arises from Purchaser’s breach of any of its obligations under Section 4.1(a)(iv) or Section 4.1(d)); or

(vi) any suit or other legal proceeding related to any matter set forth in clause (i), (ii), (iii), (iv), or (v) of this Section 4.1(f) (including any legal proceeding commenced by Purchaser for the purpose of enforcing any of its rights under this Section 4.1(f));

provided, however, that LSI will not be obligated to indemnify or hold harmless Purchaser with respect to any claim that arises from or relates to any interviews with Available Employees conducted by Purchaser, or any decision or determination made by Purchaser regarding which Available Employees will become Specified Employees or will receive employment offers from Purchaser.

For purposes of Section 4.1(e) and this Section 4.1(f), a claim will be deemed to have been incurred on the date on which medical, dental, vision, life, disability, or other related health or welfare treatment or services was rendered and not the date of the submission of a claim related thereto.

(g) Employees on Leave or Disability. Notwithstanding anything to the contrary contained in this Section 4: Purchaser will not be required to offer employment to any Specified Employee who, at the Closing Date, is on short-term or long-term disability or long-term or short-term leave unless and until such Specified Employee returns to active work from such leave or disability, at which time he or she will be offered employment by Purchaser in accordance with Section 4.1(a); and Purchaser will have no obligation or liability for compensation or benefits of any such Specified Employee with respect to periods prior to the time he or she accepts such offer of employment and becomes a Hired Employee.

4.2 Termination at Closing. Effective as of the Closing Date, LSI will terminate the employment of each Hired Employee. After the Closing Date, LSI will not have any responsibility or obligation to Purchaser with respect to any Hired Employee, except for LSI’s obligation to report accurately to Purchaser the earned bonus amounts to be paid to Hired Employees pursuant to the Transition Bonus Program and to fund the amount of such payments pursuant to Section 4.1(d) and except as otherwise expressly set forth herein.

4.3 Hired Employee 401(k) Plan Accounts. LSI will (a) cause each Hired Employee to vest in his or her interest under LSI’s section 401(k) plan, (b) provide each Hired Employee with the right to receive a distribution of his or her interest under the LSI section 401(k) plan to the extent permitted by applicable Legal Requirements, and (c) provide each Hired Employee with an election to rollover his or her vested interest to a Purchaser section 401(k) plan. Purchaser will take all actions reasonably necessary to permit the Hired Employees to make a direct rollover of his or her entire account balance (including participant loans, to the extent not in default) to Purchaser’s section 401(k) plan, to the extent permitted by such plan of Purchaser. As a condition to Purchaser’s acceptance of any Hired Employee’s rollover of his or her vested interest, Purchaser will be entitled to receive from LSI an officer’s certificate or an opinion of counsel (with customary qualifications) to the effect that the LSI section 401(k) plan either (i) has received a recent favorable determination letter as to its qualification under the Code, and nothing has occurred since the date of such letter which could reasonably be expected to cause the loss of such qualification or (ii) substantially complies by its terms with the relevant qualification provisions of the Code and LSI will make such changes to the plan as are requested by the Internal Revenue Service as a condition of such qualification.

4.4 Nonsolicitation. Purchaser agrees that, during the period commencing on the Signing Date and ending on the first anniversary of the earlier of (a) the termination of this Agreement pursuant to Section 10 or (b) the Closing Date, neither ON nor any of its Subsidiaries (including Purchaser) will solicit for employment with ON or Purchaser (or any other Person) or hire any of the Retained Employees who remain employed by LSI or any Subsidiary of LSI. LSI agrees that, (x) during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, LSI will not solicit for employment with LSI or any other Person or hire any of the Hired Employees who remain employed by ON or Purchaser or any other Subsidiary of Purchaser, and (y) during the period commencing on the Signing Date and ending on the Closing Date, LSI will not solicit for employment with LSI or any other Person (other than Purchaser) any of the Specified Employees (it being understood open position postings, job requisitions, general employment advertisements, and similar internal or external notices published or circulated by LSI in the ordinary course of business will not be considered a violation of this clause (y)). However, this Section 4.4 will not be construed to prohibit any Party from placing general advertisements or similar notices that are not targeted specifically at employees of the other Parties or from engaging any recruiting firm or similar organization to identify or solicit persons for employment on behalf of such Party, as long as such recruiting firm or organization is not instructed to target any employees of the other Parties.

4.5 WARN Act. If Purchaser breaches its obligations under Section 4.1, then without limiting Purchaser’s obligations and liabilities under Section 4.1(e), Purchaser will be responsible for, and will indemnify and hold harmless LSI with respect to, any notices, payments, benefits, fines, penalties, backpay, and damages required under the WARN Act relating to the Available Employees.

5.	REAL PROPERTY MATTERS

5.1 Completion of Land Survey. Purchaser will use its best efforts to cause the Survey to be completed, and to cause copies of the definitive ALTA Survey report to be delivered to the Parties, as soon as possible after the Signing Date. LSI will lend its full and timely support and cooperation to Purchaser with respect to the completion of the ALTA Survey as soon as possible after the Signing Date. However, neither LSI nor any of its Subsidiaries will be required to become subject to any Liabilities, or to incur any out-of-pocket costs or expenses or to pay any consideration to any Person, pursuant to this Section 5.1.

5.2 Lot Line Adjustment and Land Division

(a) The Gresham Facilities Real Property is anticipated generally to be the real property with the same or substantially the same boundaries as those indicated in the drawing attached as Schedule 1. Such real property is currently comprised of four legal parcels that can be conveyed at Closing without the need for a lot line adjustment or land division (the “Existing Legal Parcels”), and certain partial parcels that will need to be adjusted or created by means of the Lot Line Adjustment or the Land Division (as defined below) in order to be legally conveyable (the “Residual Real Property”).

(b) Promptly after the Signing Date, Sellers will diligently pursue its application, and will take all additional required action, under the ordinances, rules, and regulations of the City of Gresham, and, as applicable, the County of Multnomah (collectively, the “Applicable Authorities”) to either (i) legally adjust the boundaries of the Gresham Facilities Real Property so as to have the same or substantially the same boundaries as those indicated in the drawing attached as Schedule 1 pursuant to Chapter 92 of the Oregon Revised Statutes, and thereby to cause the Residual Real Property to be legally conveyable, or (ii) under the circumstances described in the penultimate sentence of this Section 5.2(b), cause the Residual Property to be legally partitioned or subdivided into one or more separate legal lots. LSI anticipates accomplishing the foregoing by means of an adjustment to the lot lines of adjacent lots owned by LSI Gresham Sub as permitted under Section 92.010(7)(b) of the Oregon Revised Statutes (the “Lot Line Adjustment”). If the Applicable Authorities make a final, non-appealable determination that they will not permit the Lot Line Adjustment, then upon obtaining knowledge of such decision, LSI will promptly undertake the required action to create such separate legal lot (or lots) by means of partition or subdivision of the larger parcel of property owned by Sellers and of which the Gresham Facilities Real Property is a part. This creation of such separate legal lot (or lots) by partition or subdivision is hereinafter referred to as the “Land Division.”

(c) Purchaser will lend its full and timely support and cooperation to Sellers (both before and, if applicable, after Closing) with respect to the Lot Line Adjustment. If the Applicable Authorities will not permit the creation of one or more separate legal lots for the Gresham Facilities Real Property by Lot Line Adjustment, Purchaser will lend its full and timely support and cooperation to Sellers with respect to the Land Division. Neither Purchaser nor any of its Subsidiaries will be required to become subject to any Liabilities, or to incur any out-of-pocket costs or expenses or to pay any consideration to any Person, pursuant to this Section 5.2.

(d) If, during the Pre-Closing Period, Purchaser receives notice of any Encumbrance on the Gresham Facilities Real Property that was not previously disclosed or known to Purchaser and that would cause the condition in Section 8.6 not to be satisfied, Purchaser will promptly notify LSI thereof in writing and LSI will use commercially reasonable efforts to cause such Encumbrance to be removed prior to the End Date.

5.3 Partial Sale Alternative. If the End Date has been extended pursuant to Section 10.1, but neither the Lot Line Adjustment nor the Land Division has been accomplished by June 30, 2006, then the Parties will proceed as follows (the “Partial Sale Alternative”):

(a) at the Closing, LSI will cause LSI Gresham Sub to execute and deliver to Purchaser a duly executed and acknowledged special warranty deed, in the form attached to this Agreement as Exhibit C, in favor of Purchaser with respect to the Existing Legal Parcels (the “First Deed”);

(b) at the Closing, LSI Gresham Sub and Purchaser will enter into a ground lease with respect to the Residual Real Property (the “Ground Lease”), the terms of which will be negotiated reasonably and in good faith by the Parties prior to the Closing and will be designed to put the Parties in as close to the same position, economically and otherwise (subject to Section 1.4(d)), as they would have been in if the Closing had occurred and the Parties had not proceeded with the Partial Sale Alternative (and if the Parties are unable to agree on any material terms in the Ground Lease, the dispute will be submitted to binding arbitration before a single arbitrator appointed by JAMS, who will have the power to determine such material terms based upon the foregoing);

(c) at the Closing, LSI Gresham Sub and Purchaser will enter into a memorandum of Lease with respect to the Residual Real Property (the “Memorandum of Lease”);

(d) at the Closing, LSI will deliver to Purchaser affidavits, each in the form attached hereto as Exhibit J and such other documents in favor of the Title Company (but not in favor of Purchaser) and relating to title insurance as are customarily provided by a seller and by a lessor to a title company in Multnomah County, Oregon;

(e) after the Closing, the Parties will cooperate to complete the Lot Line Adjustment or the Land Division as quickly as reasonably possible; and

(f) the closing of the purchase of the Residual Real Property (the “Subsequent Closing”) will take place at a time and on a date to be designated by LSI in writing that is at least two Business Days but not more than ten Business Days after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 5.3(g) (except for the condition set forth in Section 5.3(g)(iii), which by its nature can be satisfied only at the Subsequent Closing), and at the Subsequent Closing:

(i) LSI will deliver to Purchaser a recorded lot line adjustment deed or a partition or subdivision plat, evidencing the City of Gresham’s final approval of the Lot Line Adjustment or Land Division, as the case may be, after the expiration of the appeals period, if any, or entry of a final judgment upon any appeal affirming the Lot Line Adjustment or Land Division;

(ii) LSI will cause LSI Gresham Sub to execute and deliver to Purchaser a duly executed and acknowledged special warranty deed, in the form attached to this Agreement as Exhibit C, in favor of Purchaser with respect to the Residual Real Property (as the same may have been reconfigured during the Lot Line Adjustment or Land Division process (provided that the Residual Real Property will have the same or substantially the same boundaries as those indicated in the drawing attached as Schedule 1) so that the same is legally conveyable) (the “Second Deed”);

(iii) LSI will deliver to Purchaser an affidavit in the form attached hereto as Exhibit J and such other documents in favor of the Title Company (but not in favor of Purchaser) and relating to title insurance as are customarily provided by a seller to a title company in Multnomah County, Oregon;

(iv) if, and only if, the Subsequent Closing occurs after the Final Installment Date, Purchaser will deliver or cause to be delivered to LSI the $6,000,000 payment referred to in Section 1.4(d), and upon receipt of such payment, LSI will deliver to Purchaser a receipt for this payment;

(v) the Memorandum of Lease will be terminated; and

(vi) the Ground Lease will be terminated.

(g) LSI’s obligations under clause (f) above and Purchaser’s obligation to make the $6,000,000 payment referred to in Section 1.4(d) at the Subsequent Closing, will be subject to the following conditions:

(i) the Title Company must be committed to issue to Purchaser an ALTA Owner’s Policy of Title Insurance with the standard printed exceptions deleted, containing such endorsements as the Title Company has, prior to the date on which the Subsequent Closing occurs, agreed in a binding written commitment in favor of Purchaser and in a binding written commitment in favor of LSI (or LSI

Gresham Sub), to issue, all dated the date and time of the recording of the Second Deed in an amount not less than $6,000,000, insuring Purchaser as owner of fee simple title to the Residual Real Property subject only to Permitted Encumbrances and any exceptions caused by, or resulting from actions or inactions of, ON or Purchaser or any other Subsidiary of ON;

(ii) no Governmental Order preventing, prohibiting, or making unlawful the sale of the Residual Real Property to Purchaser will have been issued by any United States federal or state court or, to the extent the failure to comply with such Governmental Order would result in the imposition on Purchaser or ON of a material fine, sanction, or penalty, by any other federal, state, or local Government Authority and remain in effect; and no United States federal, state, or local Legal Requirement that makes the sale of the Residual Real Property to Purchaser illegal will have been enacted or adopted and remain in effect (except where the failure to comply with such Legal Requirement would not result in the imposition on Purchaser or ON of a material fine, sanction, or penalty); and

(iii) the deliveries and actions set forth in Section 5.3(f) will be completed substantially concurrently.

5.4 Title Insurance. LSI will pay the “standard coverage” portion of the title insurance premium for each title insurance policy referred to in this Agreement insuring Purchaser, and Purchaser will pay the additional premium for extended coverage and the cost of the endorsements requested by Purchaser with respect to each such title insurance policy.

6.	PRE-CLOSING COVENANTS OF LSI

6.1 Access. Subject to the provisions of the Confidentiality Agreement and to applicable Legal Requirements, during the period from the Signing Date through the Closing Date (the “Pre-Closing Period”), LSI will, after receiving reasonable advance notice from Purchaser, give Purchaser reasonable access (during normal business hours) to (a) the Gresham Facilities Real Property and to Sellers’ personnel and books and records relating to the Specified Assets, the Assumed Liabilities and the Available Employees, for the purposes of enabling Purchaser (i) to further investigate, at Purchaser’s sole expense, the Specified Assets and the Available Employees, and (ii) to verify the accuracy of the representations and warranties set forth in Section 2; and (b) such reasonably available additional existing financial and operating data and other information relating to the Specified Assets, the Assumed Liabilities and the operation of the Fab as Purchaser may from time to time reasonably request; provided, however, that except as provided in Section 4 or solely in connection with the performance and administration of the engineering services provided by LSI to Purchaser to evaluate the feasibility of the Trench 2 process, Purchaser will not (without LSI’s approval, which approval will not be unreasonably withheld, conditioned, or delayed) contact or otherwise communicate with any of the Available Employees.

6.2 Conduct of Fab Operations. Except (i) as expressly permitted by this Agreement or described in Part 6.2 of the Sellers Disclosure Schedule, (ii) as necessary to comply with any Legal Requirement, or (iii) with the express prior written consent of Purchaser

(which consent will not be unreasonably withheld, conditioned, or delayed), during the Pre-Closing Period:

(a) LSI will, and will cause the other Sellers to, conduct the Fab Operations in the ordinary course of business consistent with past practice (except to the extent that the manufacture or testing of new or different products requires different practices);

(b) LSI will, and will cause the other Sellers to, use commercially reasonable efforts to maintain good relations with the Available Employees and the parties to the Significant Fab-Related Contracts;

(c) LSI will not, and will cause its Subsidiaries not to:

(i) sell, transfer, assign, lease, license, or otherwise dispose of any interest in any of the Specified Assets, except (A) to another Seller or (B) for the use of Fab Raw Materials Inventory and the license of Fab Intellectual Property in connection with the manufacture and sale of products in the ordinary course of business;

(ii) knowingly create or cause to exist, or knowingly and voluntarily permit to be created, any Encumbrance (other than Permitted Encumbrances, disregarding for this purpose clause (v)(B) of the definition thereof) on any Specified Asset in favor of any third party or assign ownership of, or grant any exclusive right or license to, any Licensed Intellectual Property to any Person other than another Subsidiary of LSI;

(iii) terminate (other than upon the expiration thereof in accordance with its terms), amend in any material respect, or assign to any Person other than another Seller any Fab-Related Contract, or waive or release any material post-Closing right or claim of any Seller under any of the Fab-Related Contracts, or enter into any Significant Fab-Related Contract or extend beyond the Closing Date the term of any Significant Fab-Related Contract;

(iv) enter into any compromise or settlement of any claim, legal proceeding, or governmental investigation relating to the Specified Assets or the Assumed Liabilities if such compromise or settlement would be reasonably expected to have a Seller Material Adverse Effect; or

(v) make any increase in the level of compensation or benefits applicable to any Specified Employees (except as required under the terms of applicable Benefit Plans or other Contracts as in effect on the Signing Date);

(vi) adopt, enter into, or amend any Benefit Plan or employment Contract with any Specified Employee or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union, or association, except in each case as required by applicable Legal Requirements or with respect to any Person who is not a Specified Employee;

(vii) terminate the employment of any Specified Employee, except for cause; or

(viii) authorize, or commit or agree (orally or in writing) to take, any of the foregoing actions.

(d) LSI will, and will cause its Subsidiaries to:

(i) maintain in full force and effect any Seller’s certificate of occupancy for the Gresham Facilities or any other Fab-Related Government Permit;

(ii) use commercially reasonable efforts to maintain the Fab Equipment and Fab IT Equipment and the Gresham Facilities Real Property in good working condition and repair in all material respects according to the standards maintained up to the Signing Date, subject to ordinary wear and tear;

(iii) maintain insurance for the Gresham Facilities Real Property and the Fab Tangible Personal Property (other than the Other Specified Manufacturing Equipment) in such amounts and of such kinds as are comparable to that in effect on the Signing Date, and with insurers of substantially the same or better financial condition, provided that such insurance remains available at commercially reasonable rates and terms; and

(iv) use commercially reasonable efforts to maintain normalized levels of spare parts and Raw Materials inventory at the Fab substantially in the ordinary course consistent with past practice.

6.3 HSR Filing. As promptly as possible after the Signing Date, LSI will file the notification form required to be filed on behalf of LSI under the HSR Act with respect to the transactions contemplated by this Agreement, and will request early termination of the applicable waiting period.

6.4 Notices. At least 10 days prior to Closing Date, LSI will give written notice to the Oregon Department of Environmental Quality of the Contemplated Transactions, as required by the equitable servitude and easement created by instrument, including the terms and provisions thereof, recorded September 15, 1997 as Recorder’s Fee No. 97140293, between LSI Logic Corporation and Department of Environmental Quality.

6.5 Consents. LSI will use commercially reasonable efforts during the Pre-Closing Period to obtain the Consents identified in Part 2.13 of the Sellers Disclosure Schedule. Neither LSI nor any of its Subsidiaries will be required to become subject to any Liabilities, or to incur any out-of-pocket costs or expenses or to pay any consideration to any Person, pursuant to this Section 6.5.

6.6 Cooperation. During the Pre-Closing Period: (a) LSI will cooperate with Purchaser, and respond promptly to requests from Purchaser, in connection with Purchaser’s preparations for the transition of the Fab operations to Purchaser and its Subsidiaries, including with respect to identification of third-party software licenses needed to enable Purchaser to operate the Fab immediately after the Closing Date; and (b) LSI will cooperate with Purchaser, as Purchaser may reasonably request, regarding Purchaser’s efforts to negotiate and enter into Contracts for the software, services, or other benefits provided to LSI or any of its Subsidiaries under Shared Contracts (“Replacement Contracts”). Neither LSI nor any of its Subsidiaries will be required to become subject to any Liabilities, or to incur any out-of-pocket costs or expenses or to pay any consideration to any Person, pursuant to this Section 6.6.

6.7 Conditions. During the Pre-Closing Period, LSI will use commercially reasonable efforts to cause the conditions set forth in Sections 8 and 9.6 to be satisfied on a timely basis.

7.	PRE-CLOSING COVENANTS OF PURCHASER

7.1 Notification. During the Pre-Closing Period, subject to applicable Legal Requirements, Purchaser will provide LSI with prompt written notice, upon Purchaser obtaining knowledge thereof, of: (a) the receipt by ON or Purchaser or any of ON’s other Subsidiaries of any written notice of default under any ON Debt Instrument; (b) any change to the credit rating of ON or Purchaser, or the credit rating of any of ON’s or Purchaser’s publicly issued notes or securities, in each case issued by Standard & Poor’s Corporation or Moody’s Investor Service; and (c) the occurrence after the Signing Date of a Purchaser Material Adverse Effect; provided that the failure to deliver any such notice will not, in itself, cause any of the conditions in Sections 8 and 9 to fail to be satisfied.

7.2 HSR Filing. As promptly as possible after the Signing Date, Purchaser will file the notification form required to be filed on behalf of Purchaser under the HSR Act with respect to the transactions contemplated by this Agreement, and will request early termination of the applicable waiting period.

7.3 Consents; Releases. During the Pre-Closing Period, Purchaser will cooperate with LSI, as LSI may reasonably request, for the purpose of (i) attempting to obtain the Consents identified in Part 2.13 of the Sellers Disclosure Schedule and (ii) arranging for Sellers to be released and discharged from their obligations and other liabilities under the Significant Fab-Related Contracts. Neither Purchaser nor any of its Subsidiaries will be required to become subject to any Liabilities, or to incur any out-of-pocket costs or expenses or to pay any consideration to any Person, pursuant to this Section 7.3.

7.4 Cooperation. During the Pre-Closing Period, Purchaser will cooperate with LSI, and respond promptly to requests from LSI, in connection with the Sellers’ operation of the Fab during the Pre-Closing Period and Sellers’ preparations for the transition of the Fab operations to Purchaser and its Subsidiaries. In addition, during the Pre-Closing Period, Purchaser will cooperate with and reasonably assist Sellers, as Sellers may reasonably request, regarding the termination and winding up of any Contracts relating to the Seller’s operation of the Fab (including any Contracts with suppliers of equipment, spare parts, raw materials, services, or other items used in Sellers’ operation of the Fab) that will not be assumed by Purchaser at or after the Closing. Neither Purchaser nor any of its Subsidiaries will be required to become subject to any Liabilities, or to incur any out-of-pocket costs or expenses or to pay any consideration to any Person, pursuant to this Section 7.4.

7.5 Conditions. During the Pre-Closing Period, Purchaser will use commercially reasonable efforts to cause the conditions set forth in Sections 8.5, 8.6, and 9 to be satisfied on a timely basis.

8.	CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATION TO CLOSE

Purchaser’s obligation to purchase Sellers’ right, title, and interest in and to the Specified Assets and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that (i) any one or more of the following conditions may be waived by Purchaser, in whole or in part, and (ii) by proceeding with the Closing, Purchaser will be deemed to have waived any of such conditions that remain unsatisfied):

8.1 Accuracy of Representations. Those representations and warranties of LSI set forth in Section 2 that refer specifically to and by their terms are made as of the Signing Date will have been accurate as of the Signing Date, and all other representations and warranties of LSI set forth in Section 2 will be accurate as of the Closing Date as if made on and as of the Closing Date, in each case without giving effect to any limitation on any representation or warranty indicated by the words “Seller Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially”, except to the extent such limitation applies to a list expressly required by such representation or warranty to be set forth in the Sellers Disclosure Schedule or a Schedule to this Agreement; provided, however, that, for purposes of this Section 8.1, any inaccuracies in the representations and warranties of LSI will be disregarded if the facts or circumstances constituting or giving rise to such inaccuracies (considered collectively) do not have, and would not reasonably be expected to have, a Seller Material Adverse Effect. For purposes of determining whether such facts or circumstances have a Seller Material Adverse Effect, none of the following will be taken into account: (i) any adverse effect (including any claim, litigation, disruption of business relationships, or loss of employees) arising from or attributable to (A) the announcement or pendency of any of the Contemplated Transactions, or (B) changes after the Signing Date affecting the semiconductor industry or the U.S. economy generally; (ii) the taking of any action required by this Agreement or any of the Ancillary Agreements; (iii) any breach by Purchaser of this Agreement or the Confidentiality Agreement; and (iv) any change after the Signing Date in applicable Legal Requirements or the interpretation thereof.

8.2 Performance of Covenants. LSI will have performed, in all material respects, all covenants required by this Agreement to be performed by LSI on or before the Closing Date.

8.3 HSR Act. The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act will have expired or been terminated.

8.4 Additional Documents. LSI will have delivered to Purchaser all of the items specified to be delivered by LSI in Section 1.10 and any other item expressly required by the terms of this Agreement to be delivered by LSI at or prior to the Closing.

8.5 No Restraints. No Governmental Order preventing, prohibiting, or making unlawful the consummation of the Contemplated Transactions will have been issued by any United States federal or state court or, to the extent the failure to comply with such Governmental Order would result in the imposition on Purchaser or ON of a material fine, sanction, or penalty, by any other federal, state, or local Government Authority and remain in effect as of the Closing Date; and no United States federal, state, or local Legal Requirement that makes consummation of the Contemplated Transactions illegal will have been enacted or adopted and remain in effect as of the Closing Date (except where the failure to comply with such Legal Requirement would not result in the imposition on Purchaser or ON of a material fine, sanction, or penalty).

8.6 Title

(a) If the Parties do not proceed with the Partial Sale Alternative, the Title Company will be committed to issue to Purchaser an ALTA Owner’s Policy of Title Insurance with the standard printed exceptions deleted, containing such endorsements as the Title Company has, prior to the Closing Date, agreed in a binding written commitment in favor of Purchaser and in a binding written commitment in favor of LSI (or LSI Gresham Sub), to issue, all dated the date and time of the recording of the Deed in an amount not less than $12,000,000, insuring Purchaser as owner of fee simple title to the Gresham Facilities Real Property subject only to Permitted Encumbrances and any exceptions caused by, or resulting from actions or inactions of, ON or Purchaser or any other Subsidiary of ON.

(b) If the Parties proceed with the Partial Sale Alternative, (i) the Title Company will be committed to issue to Purchaser an ALTA Owner’s Policy of Title Insurance with the standard printed exceptions deleted, containing such endorsements as the Title Company has, prior to the Closing Date, agreed in a binding written commitment in favor of Purchaser and in a binding written commitment in favor of LSI (or LSI Gresham Sub), to issue, all dated the date and time of the recording of the First Deed in an amount not less than $6,000,000, insuring Purchaser as owner of fee simple title to the Existing Legal Parcels subject only to Permitted Encumbrances and any exceptions caused by, or resulting from actions or inactions of, ON or Purchaser or any other Subsidiary of ON; and (ii) the Title Company will be committed to issue to Purchaser an ALTA Leasehold Policy of Title Insurance with the standard printed exceptions deleted, containing such endorsements as the Title Company has, prior to the Closing Date, agreed in a binding written commitment in favor of Purchaser and in a binding written commitment in favor of LSI (or LSI Gresham Sub), to issue, all dated the date and time of the Closing in an amount not less than $6,000,000, insuring Purchaser as owner of a leasehold interest in the Residual Real Property subject only to the Lease and Permitted Encumbrances and any exceptions caused by, or resulting from actions or inactions of, ON or Purchaser or any other Subsidiary of ON.

(c) Notwithstanding the foregoing or any other provision of this Agreement, the condition described in this Section 8.6 will be deemed satisfied on the End Date if the Title Company is unable to so commit solely as a result of Purchaser’s failure to use reasonable efforts to obtain such title insurance commitment, Purchaser’s failure to use reasonable efforts to satisfy the requirements of the applicable title insurance commitment, Purchaser’s failure to use reasonable efforts to obtain the ALTA Survey, or Purchaser’s creation of liens or exceptions to title other than Permitted Encumbrances.

8.7 Completion of Lot Line Adjustment or Land Division. The Lot Line Adjustment or the Land Division will have been accomplished (and the appeals period, if any, for the Lot Line Adjustment or Land Division will have expired without any Person having instituted an appeal, or all such appeals will have been resolved affirming the Lot Line Adjustment or Land Division) such that the Gresham Facilities Real Property has the same or substantially the same boundaries as those indicated in the drawing attached as Schedule 1; provided, however, that if neither the Lot Line Adjustment nor the Land Division has been so accomplished as of June 30, 2006, then the Parties will proceed in accordance with Section 5.3, in which case this condition will be deemed to have been waived automatically by Purchaser.

8.8 No Seller Material Adverse Effect. Since the Signing Date, no event will have occurred, and no circumstance or condition will have arisen, that has had or would reasonably be expected to have a material adverse effect on the operational capability and performance of the Gresham Facilities, such that, upon the Closing, the Gresham Facilities could not reasonably be used under normal operating conditions to perform the obligations of Purchaser under the Wafer Supply Agreement in material compliance with the standards and requirements set forth in the Wafer Supply Agreement.

8.9 Employee Condition. The Employee Condition will be satisfied as of the Closing.

9.	CONDITIONS PRECEDENT TO LSI’S OBLIGATION TO CLOSE

LSI’s obligation to cause Sellers to sell and transfer their right, title, and interest in and to the Specified Assets to Purchaser and to take the other actions required to be taken by Sellers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that (i) any one or more of the following conditions may be waived by LSI, in whole or in part, and (ii) by proceeding with the Closing, LSI will be deemed to have waived any of such conditions that remain unsatisfied):

9.1 Accuracy of Representations. All representations and warranties of Purchaser set forth in Section 3 will be accurate as of the Closing Date as if made on and as of the Closing Date, without giving effect to any limitation on any representation or warranty indicated by the words “Purchaser Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially”; provided, however, that, for purposes of this Section 9.1, any inaccuracies in the representations and warranties of Purchaser will be disregarded if the facts or circumstances constituting or giving rise to such inaccuracies (considered collectively) do not have, and would not reasonably be expected to have, a Purchaser Material Adverse Effect.

9.2 Performance of Covenants. Purchaser will have performed, in all material respects, all covenants required by this Agreement to be performed by Purchaser on or before the Closing Date.

9.3 HSR Act. The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act will have expired or been terminated.

9.4 Delivery of Consideration. LSI will have received the Deposit and the Closing Cash Payment.

9.5 Additional Documents. Purchaser will have delivered to LSI all of the items specified to be delivered by Purchaser in Section 1.10 and any other item expressly required by the terms of this Agreement to be delivered by Purchaser at or prior to the Closing.

9.6 No Restraints. No Governmental Order preventing, prohibiting, or making unlawful the consummation of the Contemplated Transactions will have been issued since the Signing Date by any United States federal or state court, or, to the extent the failure to comply with such Governmental Order would result in the imposition on LSI or any of its Subsidiaries of a material fine, sanction, or penalty, by any other federal, state, or local Government Authority and remain in effect as of the Closing Date; and no United States federal, state, or local Legal Requirement that makes consummation of the Contemplated Transactions illegal will have been enacted or adopted since the Signing Date and remain in effect as of the Closing Date (except where the failure to comply with such Legal Requirement would not result in the imposition on LSI or any of its Subsidiaries of a material fine, sanction, or penalty).

9.7 Completion of Lot Line Adjustment or Land Division. The Lot Line Adjustment or the Land Division will have been accomplished (and the appeals period, if any, for the Lot Line Adjustment or Land Division will have expired without any Person having instituted an appeal, or all such appeals will have been resolved) such that the Gresham Facilities Real Property has the same or substantially the same boundaries as those indicated in the drawing attached as Schedule 1; provided, however, that if neither Lot Line Adjustment nor the Land Division has been so accomplished as of June 30, 2006, then this condition will be deemed to have been waived automatically by LSI.

9.8 Material Adverse Effect. Since the Signing Date, no event will have occurred, and no circumstance or condition will have arisen, that has had or would reasonably be expected to have a Purchaser Material Adverse Effect.

10.	TERMINATION

10.1 Right to Terminate Agreement. This Agreement may be terminated prior to the Closing:

(a) by the mutual written consent of the Parties;

(b) by either LSI or Purchaser (by delivery of a written termination notice in accordance with Section 10.2) at any time after the End Date if the Closing has not taken place on or before the End Date (provided, however, that the right to terminate this Agreement under this Section 10.1(b) will not be available to any Party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur prior to the End Date);

(c) by LSI (by delivery of a written termination notice in accordance with Section 10.2) if (i) there has been a breach on the part of Purchaser of any of its covenants such that the condition set forth in Section 9.2 would not be satisfied as of the time of such breach, (ii) LSI has given written notice of such breach to Purchaser, (iii) at least twenty days have elapsed since the delivery of such written notice to Purchaser, and (iv) such breach has not been cured in all material respects;

(d) by Purchaser (by delivery of a written termination notice in accordance with Section 10.2) if (i) there has been a breach on the part of LSI of any of its covenants such that the condition set forth in Section 8.2 would not be satisfied as of the time of such breach, (ii) Purchaser has given written notice of such breach to LSI, (iii) at least twenty days have elapsed since the delivery of such written notice to LSI, and (iv) such breach has not been cured in all material respects; or

(e) by Purchaser if (i) it receives notice of any Encumbrance on the Gresham Facilities Real Property that is not a Permitted Encumbrance and that would reasonably be expected to have a Seller Material Adverse Effect, (ii) Purchaser delivers a notice to LSI, within five Business Days after Purchaser receives such notice, stating Purchaser’s intention to terminate this Agreement due to such Encumbrance, (iii) such Encumbrance has not been removed and LSI has not taken action to mitigate such Encumbrance such that such Encumbrance no longer has a Seller Material Adverse Effect, (iv) a period of ten (10) days has elapsed since the delivery of such notice to LSI and LSI has not delivered a notice to Purchaser stating that LSI will diligently pursue removal of such Encumbrance, and (v) Purchaser delivers a written termination notice in accordance with Section 10.2 to LSI within three Business Days after the expiration of such ten-day period.

If Purchaser does not deliver a written termination notice to LSI pursuant to Section 10.1(e) within three Business Days after the expiration of the ten-day period referred to in Section 10.1(e), then the Encumbrance referred to in Section 10.1(e) will be deemed to be a Permitted Encumbrance. For purposes of this Agreement, “End Date” means May 31, 2006; provided, however, that if on May 31, 2006, the conditions set forth in Section 8.7 and Section 9.7 (Completion of Lot Line Adjustment or Land Division) have not been satisfied and each of the other conditions set forth in Sections 8 and 9 has been satisfied or waived (other than the conditions set forth in Sections 8.4, 9.4, and 9.5, which by their nature are to be satisfied at the Closing, and other than the condition set forth in Section 8.6), the End Date will be automatically extended to June 30, 2006.

10.2 Termination Procedures. If either Purchaser or LSI wishes to terminate this Agreement pursuant to Section 10.1, such Party will deliver to the other Party a written termination notice stating that such Party is terminating this Agreement and setting forth a brief statement of the basis on which such Party is terminating this Agreement.

10.3 Effect of Termination. Upon the termination of this Agreement pursuant to Section 10.1, neither Party will have any obligation or other Liability to the other Party, except that: (a) the Parties will remain bound by the provisions of Section 4.4, this Section 10.3, and Section 13 and by the provisions of the Confidentiality Agreement; (b) neither Party will be relieved of any Liability for any breach of its obligation to consummate the transactions contemplated by this Agreement or its obligation to take any other action required to be taken by such Party at or before the Closing; and (c) LSI will be entitled to retain the Deposit if, and only if:

(i)	either Party has terminated this Agreement pursuant to Section 10.1(b); and

(ii)	the Closing has not taken place by the End Date because of (A) breaches of, or inaccuracies in, the representations made by Purchaser in Section 3, as a result of which the Closing condition in Section 9.1 was not satisfied as of the End Date, (B) breaches of the covenants made by Purchaser in this Agreement, as a result of which the Closing condition in Section 9.2 was not satisfied as of the End Date, or (C) the occurrence of an event, circumstance, or condition that has had or would reasonably be expected to have a Purchaser Material Adverse Effect, as a result of which the Closing condition in Section 9.8 was not satisfied as of the End Date; and

(iii)	all of the conditions set forth in Section 8 were satisfied on the End Date, other than (x) the condition set forth in Section 8.4, which by its nature is to be satisfied at the Closing, and (y) any other condition whose failure to be satisfied results solely from Purchaser’s material breach of this Agreement.

If Purchaser is not entitled to a refund of the Deposit pursuant to clause (c) of the preceding sentence, then without limiting any right or remedy that LSI might otherwise be entitled to exercise with respect to any breach by Purchaser of any provision of this Agreement or the Confidentiality Agreement, LSI will be entitled to retain the Deposit free of any claims by Purchaser. If LSI is not entitled to retain the Deposit pursuant to this Section 10.3, LSI will refund the Deposit to Purchaser within five days after the termination of this Agreement, unless there is a good faith dispute regarding whether LSI is entitled to retain the Deposit.

11.	INDEMNIFICATION

11.1 Survival. The representations and warranties of the Parties set forth in Sections 2 and 3 and in their respective Closing Certificates, and the rights of the Parties to assert claims based on actual or alleged breaches of the covenants in Section 6 and Section 7, will survive the Closing but will terminate and expire, and will cease to be of any force or effect, at 10:00 a.m. (Pacific time) on the first anniversary of the Closing Date and all Liability of the Parties pursuant to Sections 11.2(a), 11.2(b), 11.4(a) and 11.4(b) with respect to such representations, warranties, and covenants will thereupon be extinguished; provided, however, that if, prior to such first anniversary, either Purchaser or LSI has duly delivered to the other Party, in conformity with all of the applicable procedures set forth in Section 11.9, a Claim Notice setting forth a claim for indemnification based upon the other Party’s breach of any of such representations, warranties, or covenants, then the specific claim set forth in such Claim Notice will survive (and will not be extinguished upon) such first anniversary.

11.2 Indemnification by LSI. Subject to the limitations set forth in Section 11.1 and Section 11.3 and elsewhere in this Section 11, from and after the Closing Date, LSI will indemnify Purchaser and its Subsidiaries and each of their respective officers, directors,

[*]	Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

employees, agents, and representatives in their capacities as such (collectively, the “Purchaser Indemnified Persons”) against all Damages incurred or sustained by any such Purchaser Indemnified Person to the extent resulting from:

(a)	any breach of the representations and warranties of LSI set forth in Section 2 of this Agreement or in LSI’s Closing Certificate;

(b)	any breach by LSI of any of its covenants set forth in Section 6 of this Agreement;

(c)	any of the Retained Liabilities;

(d)	(i) any pending or future dispute between LSI or any of its Subsidiaries and [*] in respect of the [*], (ii) the termination of the [*] pursuant to Section [*], (iii) the use and occupancy of the Gresham Facilities Real Property or any portion thereof by [*] or its agents or contractors prior to the Closing, or (iv) the use and occupancy of the Gresham Facilities Real Property or any portion thereof by [*] or its agents or contractors, to the extent such use and occupancy is made pursuant to the [*] or otherwise is substantially consistent with the pattern of such use and occupancy during the six-month period prior to the Closing Date, or the termination of such use and occupancy (other than such use or occupancy as to which Purchaser may expressly consent in writing after the Closing); or

(e)	the SIP or the SIP Bonds and Related Documents or the termination or unwinding of the SIP or the SIP Bonds and Related Documents.

11.3 Limitations on LSI’s Indemnification Obligations

(a) LSI will not be required to indemnify any Purchaser Indemnified Person pursuant to Section 11.2(a) or Section 11.2(b), except to the extent that the cumulative amount of the Damages for which LSI, but for this Section 11.3(a), would be liable under Section 11.2(a) or Section 11.2(b) exceeds $2,100,000 (the “Deductible Amount”); and LSI will be required to pay, and will be liable for, only the cumulative amount of such excess; provided that the limitation set forth in this Section 11.3(a) will not apply to indemnification pursuant to Section 11.2(b) to the extent that Damages result from any willful breach by LSI of any covenant in Section 6.2(c).

(b) The total amount of the payments that LSI can be required to make to all Purchaser Indemnified Persons pursuant to Sections 11.2(a) and (b) will be limited in the aggregate to a maximum of $10,500,000; provided that the limitation set forth in this Section 11.3(b) will not apply to indemnification pursuant to Section 11.2(b) to the extent that Damages result from any willful breach by LSI of any covenant in Section 6.2(c).

(c) LSI will not have liability to any Purchaser Indemnified Person for amounts claimed under Section 11.2(a) to the extent LSI proves that (i) any member of the Purchaser Knowledge Group had actual knowledge at the Signing Date of the facts and circumstances of the breach or breaches underlying such claims and (ii) based on such facts and circumstances, as of the Signing Date such breach or breaches would have reasonably been expected to give rise to Damages exceeding $5,000,000 in the aggregate.

11.4 Indemnification by Purchaser. Subject to the limitations set forth in Section 11.1 and Section 11.5 and elsewhere in this Section 11, from and after the Closing Date, Purchaser will indemnify LSI and its Subsidiaries and each of their respective officers, directors, employees, agents and representatives (collectively, the “Seller Indemnified Persons”) against all Damages incurred or sustained by any such Seller Indemnified Person to the extent resulting from:

(a)	any breach of the representations and warranties of Purchaser set forth in Section 3 of this Agreement or in Purchaser’s Closing Certificate;

(b)	any breach by Purchaser of any of the covenants set forth in Section 7 of this Agreement;

(c)	all Environmental Liabilities arising or resulting from Purchaser’s, ON’s, and any of ON’s other Subsidiaries’ activities at and operation of the Gresham Facilities Real Property after the Closing Date, except to the extent such Environmental Liabilities constitute Retained Liabilities; or

(d)	any of the Assumed Liabilities.

11.5 Limitations on Purchaser’s Indemnification Obligations

(a) Purchaser will not be required to indemnify any Seller Indemnified Person pursuant to Section 11.4(a) or Section 11.4(b), except to the extent that the cumulative amount of the Damages for which Purchaser, but for this Section 11.5(a), would be liable under Section 11.4(a) or Section 11.4(b) exceeds the Deductible Amount; and Purchaser will be required to pay, and will be liable for, only the cumulative amount of such excess.

(b) The total amount of the payments that Purchaser can be required to make to all Seller Indemnified Persons pursuant to Sections 10.4(a) and (b) will be limited in the aggregate to a maximum of $10,500,000.

(c) Purchaser will not have liability to any Seller Indemnified Person for amounts claimed under Section 11.4(a) to the extent Purchaser proves that (i) any member of the Seller Knowledge Group had actual knowledge at the Signing Date of the facts and circumstances of the breach or breaches underlying such claims and (ii) based on such facts and circumstances, as of the Signing Date such breach or breaches would have reasonably been expected to give rise to Damages exceeding $5,000,000 in the aggregate.

11.6 Right of Subrogation. To the extent an Indemnified Party receives any payment from an Indemnifying Party in respect of Damages, and such Indemnified Party could have recovered or could later have recovered all or a part of such Damages from a third party (including any insurer) based on the underlying claim or demand asserted against such Indemnifying Party, then such Indemnifying Party will be entitled to exercise, and will be subrogated to, any rights and remedies of such Indemnified Party (including rights of indemnity, rights of contribution, and other rights of recovery) to the extent necessary to permit such Indemnifying Party to recover from such third party the amount of such payment. Such Indemnified Party will take such actions as such Indemnifying Party may reasonably request for the purpose of enabling such Indemnifying Party to perfect or exercise such Indemnifying Party’s right of subrogation hereunder.

11.7 Insurance; Set-off. The amount of any Damages for which indemnification is provided under Section 11.2 or Section 11.4 will be net of any amounts actually recovered by the Indemnified Party under insurance policies. Except as may be otherwise expressly provided in any Ancillary Agreement, no Party nor any of its Subsidiaries will have any right to set-off any payment due pursuant to any Ancillary Agreement against any unresolved indemnification claim.

11.8 Exclusive Remedy

(a) From and after the Closing, the rights to assert indemnification claims and receive indemnification payments pursuant to Section 11 will be the sole and exclusive right and remedy exercisable by any Party or any of its Subsidiaries with respect to any breach of any representation or warranty set forth in Section 2 or Section 3 or in any Party’s Closing Certificate or the nonperformance of any covenant set forth in Section 6 or Section 7 of this Agreement, except that this exclusive remedy does not preclude any Party or any of its Subsidiaries from bringing an action for common law intentional fraud against a Person who has committed such fraud.

(b) Except as expressly provided in Section 11.2, no Seller and no current or former stockholder, director, officer, employee, affiliate, or advisor of any Seller will have any personal or individual Liability of any nature to Purchaser with respect to any inaccuracy of any representation or warranty made by LSI in Section 2. The Parties acknowledge that (A) no current or former stockholder, director, officer, employee, affiliate, or advisor of any Seller has made or is making any representations, warranties, or commitments whatsoever regarding the subject matter of this Agreement, express or implied, (B) except as expressly provided in Section 2 and LSI’s Closing Certificate, no Seller has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, and (C) except for the representations and warranties expressly provided in Section 2 and LSI’s Closing Certificate, Purchaser is not relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN SECTION 2 AND LSI’S CLOSING CERTIFICATE, THE FAB TANGIBLE PERSONAL PROPERTY, FAB INTELLECTUAL PROPERTY, OTHER SPECIFIED MANUFACTURING EQUIPMENT, AND LICENSED INTELLECTUAL PROPERTY WILL BE SOLD, TRANSFERRED, OR LICENSED “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND SELLERS EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

(c) Except as expressly provided in Section 11.4, neither Purchaser nor any current or former stockholder, director, officer, employee, affiliate, or advisor of ON or Purchaser will have any personal or individual Liability of any nature to LSI with respect to any inaccuracy of any representation or warranty made by Purchaser in Section 3. The Parties acknowledge that (A) no current or former stockholder, director, officer, employee, affiliate, or advisor of ON or Purchaser has made or is making any representations, warranties, or commitments whatsoever regarding the subject matter of this Agreement, express or implied,

(B) except as expressly provided in Section 3 and Purchaser’s Closing Certificate, Purchaser has not made or is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, and (C) except for the representations and warranties expressly provided in Section 3 and Purchaser’s Closing Certificate, LSI is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied.

11.9 Procedures for Indemnification Claims

(a) Claim Notices. A Person (the “Indemnified Party”) that wishes to assert an indemnification claim pursuant to Section 11.2 or Section 11.4 will promptly deliver to the Person liable for such indemnification (the “Indemnifying Party”) a written notice (a “Claim Notice”) of any Matter which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (it being understood that no Claim Notice may be delivered unless the Indemnified Party has reasonably determined, on the basis of facts known to such Indemnified Party, that the claim set forth in such Claim Notice is valid and not a speculative claim and has given or is reasonably likely to give rise to Damages of the Indemnified Party) and, to the extent known:

(i) a reasonably detailed description of the facts and circumstances giving rise to the claim for indemnification; and

(ii) a reasonably detailed description of, and a good faith estimate of the total amount of, the Damages actually incurred to the date of such Claim Notice as a result of such claim;

provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any Matter brought or asserted by any third Person (a “Third Party Claim”) against an Indemnified Party, such Indemnified Party will give notice thereof to the Indemnifying Party (x) not later than ten Business Days prior to the time any response to the Third Party Claim is required, if reasonably practicable, and (y) in any event within five Business Days following receipt of notice thereof; provided, further, that failure to give such notification will not affect the rights to indemnification provided hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such failure.

(b) Third Party Claims. The Indemnifying Party will have the right, at its own expense, to assume the defense of any Third Party Claim by written notice within 30 calendar days. If the Indemnifying Party so elects:

(i) the Indemnifying Party will employ counsel selected by it and reasonably acceptable to the Indemnified Party (provided that such counsel has no conflict of interest) and will assume and defend any such Third Party Claim at its own costs and expense, subject to Section 11.3(b) and Section 11.5(b);

(ii) as long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party will not be required to pay or otherwise indemnify the Indemnified Party against any attorneys’ fees or other expenses of counsel incurred on behalf of such Indemnified Party in connection with such Third Party

Claim; however, the Indemnified Party will be entitled to participate in (but not control) such defense at its own expense;

(iii) the Indemnifying Party and the Indemnified Party will cooperate in all aspects of such Third Party Claim, including by providing the other Party or its agents with reasonable access to employees and officers (including as witnesses) and all books, records, and other documents and materials that are under the control of such Party or any of such Party’s Subsidiaries, advisors, or representatives and that are reasonably required for such Party’s use in contesting such Third Party Claim;

(iv) the Indemnifying Party will not compromise, settle, adjust, or consent to the entry of any judgment with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, delayed or conditioned), unless the judgment or proposed settlement by its terms: (A) obligates the Indemnifying Party to pay the full amount of the Liability in connection with such Third Party Claim without reimbursement from or contribution by the Indemnified Party; (B) releases the Indemnified Party completely in connection with such Third Party Claim; (C) does not impose an injunction or other equitable relief upon the Indemnified Party; and (D) does not otherwise adversely affect the Indemnified Party;

(v) the Indemnified Party will not compromise, settle, adjust, or consent to the entry of any judgment with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, delayed, or conditioned), unless the judgment or proposed settlement by its terms: (A) obligates the Indemnified Party to pay the full amount of the Liability in connection with such Third Party Claim without reimbursement from or contribution by the Indemnifying Party; (B) releases the Indemnifying Party completely in connection with such Third Party Claim; (C) does not impose an injunction or other equitable relief upon the Indemnifying Party; and (D) does not otherwise adversely affect the Indemnifying Party;

(vi) subject to the provisions of clause (iv) and clause (v) of this Section 11.9(b), the Indemnified Party and the Indemnifying Party will (and will cause its respective Subsidiaries to) execute such documents and take such other actions as the other Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise, or adjustment relating to, such Third Party Claim.

If the Indemnifying Party elects not to assume the defense of such Third Party Claim, then the Indemnified Party will be entitled to defend such Third Party Claim in such manner as it may deem appropriate, including settling, compromising, adjusting, or consenting to the entry of any judgment with respect to such Third Party Claim; provided, however, the Indemnified Party will not compromise, settle, adjust, or consent to the entry of any judgment with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, delayed, or conditioned), unless the judgment or proposed settlement by its terms: (A) obligates the Indemnified Party to pay the full amount of the Liability in connection with such Third Party Claim without reimbursement from or contribution by the Indemnifying Party; (B) releases the Indemnifying Party completely in connection with such Third Party Claim; (C) does not impose an injunction or other equitable relief upon the Indemnifying Party; and (D) does not otherwise adversely affect the Indemnifying Party.

(c) Environmental Claims. If Purchaser receives any claim, including any inquiry or request for information from a Government Authority, pertaining to a matter that Purchaser believes, in good faith, might result in an Environmental Liability for which Purchaser is entitled to indemnification pursuant to Section 11.2 (an “Environmental Claim”), Purchaser will promptly deliver a Claim Notice to LSI pursuant to Section 11.9(a). Notwithstanding anything to the contrary in Section 11.9(b) or elsewhere in this Agreement, Purchaser will have the duty to respond to such Environmental Claim, at its sole cost and expense, until such time as Purchaser is able to establish that such Environmental Claim would reasonably be expected to result in an Environmental Liability for which Purchaser is entitled to indemnification pursuant to Section 11.2. The duty to respond includes any and all investigations or requests for information required by any Government Authority. Purchaser and LSI will mutually cooperate in response of any such Environmental Claim. LSI and Purchaser each will have a continuing right to participate, at its own cost, and provide its own response to any such Environmental Claim.

11.10 Tax Effects of Indemnity Payments. All indemnification payments made pursuant to this Section 11 will be treated for all Tax purposes as adjustments to the consideration paid with respect to the Specified Assets and the Licensed Intellectual Property.

12.	POST-CLOSING COVENANTS

12.1 Access to Information. At all times after the Closing Date, each Party will, and will cause its Subsidiaries to, at the other Party’s reasonable request, give the other Party and its advisors and representatives reasonable access, during normal business hours and upon reasonable notice, to the first Party’s books and records to the extent related to the operation of the Fab prior to the Closing, and will furnish copies thereof, at the requesting Party’s expense, for legitimate business reasons including (a) in connection with Matters and other regulatory or legal proceedings involving the operation of the Fab prior to the Closing and (b) verifying the accuracy of calculations made pursuant to this Agreement (including, for example, the prorations and adjustments contemplated by Section 1.8); provided that such access does not unreasonably disrupt the normal operations of such Party or its Subsidiaries. Without limiting the generality of the foregoing, Purchaser will provide LSI with reasonable access to, and permit LSI at its sole expense to make copies of, any and all Fab Information in existence as of Closing, as reasonably requested by LSI.

12.2 Further Assurances. From and after the Closing Date, each Party will and will cause its Subsidiaries to, to the extent reasonably requested by another Party, execute and deliver such documents and instruments and take such other actions as the other Party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

12.3 Certain Contracts and Permits

(a) With respect to any Long-Term Supply Contract that is not assigned to Purchaser at the Closing, during the period from the Closing Date until (i) LSI (or the Subsidiary of LSI that is party to the Long-Term Supply Contract) is able to terminate such Long-Term Supply Contract without incurring any termination fees, penalties, or similar Liabilities and (ii) Purchaser has made alternative arrangements for the continued supply of the products or services provided pursuant to such Long-Term Supply Contract, Purchaser will, at its own expense, act as the agent of LSI (or its Subsidiary) in submitting forecasts to the supplier, in ordering, purchasing, and paying for products and services, and in otherwise carrying out LSI’s (or its Subsidiary’s) rights (other than termination rights) and obligations under the Long-Term Supply Contract. Purchaser acknowledges and agrees that the products and services it purchases as LSI’s (or LSI’s Subsidiary’s) agent under a Long-Term Supply Contract will be used to produce products that will be sold, or provide services that will be rendered, to LSI under the Wafer Supply Agreement, and that Purchaser will not be entitled to any separate reimbursement from LSI for amounts paid by Purchaser as LSI’s (or LSI’s Subsidiary’s) agent to a supplier under a Long-Term Supply Contract other than the amounts paid by LSI to Purchaser pursuant to the Wafer Supply Agreement. Each of LSI and Purchaser will, and will cause its respective Subsidiaries to, take such actions, in connection with any such Long-Term Supply Contract, as are reasonably necessary so that LSI and its Subsidiaries will remain at all times in compliance in all material respects with their obligations under such Long-Term Supply Contracts and to prevent the imposition of termination fees, penalties, or other Liabilities (other than routine payment obligations associated with the purchase of products and services) on LSI or any of its Subsidiaries, unless LSI has given its prior written consent thereto. In addition, Purchaser will defend, indemnify, and hold harmless LSI and its Subsidiaries from and against, all Damages incurred or sustained by LSI and its Subsidiaries that arise or result from any failure by Purchaser (or any other Subsidiary of ON) to comply with the terms of any such Long-Term Supply Contract (including payment terms) when carrying out LSI’s (or its Subsidiary’s) rights and obligations under the Long-Term Supply Contract. LSI will not, and will cause its Subsidiaries not to, amend any such Long-Term Supply Contract or waive any material right thereunder during the period referred to in the first sentence of this Section 12.3(a) without the prior written consent of Purchaser, which will not be unreasonably withheld, conditioned, or delayed.

(b) Except as may be otherwise provided in the Ancillary Agreements, with respect to each Shared Contract that is not replaced by a Contract of Purchaser as of the Closing Date, the Parties will enter into an alternative, lawful arrangement under which Purchaser (or one or more other designated ON Subsidiaries) will have the material benefits of such Shared Contract that are applicable to the operation of the Fab, during the period from the Closing Date until a Replacement Contract is entered into or one year after the Closing Date, whichever occurs first.

(c) For a period of one year following the Closing Date, LSI will, and will cause the other Sellers to, use commercially reasonable efforts to make available to Purchaser the material benefits of any Fab-Related Contract (other than the Long-Term Supply Contracts) or Fab-Related Government Permit that was not assigned to Purchaser as a result of the failure to obtain any Consent required for the assignment of such Fab-Related Contract to Purchaser. In

[*]	Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

addition, Purchaser will cooperate with and reasonably assist Sellers, as Sellers may reasonably request, regarding the termination and winding up of any such Fab-Related Contracts that are not assumed by Purchaser.

(d) After the Closing Date, Purchaser will make reasonable accommodations to permit the continued use of the Gresham Facilities Real Property by [*] in substantially the same manner as [*] is using the Gresham Facilities Real Property immediately prior to the Closing Date, except as provided below. If Purchaser gives LSI at least [*] advance notice that Purchaser desires to have [*] cease using any portion of the Gresham Facilities Real Property, LSI will exercise all rights it has, if any, to terminate (prior to the end of this [*] period and diligently during any period thereafter, as necessary) any rights [*] may have under the [*] to use such portion of the Gresham Facilities Real Property; provided that Purchaser’s compliance with its obligations under this Section 12.3(d) will not constitute consent to the use and occupancy of the Gresham Facilities Real Property for purposes of the parenthetical at the end of Section [*].

(e) If, prior to the Closing, LSI (or a Subsidiary of LSI) has not paid the portion of the purchase price of the [*] that remains unpaid as of the Signing Date, then after the Closing Date: (i) Purchaser will be responsible for carrying out properly the final acceptance tests in accordance with the terms of the Seller Contract related to the [*], (ii) Purchaser will notify LSI when final acceptance of the [*] in accordance with the terms of such Seller Contract has occurred, and (iii) upon receipt of such notice, LSI will pay to [*] the remaining portion of the purchase price for the [*]. If Purchaser does not provide final acceptance of the [*] in accordance with the terms of the Seller Contract related to the [*], LSI will be responsible for returning the [*] to [*] and LSI will be entitled to (and Purchaser will assign to LSI the right to receive) any refund, credit, or other compensation that may be owed or provided by [*] as a result thereof.

(f) Notwithstanding anything to the contrary herein, the amounts payable by LSI or one of its Subsidiaries under a purchase order that LSI or one of its Subsidiaries intends to place during the Pre-Closing Period, for a [*] for use in the Fab (the [*]) will not be an Assumed Liability, but rather LSI will pay such amounts when they become due provided that: (i) Purchaser will be responsible for accepting delivery, arranging for installation, and certifying final acceptance of the [*] in accordance with the terms of such purchase order, and (ii) Purchaser will keep LSI apprised of the status of the delivery, installation, and acceptance of the [*] so that LSI can determine when payment of such amounts is due. For avoidance of doubt, the purchase order for the [*] will be a Fab-Related Contract. If Purchaser properly refuses to accept the [*] in accordance with the terms of the purchase order therefor, LSI will be responsible for returning the [*] to the supplier thereof and LSI will be entitled to (and Purchaser will assign to LSI the right to receive) any refund, credit, or other compensation that may be owed or provided by the supplier thereof as a result thereof.

(g) The Parties acknowledge and agree that the [*] is a Fab-Related Contract. Notwithstanding anything to the contrary herein, LSI will pay the monthly [*] and the monthly [*] (as such terms are defined in the [*]) up through the expiration of the [*] (as such term is defined in the [*]) of the [*], and the obligation to pay such monthly [*] and monthly [*] will not be an Assumed Liability.

[*]	Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(h) Each Party will, and will cause its Subsidiaries to, execute and deliver such instruments and to take such actions as are reasonably necessary in order to effect the intent of this Section 12.3.

12.4 [*] Contract

(a) With respect to the [*] Contract, at the Closing the Parties will enter into an alternative, lawful arrangement under which Purchaser (or one or more designated Subsidiaries of Purchaser) will have the right to procure [*] services under the [*] Contract after the Closing Date, which arrangement will be terminable by Purchaser upon [*] prior written notice to LSI. Such arrangement will include the following terms and will otherwise be reasonably satisfactory to LSI and Purchaser: (i) Purchaser will pay the contractual per hour charge and performance incentive payments for such [*] services payable pursuant to the [*] Contract; (ii) Purchaser will be entitled to receive any [*] received by LSI or its Subsidiaries pursuant to the [*] Contract; and (iii) LSI will pay any [*] charges payable pursuant to the [*] Contract.

(b) During the effectiveness of the arrangements described in clause (a) above, and subject to the provisions of Section 12.4(a), Purchaser will, at its own expense, act as the agent of LSI (or its Subsidiary) in submitting forecasts and orders to [*] Inc. Each of LSI and Purchaser will, and will cause its respective Subsidiaries to, take such actions, in connection with the [*] Contract, as are reasonably necessary so that LSI and its Subsidiaries will remain at all times in compliance in all material respects with their obligations under the [*] Contract (other than any [*] or contract cancellation provisions or obligations relating to the assignment of such Contract to Purchaser). LSI will not, and will cause its Subsidiaries not to, amend the [*] Contract or waive any material right thereunder without the prior written consent of Purchaser, which will not be unreasonably withheld, conditioned, or delayed.

12.5 Release. Purchaser, for itself and its agents, affiliates, successors, and assigns, hereby releases and forever discharges Sellers and their agents, affiliates, successors, and assigns from any and all rights, claims, and demands at law or in equity for damages, contribution, indemnity, or cost recovery, whether known or unknown on the Signing Date or the Closing Date, which Purchaser has or may have in the future arising out of the environmental condition of the Gresham Facilities Real Property (or any event occurring or circumstance existing with respect thereto) on or before August 6, 1995, including any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et. seq.) or any other Environmental Law, but excluding any claims arising out of any breach by LSI of this Agreement, any claims for indemnification pursuant to Section 11 of this Agreement, or any claims for common law intentional fraud by Sellers. The foregoing release will not apply to any statutory right under any law, including any Environmental Law, to investigate any Environmental Liability or potential Environmental Liability if Purchaser, acting in good faith, believes that such Environmental Liability or potential Environmental Liability may be, in whole or in part, a Retained Liability or neither a Retained Liability nor Purchaser’s Liability, and provided further that such release does not limit or preclude Purchaser’s rights or ability to obtain from Sellers and their agents, affiliates, successors, and assigns information, data, documents, or testimony through litigation or arbitration, whether directly or by third-party process, or to take any other actions as may be necessary or appropriate for Purchaser to evaluate, develop, respond to, or defend any claims or potential claims of any sort related to the Gresham Facilities Real Property, whether or not such claims arise from the environmental or other condition of the Gresham Facilities Real Property before, on, or after August 6, 1995. The foregoing release does not apply to any rights, claims, or demands at law to the extent arising out of the environmental condition of, or out of activities at or management or operation of, real property adjoining the Gresham Facilities Real Property on or after the date of LSI’s or any of its Subsidiaries’ acquisition of such adjoining real property. For the foregoing purposes (but without in any way expanding the scope of the foregoing release), Purchaser hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other state, territory or jurisdiction (if and to the extent that they would otherwise be applicable to the release set forth in this paragraph). Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Purchaser hereby specifically acknowledges that it has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

Semiconductor Components Industries, LLC

By:	/s/ SONNY H. CAVE

12.6 Strategic Investment Program. On or before the date that is six months after the Closing Date, LSI will (a) repay in full any amounts outstanding in respect of the SIP Bonds or Related Documents, and (b) terminate or cause to be terminated the Security Lease between LSI (as Lessor) and the State of Oregon Economic Development Department and State Treasurer (as Lessee) and the Operating Lease between the State of Oregon Economic Development Department and State Treasurer (as Lessor) and LSI (as Lessee) and use reasonable efforts to deliver to Purchaser a recordable instrument evidencing such termination. Prior to the completion of such actions, LSI will not, and will cause its Subsidiaries not to, cause or permit any interest in the SIP Bonds and Related Documents to be transferred to any Person who does not hold an interest in the SIP Bonds and Related Documents on the Closing Date.

13.	MISCELLANEOUS

13.1 Time of Essence. Time is of the essence in this Agreement.

13.2 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

13.3 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of California, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California.

13.4 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Party):

if to Purchaser:

Semiconductor Components Industries, LLC

5005 E. McDowell Road, M/S A700

Phoenix, Arizona 85008

Attention: General Counsel

Facsimile: (602) 244-5601

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Paul J. Shim

Facsimile: (212) 693-9762

if to LSI:

LSI Logic Corporation

1621 Barber Lane, M/S D-106

Milpitas, CA 95035-7458

Attention: General Counsel

Facsimile: (408) 433-6896

with a copy to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Eric Reifschneider

Facsimile: (650) 849-7400

13.5 Public Announcements. Except as may be required by any Legal Requirement, no Party will (and no Party will permit any of its advisors, representatives, or subsidiaries to) issue any press release or make any public statement regarding this Agreement or any of the Contemplated Transactions, without the other Party’s prior written consent.

13.6 Costs and Expenses of Transaction. Except as may be otherwise expressly provided in this Agreement or any of the Ancillary Agreements, each Party will pay all costs and expenses incurred by it or its subsidiaries in connection with this Agreement, the Ancillary Agreements, and the Contemplated Transactions.

13.7 Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily, involuntarily, by way of merger, or otherwise) to any other Person without the prior written consent of the other Party; provided, however, that (a) LSI may, before or after the Closing, (i) assign any of its rights under this Agreement to any of its wholly-owned Subsidiaries, if such Subsidiary agrees in writing to be jointly and severally liable with LSI for the performance by LSI of its obligations under this Agreement and (ii) pledge or grant any security interest in any of its rights under this Agreement to any Person in order to secure indebtedness; and (b) Purchaser may, before the Closing, assign the right to purchase all or any portion of Sellers’ right, title, and interest in and to any of the Specified Assets to any other wholly-owned Subsidiary of ON if such other Subsidiary agrees in writing to be jointly and severally liable with Purchaser for the performance by Purchaser of its obligations under this Agreement and the Ancillary Agreements.

13.8 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any employee of LSI or to any other Person other than the Parties.

13.9 Severability. If any provision of this Agreement, or the application of such provision to any Person or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

13.10 Entire Agreement. This Agreement, the Confidentiality Agreement (which remains in full force and effect, except that at Closing, the restrictions therein will cease to apply insofar as they relate to the Fab Information), and the Ancillary Agreements set forth the entire understanding of the Parties and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof and thereof.

13.11 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

13.12 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of all Parties.

13.13 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

13.14 Land Use Notice. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 197.352). BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES, THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 197.352).

13.15 Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections,” “Schedules,” and “Exhibits” are intended to refer to Sections of and Schedules and Exhibits to this Agreement.

(f) The table of contents of this Agreement and the bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

[REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

The Parties have caused this Agreement to be executed as of the Signing Date.

LSI Logic Corporation		Semiconductor Components Industries, LLC

By:	/s/ BYRON LOOK	By:	/s/ DONALD COLVIN

Name:	Byron Look	Name:	Donald Colvin

Title:	Executive Vice President & Chief Financial Officer	Title:	Chief Financial Officer

EXHIBIT A

Certain Definitions

Attached below.

[*] Portions denoted with an asterisk in this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement:

“Accrued Paid Time Off” has the meaning set forth in Section 4.1(a)(ii).

“Accrued Paid Time Off Amount” means an amount equal to the accrued liability with respect to Accrued Paid Time Off that would be shown on a balance sheet of LSI prepared as of the Closing Date in accordance with U.S. generally accepted accounting principles; provided that such accrued liability will be calculated with respect to each Hired Employee using such Hired Employee’s base salary or wage rate as in effect on the Closing Date plus scheduled overtime (including employer Tax owed thereon).

“Aggregate Real Property” means the Gresham Facilities Real Property and the Excluded Land.

“Allocation” has the meaning set forth in Section 1.6(a).

“ALTA Owner’s Policy of Title Insurance” means ALTA Owners Policy (10-17-92) issued by the Title Company with General Exceptions 1 through 5 deleted, containing OTIRO Endorsements No. 80 (Access), 85 (O) Arbitration, 75 (Contiguity), and 43 (Creditor’s Rights).

“ALTA Leasehold Policy of Title Insurance” means ALTA Leasehold Policy (10-17-92) issued by the Title Company with General Exceptions 1 through 5 deleted, containing OTIRO Endorsements No. 80 (Access), 85 (O) Arbitration, 75 (Contiguity), and 43 (Creditor’s Rights).

“ALTA Survey” means a survey of the Gresham Facilities Real Property that (i) meets the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and NSPS in 2005, (ii) is certified by the Surveyor in favor of the Purchaser, Purchaser’s lenders, and the Title Company, and (iii) depicts the final, approved Lot Line Adjustment or Land Division, as the case may be, and the boundaries of the [*] each with the same or substantially the same boundaries as those indicated in the sketch attached as Schedule 1 hereto.

“Agreement” means the Asset Purchase Agreement to which this Exhibit A is attached, including the Sellers Disclosure Schedule and the Purchaser Disclosure Schedule and all Schedules attached to such Asset Purchase Agreement.

“Ancillary Agreements” has the meaning set forth in Section 1.7.

“Applicable Authorities” has the meaning set forth in Section 5.2(b).

“Assignment and Assumption Agreement” has the meaning set forth in Section 1.4(c).

A-1.

“Assumed Accounts Payable” means all payment obligations arising from commitments (in the form of issued purchase orders or otherwise) to purchase or acquire Raw Materials, components, spare parts, supplies, or services, to the extent such Raw Materials, equipment, components, spare parts, supplies, or services are related to the operations of the Fab and are to be delivered to the Fab or performed for the benefit of the Fab on or after the Closing Date in the ordinary course of business. Payment obligations incurred prior to the Closing Date (even if the payments are not due until after the Closing Date) under purchase orders or other commitments for Raw Materials, equipment, components, spare parts, supplies, or services delivered to the Fab or performed prior to the Closing Date will not be included in Assumed Accounts Payable.

“Assumed Liabilities” means the following Liabilities:

(i) all Taxes, charges, fees, and expenses imposed on a Seller that Purchaser is required to bear and pay pursuant to Section 1.5;

(ii) all Assumed Accounts Payable;

(iii) all Liabilities of ON or Purchaser or any other Subsidiary of ON arising from the operation of the Fab or the use, manufacture, sale, ownership, lease, license operation, or disposition of the Specified Assets by ON or Purchaser or any other Subsidiary of ON, but not including Retained Liabilities that are Retained Liabilities pursuant to Section 1.3(b), (c), (d), or (e); and

(iv) all Liabilities arising with respect to the performance or non-performance after the Closing of obligations under any Fab-Related Contract that is assumed by ON or Purchaser (or any other Subsidiary of ON) at or after the Closing (but only to the extent such obligations are required to be performed after the assumption of such Fab-Related Contract by ON or Purchaser or any other Subsidiary of ON). Notwithstanding the foregoing, payment obligations of LSI and its Subsidiaries under any Fab-Related Contract that were incurred prior to the Closing Date (even if the payments are not due until after the Closing Date) for Raw Materials, equipment, components, spare parts, supplies, or services delivered to the Fab or performed prior to the Closing Date will not be Assumed Liabilities.

“Available Employees” means the employees of LSI (whether full-time or part-time) who are permanently based at the Gresham Facilities as of the Signing Date (including persons on maternity leave, short-term disability, or short-term or long-term leave of absence), other than the Retained Employees.

“Bonus Account” has the meaning set forth in Section 4.1(d).

“Business Day” means any day that is not a Saturday, a Sunday, or other day on which banks are required or authorized by law or executive order to be closed in New York City, New York.

“Cash Deposits” has the meaning set forth in Section 1.8(b).

“Claim Notice” has the meaning set forth in Section 11.9(a).

A-2.

“Closing” has the meaning set forth in Section 1.9.

“Closing Adjustments Certificate” has the meaning set forth in Section 1.8(b).

“Closing Cash Payment” has the meaning set forth in Section 1.4(b).

“Closing Certificates” means LSI’s Closing Certificate and Purchaser’s Closing Certificate.

“Closing Date” means the date on which the Closing actually takes place.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement between LSI and ON dated as of October 11, 2005, as it may be amended from time to time.

“Consent” means any consent, approval, or waiver.

“Contamination” means the presence of a Hazardous Substance at, in, or on the Environment.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.

“Contract” means any written, oral, or other agreement, contract, lease, deed, bill of sale, deed of trust, guaranty instrument, promissory note, letter of credit, indenture, financial instrument, insurance policy, purchase order, license, or legally binding commitment, understanding, or undertaking of any nature.

“Damages” means all losses, damages, liabilities, judgments, awards, settlements, and expenses (including costs of investigation, interest, penalties, court costs, arbitration costs and fees, witness fees, and reasonable fees and expenses of attorneys, investigators, expert witnesses, accountants, and other professionals) actually incurred or sustained by a Person, but excluding indirect, consequential, incidental, special, and punitive damages.

“Deductible Amount” has the meaning set forth in Section 11.3(a).

“Deed” means a Special Warranty Deed conveying title to the Gresham Facilities Real Property in the form of Exhibit C.

“Deposit” has the meaning set forth in Section 1.4(a).

“Discharge” means any spilling, leaking, pumping, pouring, emitting, discharging, disposing, leaching, or other release of any Hazardous Substance into the Environment, including the migration of any Hazardous Substances into the Environment and the abandonment, discharge, or disposal or any drums, tanks, or containers containing any Hazardous Substance.

A-3.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Employee Condition” [*]

“Encumbrance” means any mortgage, easement, sublease, license, tenancy, restrictive covenant, right-of-way, option, right of first offer or first refusal, restriction, right of occupancy, conditional sale agreement or other title retention agreement, deed or trust, pledge, hypothecation, security interest, encumbrance, adverse claim, lien, lease, or charge of any kind.

“End Date” has the meaning set forth in Section 10.1.

“Engineering Materials” means all personal property, software, data, and related documentation used by LSI or any of its Subsidiaries in connection with their product-related engineering activities, including engineering activities conducted at the Gresham Facilities prior to or as of the Closing Date (but excluding any item that is specifically identified on Schedule 2, 3, 4, 5, or 6).

“Environment” means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, and improvements thereon, including the sewer, septic and waste treatment, storage and disposal systems servicing the properties.

“Environmental Claim” has the meaning set forth in Section 11.9(c).

“Environmental Laws” means all Legal Requirements and Government Orders relating to (a) the Environment, including protection, pollution, Contamination, investigation, assessment or remediation of the Environment, (b) exposure of workers or third parties to Hazardous Substances, and (c) the management, generation, treatment, handling, Discharge, use, storage, or disposal of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9901 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, U.S.C. § 300f et seq., the Occupational Safety and Health Act, 42 U.S.C. § 1801 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., all as amended, and any state or local counterparts, and any regulations or rules adopted or promulgated pursuant thereto.

“Environmental Liabilities” means any liabilities: (a) arising under or relating to any Environmental Law with respect to personal injury, property damage, damage to the Environment, or any threatened or actual Discharge or Contamination (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise); or (b) arising from or related to any investigation, study, testing, removal, response, remediation, or abatement of any Discharge or Contamination that a Party or any of its Subsidiaries is required to undertake pursuant to a Governmental Order issued in connection with any Environmental Law; or (c) incurred by reason of a failure to comply with any applicable Environmental Law,

A-4.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

including any fines, penalties, and any costs or expenditures necessary to comply with Environmental Laws.

“Excess Spare Parts” means the amount of spare parts for the Fab Equipment in excess of the supply of such spare parts needed for the six months of operation of the Fab after the Closing Date, assuming that the Fab is operated in the ordinary course of business consistent with Sellers’ past practices.

“Excess Spare Parts Value” means the sum of (a) seventy-five percent (75%) of the inventoried cost (based on LSI’s accounting policies) of the Excess Spare Parts located at the Gresham Facilities as of the Closing Date that are carried as inventory on LSI’s books as of the Closing Date, and (b) fifteen percent (15%) of the expensed cost (based on LSI’s accounting policies) of the Excess Spare Parts located at the Gresham Facilities as of the Closing Date that are not carried as inventory on LSI’s books as of the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 1.2.

“Excluded Contract” means (a) each Shared Contract; (b) each Contract between LSI (or any of its Subsidiaries) and any employee of LSI, (c) each insurance policy held by LSI or any of its Subsidiaries, (d) any Contract related to the licensing or maintenance of the third-party software identified in Schedule 11 (except to the extent the Parties agree otherwise in writing); (e) the [*] Contract, and (f) each of the Contracts identified on Schedule 13.

“Excluded Information” means (i) all data, reports, analyses, databases, know-how, and other information, however created or existing, including in books, ledgers, records, files, lists, correspondence, invoices, billing records, or other manner of documentation in any form or medium, pertaining to LSI’s or its Subsidiaries’ Intellectual Property Rights or LSI products, technologies, financial affairs, business dealings, or other activities, whether conducted at the Gresham Facility or elsewhere, that is not specifically described as Fab Information, and (ii) all Third Party Intellectual Property.

“Excluded Land” means (a) if the Parties do not proceed with the Partial Sale Alternative, the real property owned by any of the Sellers in Gresham, Oregon that is not included in the description of the Gresham Facilities Real Property in the Deed, or (b) if the Parties proceed with the Partial Sale Alternative, the real property owned by any of the Sellers in Gresham, Oregon other than the Existing Legal Parcels and the Residual Property (as the same may have been reconfigured during the Lot Line Adjustment or Land Division process).

“Existing Legal Parcels” has the meaning set forth in Section 5.2(a).

“Fab” means the portion of the Gresham Facilities used to conduct LSI’s semiconductor wafer fabrication operations.

“Fab Equipment” means all (a) the semiconductor wafer fabrication equipment identified on Schedule 2, (b) any other semiconductor wafer fabrication equipment owned by Sellers and located at the Gresham Facilities as of the Closing Date other than the Retained

A-5.

Equipment, (c) the wafer sort equipment, testers, and probers identified on Schedule 3, and (d) any other wafer sort equipment, testers, and probers owned by Sellers and located at the Gresham Facilities as of the Closing Date other than the Retained Equipment.

“Fab Information” means all data, reports, analyses, databases, know how, and other information, however created or existing, including in books, ledgers, records, files, lists, records, or other manner of documentation in any form or medium, pertaining solely to the operational activities of the Fab, including maintenance of the Specified Assets, but excluding therefrom (a) personnel files, except as set forth in the second sentence of Section 4.1(c), (b) any information that describes or reveals, in whole or in part, any process technology used or any product engineered, manufactured, or tested at the Fab or elsewhere for LSI, (c) any Licensed Intellectual Property, and (d) any Third Party Intellectual Property.

“Fab Intellectual Property” means Sellers’ Intellectual Property Rights (other than Patents and Trademarks) in the Fab Software.

“Fab IT Equipment” means (a) the factory automation and other IT equipment identified on Schedule 4, and (b) any other factory automation or other IT equipment owned by Sellers and located at the Gresham Facilities as of the Closing Date other than the Retained Equipment and the Retained Employee Assets.

“Fab Operations” means the operations and activities of Sellers and any of their Subsidiaries at the Gresham Facilities Real Property prior to the Closing Date.

“Fab Raw Materials Inventory” means Raw Materials inventory located at the Gresham Facilities as of the Closing Date.

“Fab-Related Contracts” means (i) the Seller Contracts identified on Schedule 8; (ii) each other Seller Contract relating exclusively to Sellers’ operation of the Fab that is not a Significant Fab-Related Contract, including any such Seller Contract that is executed or entered into on behalf of a Seller on or after the Signing Date and prior to the Closing in the ordinary course of business or with the approval of Purchaser, but excluding any Excluded Contract; and (iii) any other Seller Contract that the Parties expressly agree in writing will be assigned to and assumed by Purchaser at the Closing.

“Fab-Related Government Permits” means the permits, approvals, consents, certificates of occupancy, orders, grants, authorizations, and licenses of Sellers, to the extent that such permits, approvals, consents, certificates of occupancy, orders, grants, authorizations, and licenses (a) are issued by a Government Authority and (b) relate to Sellers’ ownership, use, or operation of the Gresham Facilities Real Property or the Specified Assets.

“Fab Software” means the software identified in Schedule 5, to the extent such software is used by Sellers at the Gresham Facilities in connection with their operation of the Fab as of the Closing Date, but excluding any third-party software licensed to any Seller.

“Fab Tangible Personal Property” means (a) the Fab Equipment; (b) the Fab IT Equipment; (c) all spare parts for the Fab Equipment and Fab IT Equipment that are owned by Sellers and located at the Gresham Facilities as of the Closing Date; (d) the Fab Raw Materials

A-6.

Inventory; and (e) all furniture, machinery, and other tangible personal property that is owned by Sellers and located at the Gresham Facilities as of the Closing Date, other than the Engineering Materials, Tooling, Retained Equipment, Retained Employee Assets, finished goods or work-in-process inventory (including RapidChip® Slices), and any other tangible personal property that is an Excluded Asset.

“Facilities Use Agreement” has the meaning set forth in Section 1.7(d).

“Final Installment Date” has the meaning set forth in Section 1.4(d).

“Final Installment Payment” has the meaning set forth in Section 1.4(d).

“First Deed” has the meaning set forth in Section 5.3(a).

“Government Authority” means any (a) nation, state, province, county, municipality, or other governmental jurisdiction of any nature, or (b) federal, state, local, municipal, foreign, or other government regulatory or administrative authority, agency or commission or any court, or self-regulatory organization, tribunal, or judicial body operating under the authority of any of the foregoing and any instrumentality of any of the foregoing.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, or award issued, promulgated, or entered by any Government Authority.

“Gresham Facilities” means Sellers’ facilities located at 23400 NE Glisan, Gresham, Oregon, consisting of the following buildings: Wafer Fab Building, CP1 Building, Office Building, Energy Center 1, Energy Center 2, and Acid Waste Plant.

“Gresham Facilities Real Property” means (a) the land under and around the Gresham Facilities and parking lots, as ultimately determined by the Lot Line Adjustment or the Land Division, which is expected to consist of approximately 83 acres as described in the drawing attached hereto as Schedule 1, excluding the area indicated on Schedule 1 as “P.G.E. 5.510 ACRES”, and (b) the Gresham Facilities, including any real property in the form of fixtures and improvements to the Gresham Facilities as of the Closing Date).

“Ground Lease” has the meaning set forth in Section 5.3(b).

“Hazardous Substance” means any contaminant or pollutant; toxic, radioactive or hazardous waste, chemical, substance, material or constituent; asbestos or asbestos-containing material; polychlorinated biphenyls (PCBs); paint containing lead or mercury; natural or liquefied gas; flammable, explosive, corrosive, radioactive, medical, and infectious waste; and oil or other petroleum product, byproduct, or waste, all as defined in Environmental Laws.

“Hired Employee” has the meaning set forth in Section 4.1(b).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder.

“Indemnified Party” has the meaning set forth in Section 11.9(a).

A-7.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Indemnifying Party” has the meaning set forth in Section 11.9(a).

“[*] Contract” means [*] Outsourcing Agreement between LSI and [*] Inc., dated [*], as amended.

“Intellectual Property Rights” means all (a) Patents, (b) copyrights (whether or not registered) and mask work rights, (c) trade secrets, (d) Trademarks, (e) other types of legally recognized rights in intangible assets, and (f) applications for any of the foregoing.

“IP License Agreement” has the meaning set forth in Section 1.7(b).

“knowledge” means, (i) with respect to LSI, the actual knowledge of any of the individuals listed on Schedule 15(a), and (ii) with respect to Purchaser, the actual knowledge of any of the individuals listed on Schedule 15(b).

“Land Division” has the meaning set forth in Section 5.2(b).

“Legal Requirement” means any law, rule, or regulation of any Government Authority.

“Liability” means any debt, liability, or obligation, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off- balance sheet, including (i) those arising under any Legal Requirement or Governmental Order, (ii) those arising in connection with any litigation, complaint, claim, demand, action, cause of action, suit, arbitration, inquiry, proceeding, or investigation by or before any Government Authority, and (iii) those arising under any Contract or otherwise.

“Licensed Intellectual Property” means the Intellectual Property Rights to be licensed to Purchaser and another Subsidiary of ON pursuant to the IP License Agreement.

“Long-Term Supply Contract” means each of the Contracts listed on Schedule 7, including any amendments, modifications, and collateral documents associated therewith by which the parties thereto have mutually intended to bind themselves, in each case as listed on Schedule 7.

“Lot Line Adjustment” has the meaning set forth in Section 5.2(b).

“LSI” has the meaning set forth in the preamble of the Agreement.

“LSI Gresham Sub” has the meaning set forth in the preamble of the Agreement.

“LSI Knowledge Group” means the persons identified on Schedule 15(a).

“LSI’s Closing Certificate” has the meaning set forth in Section 1.10(a)(ix).

“Matter” means any claim, demand, dispute, action, suit, proceeding, investigation, or other similar matter.

“Memorandum of Lease” has the meaning set forth in Section 5.3(c).

A-8.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Minimum Employment Terms” has the meaning set forth in Section 4.1(a).

“ON” has the meaning set forth in the preamble of the Agreement.

“ON Debt Instrument” means any Contract creating, evidencing, or otherwise relating to any indebtedness for money borrowed, any guaranty of any indebtedness for money borrowed, or any security interest, pledge, mortgage, deed of trust, or other Encumbrance, in each case securing indebtedness for money borrowed, (a) to which ON or any of its Subsidiaries is a party, or (b) by which ON or any of its Subsidiaries, or any asset of ON or any of its Subsidiaries, is bound.

“ON SEC Documents” has the meaning set forth in Section 3.1(a).

“Other Specified Manufacturing Equipment” means the specific items of manufacturing equipment owned by Sellers that are identified on Schedule 6.

“Partial Sale Alternative” has the meaning set forth in Section 5.3.

“Parties” has the meaning set forth in the preamble of the Agreement.

“Patents” means any and all patent applications and patents (including letters patent, industrial designs, and inventor’s certificates), design registrations, invention disclosures, and applications to register industrial designs that issue, and any and all rights to any of the foregoing anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations in part (or in whole), continued prosecution applications, requests for continued examination, and other similar filings or notices provided for under the laws of the United States, or of any other country.

“Permitted Encumbrances” means (i) any lien for current Taxes that are not yet due and payable; (ii) minor Encumbrances that do not, individually or in the aggregate, materially interfere with or impair the ownership or continued use (in the ordinary course of business consistent with past practice) of the assets to which they relate; (iii) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, workers’ compensation, unemployment insurance, or similar programs mandated by applicable Legal Requirements; (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics, and materialmen, arising in the ordinary course of business, to secure claims for labor, materials, or supplies, and other like liens, in each case for amounts not yet due and payable; (v) with respect to the Gresham Facilities Real Property, any Encumbrance (A) disclosed in the Preliminary Title Report or in the draft of the ALTA Survey attached hereto as Exhibit M or (B) of which Purchaser receives notice during the Pre-Closing Period and that would not reasonably be expected to have a Seller Material Adverse Effect; (vi) with respect to the Gresham Facilities Real Property, the [*]; and (vii) any Encumbrance that is deemed to be a Permitted Encumbrance pursuant to Section 10.1.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society, or Government Authority.

A-9.

“Personal Property Taxes” has the meaning set forth in Section 1.8(a)(ii).

“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Pre-Paid Expenses” means all amounts paid by LSI or any of its Subsidiaries prior to the Closing Date for services to be performed or provided, in whole or in part, after the Closing Date, to the extent that such services will be performed under Fab-Related Contracts that are assigned to Purchaser (or ON or any other Subsidiary of ON) at the Closing or that Purchaser (or ON or any other Subsidiary of ON) will otherwise receive the benefit of such services after the Closing Date.

“Preliminary Title Report” means the preliminary title report issued by the Title Company and attached to the Agreement as Exhibit K.

“Product Intellectual Property” means all Intellectual Property Rights of LSI and its Subsidiaries in (a) integrated circuit designs or portions thereof (including cores, cells, and libraries), at any level of abstraction and in any form of expression (including netlists and GDSII files), and (b) any other products that have been or are being developed, designed, manufactured, marketed, or sold by LSI or any of its Subsidiaries or that are on LSI’s product roadmap.

“Purchaser” has the meaning set forth in the preamble of the Agreement.

“Purchaser Credit” has the meaning set forth in Section 1.8(b).

“Purchaser Indemnified Persons” has the meaning set forth in Section 11.2.

“Purchaser Knowledge Group” means the persons identified on Schedule 15(b).

“Purchaser Material Adverse Effect” means a material adverse effect on the ability of ON, Purchaser, or any of ON’s other Subsidiaries to perform in a timely manner any of its obligations under this Agreement.

“Purchaser Disclosure Schedule” means the disclosure schedule delivered by Purchaser to LSI contemporaneously with the execution and delivery of the Agreement.

“Purchaser’s Closing Certificate” has the meaning set forth in Section 1.10(b)(v).

“RapidChip® Slice” means a partially manufactured integrated circuit in which all silicon-based layers have been built based upon LSI’s proprietary RapidChip® technology but which does not include the top metal layers.

“Raw Materials” means any material or substance, or combination of materials or substances, in any form that is incorporated into or used to produce any product produced or to be produced at the Fab, including silicon wafers, gasses, chemicals, and deposition targets, and including any material that may be removed from or used to remove another material from any product that is produced or to be produced at the Fab.

“Real Property Taxes” has the meaning set forth in Section 1.8(a)(i).

A-10.

“Residual Real Property” has the meaning set forth in Section 5.2(a).

“Retained Employees” means the employees of LSI identified on Schedule 14 and each employee hired by LSI during the Pre-Closing Period and designated by LSI as a “Retained Employee”; provided that an employee hired during the Pre-Closing Period who has been designated an Available Employee by agreement of the Parties may not thereafter be designated as a Retained Employee.

“Retained Equipment” means the items of equipment and other tangible personal property located at the Gresham Facilities that are identified on Schedule 9 and the associated spare parts.

“Retained Employee Assets” means the equipment and other tangible personal property located at the Gresham Facilities as of the Closing Date that is used primarily by any of the Retained Employees, including the equipment and other items identified on Schedule 10, but excluding any equipment or other item listed on Schedule 2, Schedule 3, or Schedule 4.

“Retained Liabilities” has the meaning set forth in Section 1.3.

“Retained Software” means the software identified in Schedule 16.

“SEC” means the United States Securities and Exchange Commission.

“Second Deed” has the meaning set forth in Section 5.3(f)(ii).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” or “Sellers” has the meaning set forth in the preamble of the Agreement.

“Seller Contract” means any Contract to which any Seller is a party or by which any Seller is bound.

“Seller Credit” has the meaning set forth in Section 1.8(b).

“Sellers Disclosure Schedule” means the disclosure schedule delivered by LSI to Purchaser contemporaneously with the execution and delivery of the Agreement.

“Seller Indemnified Persons” has the meaning set forth in Section 11.4.

“Seller Material Adverse Effect” means a material adverse effect on (i) the operational capability and performance of the Gresham Facilities, such that, upon the Closing, the Gresham Facilities cannot reasonably be used under normal operating conditions to perform the obligations of Purchaser under the Wafer Supply Agreement in material compliance with the

A-11.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

standards and requirements set forth in the Wafer Supply Agreement, or (ii) the Assumed Liabilities such that the aggregate amount of the Assumed Liabilities increases by $[*] or more.

“[*]” means [*] Inc.

“Shared Contract” means any Contract to which a Seller is a party pursuant to which another party to such Contract, in addition to performing services or supplying goods or materials to such Seller for such Seller’s business, also performs such or similar services or supplies such or similar goods or materials to support the ordinary course operational activities of the Fab.

“Significant Fab-Related Contracts” means (a) the Long-Term Supply Contracts and (b) any other Fab-Related Contract that (i) requires payments on the part of such Seller in the aggregate amount of at least $150,000 between the Closing Date and the expiration date of such Fab-Related Contract, or (ii) contains any term or provision that restricts the right of LSI or any of its Subsidiaries to engage in any business in any territory or to compete with any Person, or (iii) provides for the sale of or preferential right to purchase any material Specified Assets, or (iv) provides for a joint venture, partnership, or other profit-sharing arrangement. As used above, “expiration date” of a Fab-Related Contract means the earliest of the following dates: (x) the date on which such Fab-Related Contract will expire by its terms, and (y) the first date on which such Fab-Related Contract could be terminated by the Seller that is a party thereto without incurrence by such Seller of material termination costs or penalties, and (z) in the case of a purchase order or other Contract that does not have a stated term, the earliest date by which such Seller would reasonably be expected to have fully performed its payment obligations under such Contract.

“Signing Date” has the meaning set forth in the introductory paragraph of the Agreement.

“SIP” means the State of Oregon ‘Strategic Investment Program,’ including the Strategic Investment Program Contract between Multnomah County, Oregon, City of Gresham, Oregon and LSI Logic Corporation, dated August 3, 1995.

“SIP Bonds and Related Documents” means the $200,000,000 State of Oregon Economic Development Revenue Bonds (Strategic Investment Program – LSI Logic Corporation) Series 1995 and the related Loan Agreement dated as of August 31, 1995 between the State of Oregon and LSI Logic Corporation, Trust Agreement between First Interstate Bank of Oregon, N.A. (as trustee) and the State of Oregon, dated as of August 31, 1995, the Security Lease and Operating Lease as referred to in Section 12.6 and related documents.

“Specified Assets” has the meaning set forth in Section 1.1.

“Specified Employees” has the meaning set forth in Section 4.1(a).

“Subsequent Closing” has the meaning set forth in Section 5.3(f).

“Subsidiary” of any Person means any other Person of which (or in which) an amount of the voting securities or other voting ownership interests sufficient to elect at least a majority of such other Person’s board of directors or other governing body (or, if there are no voting interests, more than 50% of the equity interests of which) is directly or indirectly owned or controlled by such first Person.

A-12.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Survey” means the survey produced by the Surveyor in connection with LSI’s application to the Gresham, Oregon local planning authorities for the Lot Line Adjustment.

“Surveyor” means Westlake Consultants, Inc.

“Taxes” means all taxes, however denominated, that are imposed by any Governmental Authority with taxing power, including income, gross receipts, windfall, excess profits, severance, property, production, sales, use, transfer, license, excise, franchise, employment, occupation, workers’ compensation, withholding, environmental, customs duty, capital stock, stamp, payroll, unemployment, social security, disability, excise, production, value added, escheat, occupancy, or other taxes, duties or assessments of any kind (including assessments, taxes, fees, or other charges imposed by any taxing authority which are based on the use or ownership of real property), together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Third Party Claim” has the meaning set forth in Section 11.9(a).

“Third-Party Intellectual Property” means any software, or any other intellectual property or intangible asset owned by a third party, that is used by Sellers at the Gresham Facilities, including the third-party software identified on Schedule 11.

“Title Company” means Transnation Title Insurance Company.

“Tooling” means the masks, jigs, probe cards, test programs, and other product-specific tooling, boards and data files, and the other product-specific tangible and intangible assets that are used, or intended for use, for or with the manufacture or test of the integrated circuits and other LSI products manufactured by Sellers at the Fab.

“Trademarks” means trademarks, trade dress, service marks, certification marks, logos and trade names, other indications of origin, and the goodwill associated with the foregoing.

“Transition Bonus Program” has the meaning set forth in Section 4.1(a)(iv).

“Transition Services Agreement” has the meaning set forth in Section 1.7(c).

“[*]” means that certain real estate lease between LSI and [*] dated [*], as amended through the Signing Date.

“[*]” means the [*] between [*] and LSI Logic Corporation dated [*], as amended by [*] and [*].

“Wafer Supply Agreement” has the meaning set forth in Section 1.7(a).

“WARN Act” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. (1988), as amended, and any similar Legal Requirement under state or local law.

“Wastewater Permit” means the Industrial Pretreatment Program Wastewater Discharge Permit No. 322.

A-13.

TABLE OF EXHIBITS AND SCHEDULES1

Exhibit A	Certain Definitions

Exhibit B	Form of Assignment and Assumption Agreement

Exhibit C	Form of Deed

Exhibit D	Form of Wafer Supply Agreement

Exhibit E	Form of Intellectual Property License Agreement

Exhibit F	Form of Transition Services Agreement

Exhibit G	Form of Facilities Use Agreement

Exhibit H	Form of Master Nondisclosure Agreement

Exhibit I	Form of Bill of Sale

Exhibit J	Form of Seller’s Affidavit for Title Insurance

Exhibit K	Preliminary Title Report

Exhibit L-1	Transition Bonus Program Plan

Exhibit L-2	Transition Bonus Program Data

Exhibit M	Draft of ALTA Survey

Schedule 1	Gresham Facilities Real Property Drawing

Schedule 2	Fab Tangible Personal Property – Wafer Fabrication Equipment

Schedule 3	Fab Tangible Personal Property – Wafer Sort Equipment, Testers, and Probers

Schedule 4	Fab Tangible Personal Property – Factory Automation and Other IT Equipment

Schedule 5	Fab Intellectual Property – Fab Software

Schedule 6	Other Specified Manufacturing Equipment

Schedule 7	Long-Term Supply Contracts

Schedule 8	Certain Fab-Related Contracts

Schedule 9	Retained Equipment

Schedule 10	Retained Employee Assets

Schedule 11	Third-Party Software

Schedule 12	Additional Excluded Assets

Schedule 13	Other Excluded Contracts

Schedule 14	Retained Employees

Schedule 15(a)	LSI Knowledge Persons

Schedule 15(b)	Purchaser Knowledge Persons

Schedule 16	Retained Software

[1]	The schedules are omitted since they are not material.

EXHIBIT B

Form of Assignment and Assumption Agreement

Attached below.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment and Assumption Agreement”) is being entered into as of the Closing Date, by and between: SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (“SCI”); LSI LOGIC CORPORATION, a Delaware corporation (“LSI”); and LSI LOGIC MANUFACTURING SERVICES, INC., a Delaware corporation and a wholly-owned subsidiary of LSI (“LSI Gresham Sub”). In this Agreement, LSI and LSI Gresham Sub are referred to collectively as “Sellers.” In the event of a conflict between the terms hereof and the terms of the Asset Purchase Agreement (as defined below), the terms of the Asset Purchase Agreement will govern. Certain other capitalized terms used herein without definition will have the meanings given to them in the Asset Purchase Agreement (as defined below).

RECITALS

A. SCI and LSI are parties to an Asset Purchase Agreement dated April     , 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its Subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its Subsidiaries.

B. This Assignment and Assumption Agreement is being entered into pursuant to the Asset Purchase Agreement.

AGREEMENT

Sellers and SCI, intending to be legally bound, agree as follows:

1. Assignment. Sellers do hereby assign to SCI all of Sellers’ rights as of the Closing Date under the Fab-Related Contracts and the Fab-Related Government Permits, including the Wastewater Permit, provided, however, that, notwithstanding anything to the contrary contained in this Assignment and Assumption Agreement, in the Asset Purchase Agreement, or in any Ancillary Agreements, no Seller is assigning any rights under any Fab-Related Contract or Fab-Related Government Permit (other than the Wastewater Permit) if (i) a Consent is required to be obtained from any Person in order to permit the sale or transfer to Purchaser of a Seller’s rights under such Fab-Related Contract or Fab-Related Government Permit, and (ii) such Consent has not been obtained as of the Closing Date.

2. Assumption of Liabilities. SCI hereby assumes, and agrees to cause to be timely discharged, duly paid, and duly satisfied, each of the Assumed Liabilities.

3. No Representations. SCI and each Seller acknowledges that neither Sellers nor SCI is making any representations or warranties whatsoever, implied or otherwise, under this Assignment and Assumption Agreement.

1

4. Governing Law. This Assignment and Assumption Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

5. No Limitation on Rights or Remedies. Nothing in this Assignment and Assumption Agreement is intended to limit any of the rights or remedies available to any of the parties under the Asset Purchase Agreement or any of the other Ancillary Agreements.

6. Amendments. This Assignment and Assumption Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of each party hereto.

7. No Third-Party Beneficiaries. Nothing in this Assignment and Assumption Agreement, express or implied, shall confer upon any Person, other than a party to this Assignment and Assumption Agreement or a party’s successors and assigns, any right or remedy of any nature or kind whatsoever under or by reason of this Assignment and Assumption Agreement.

8. Counterparts. This Assignment and Assumption Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

2

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed as of the Closing Date.

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:
Name:
Title:

LSI LOGIC CORPORATION

By:
Name:
Title:

LSI LOGIC MANUFACTURING SERVICES, INC.

By:
Name:
Title:

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EXHIBIT C

Form of Deed

Attached below.

LSI Logic Manufacturing Services, Inc., Grantor

Semiconductor Components Industries, LLC, Grantee

Until a change is requested, all

tax statements shall be sent to the

following address:

Semiconductor Components Industries, LLC
5005 E. McDowell Road, MS C 200
Phoenix, Arizona 85008
Attention:

After recording, return to:

Semiconductor Components Industries, LLC
5005 E. McDowell Road, MS C 200
Phoenix, Arizona 85008
Attention:

SPECIAL WARRANTY DEED—STATUTORY FORM

LSI LOGIC MANUFACTURING SERVICES, INC. a Delaware corporation, Grantor, conveys and specially warrants to SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company, Grantee, the real property described on Exhibit A, attached hereto and by reference incorporated herein, free of encumbrances created or suffered by the Grantor, except as specifically set forth on Exhibit B, attached hereto and by reference incorporated herein.

The true consideration for this conveyance is                      and No/100 Dollars ($            ).

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 197.352. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS

Page 1 - SPECIAL WARRANTY DEED—STATUTORY FORM

DEFINED IN ORS 30.930 AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 197.352.

DATED this      day of                     , 2006.

LSI Logic Manufacturing Services, Inc., a
Delaware corporation

By:
Name:
Title:

STATE OF	)
) ss.
County of	)

The foregoing instrument was acknowledged before me this      day of                     , 2006, by                             , as                      of LSI Logic Manufacturing Services, Inc., a Delaware corporation

Notary Public for
My commission expires:

Page 2 - SPECIAL WARRANTY DEED—STATUTORY FORM

Exhibit A

[Legal Description]

Page 3 - SPECIAL WARRANTY DEED—STATUTORY FORM

Exhibit B

[Title Exceptions]

Page 4 - SPECIAL WARRANTY DEED—STATUTORY FORM

EXHIBIT D

Form of Wafer Supply Agreement

Attached below.

[*] Portions denoted with an asterisk in this agreement (and its related exhibits and attachments) have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

WAFER SUPPLY AND TEST SERVICES AGREEMENT

THIS WAFER SUPPLY AND TEST SERVICES AGREEMENT (the “Agreement”) is entered into as of Effective Date by and between SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company with its principal place of business at 5005 East McDowell Road, Phoenix, Arizona 85008 (“SCI”), and LSI LOGIC CORPORATION, a Delaware corporation with its principal place of business at 1621 Barber Lane, Milpitas, CA 95035 (“LSI”). In this Agreement, LSI and SCI are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”

RECITALS

A. SCI and LSI are parties to an Asset Purchase Agreement dated April 5, 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its subsidiaries.

B. LSI and its subsidiaries, including LSI Logic HK Holdings, desire to receive from SCI, and SCI agrees to provide to LSI and its subsidiaries, including LSI Logic HK Holdings, certain wafer supply, test, and related services to be performed by SCI at the semiconductor wafer fabrication facilities in Gresham, Oregon.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Asset Purchase Agreement. For purposes of this Agreement:

1.1 “Change of Control” means, with respect to a Party (or ON), the occurrence of any of the following events: (a) any consolidation or merger of such Party (or ON) with or into any other entity in which the holders of such Party’s (or ON’s) outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer, or assignment of securities of such Party (or ON) representing a majority of the voting power of all of such Party’s (or ON’s) outstanding voting securities to an acquiring party or group, in a single transaction or a series of related transactions; or (c) the sale of all or substantially all of such Party’s (or ON’s) assets. In addition, in the case of SCI, a

1

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Change of Control” also means and includes any transaction or series of transactions as a result of which ON no longer has the power or authority to control and direct the business or affairs of SCI.

1.2 “COT Wafers” means Wafers designed and/or manufactured in connection with LSI’s customer owned tooling program.

1.3 “Die” means an individual integrated circuit product as fabricated or to be fabricated on a silicon Wafer.

1.4 “Effective Date” means the Closing Date.

1.5 “Gflx™ Process Technology” means the 0.11 micron process technology jointly developed by LSI and TSMC that is commonly referred as the “Gflx” process technology.

1.6 “Hot Lot” means an expedited level of manufacturing Wafer Lots that is considered to be a priority 2 level of processing that results in cycle times shorter than the standard cycle time but longer than the cycle time for Super Hot Lots.

1.7 “In-Process Wafers” has the meaning set forth in Section 2.4.

1.8 “Licensed Material” means all information and materials (including process technology and specifications, recipes and procedures related to the design, manufacture, testing, quality, functionality and performance of the Products or the provision of the Services), owned by LSI (or with respect to the applicable portions of the Gflx Process Technology, licensed to LSI by TSMC) and furnished by LSI to SCI for use in connection with the manufacture of the Products or the performance of the Services, including the Specifications, mutually agreed upon updates and amendments to the foregoing, and the Tooling

1.9 “LSI’s Requirements” means the quantity and type of Products and Services that are actually ordered by LSI or its Subsidiaries pursuant to this Agreement, subject to the limitations on Orders described in Sections 4.1, 4.2, 4.3, and 4.4.

1.10 “Metallization Processing” means the step in the fabrication of a Wafer in which proper interconnection of circuit elements is made.

1.11 “ON” means ON Semiconductor Corporation, a Delaware corporation and SCI’s parent company.

1.12 “On-Time Delivery” means between [*] prior to the LSI requested delivery date and [*] later than LSI’s requested delivery date; provided however, that up to [*] of deliveries in any [*] can be delivered [*] than LSI’s requested delivery date and ON will still be considered to have satisfied its On-Time Delivery obligations.

1.13 “Order” has the meaning set forth in Section 4.6.

1.14 “Products” means semiconductor Wafer products, in Die in Wafer form

2

(“DWF”) or Wafers as Ordered by LSI, (a) of the type currently being manufactured at the Gresham Facilities as of the Effective Date, (b) that are capable of being manufactured at the Gresham Facilities based on the Wafer fabrication process technologies for which the Gresham Facilities are currently qualified as of the Effective Date (including LSI’s C9, G10, G11, G12, CMOS35, CMOS25, and CMOS18 process technologies and, as set forth in Section 2.6(a) the Gflx™ Process Technology as in intended to be qualified), and includes COT Wafers and RapidChip® Products, and (c) semiconductor Wafer products that are capable of being manufactured at the Gresham Facilities based on Wafer fabrication process technologies for which the Gresham Facilities are qualified after the Effective Date. Any semiconductor Wafer products that SCI agrees to manufacture or process at the Gresham Facilities for LSI or its Subsidiaries during the term of this Agreement will automatically be deemed included in the definition of “Products.”

1.15 “Proprietary Rights” means and includes all: (a) rights associated with works of authorship (whether or not registered), including copyrights and mask work rights, (b) patent rights, (c) trade secret rights, and (d) other types of legally recognized rights in intangible assets (other than trademark and service mark rights, trade dress rights, trade name rights, and similar rights) except as may be necessary for SCI to affix certain LSI trademarks on the Products as requested by LSI, and (e) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (d) above.

1.16 “Qualified Purchases” means all amounts paid by LSI (or any of LSI’s Subsidiaries) for Products or Services under this Agreement, including for purchases of COT Wafers and all amounts paid by LSI for adders, premiums and other charges associated with the SCI’s furnishing of Products hereunder, but excluding payments made by LSI to ON or SCI under the Facilities Use Agreement or Transition Services Agreement and payments for Implant Adders. Also excluded are credits for In-Process Wafers, Raw Wafers, Quartz and Targets (per Attachment B-2, paragraph 4.0) at time of Closing. The amount of any such credits will be added back to the TMPA and the QMPA for the applicable quarter at the time the credit is issued. A Qualified Purchase will be deemed to have occurred, and will be counted for purposes of determination of LSI’s fulfillment of any QMPA, with respect to Products, upon the earlier of the agreed upon On-Time Delivery date or the initial shipment of the Product in question, regardless of whether a Product may later be rejected or returned, or with respect to Services, upon performance of the Service in question.

1.17 “Quarter” means a LSI fiscal quarter.

1.18 “Quarterly Minimum Purchase Amount” or “QMPA” has the meaning set forth in Section 3.1.

1.19 “RapidChip® Product” means an integrated circuit manufactured using a RapidChip® Slice with the top metal layers applied to the RapidChip® Slice.

1.20 “RapidChip® Slice” means a partially manufactured integrated circuit in which all silicon based layers have been built based on LSI’s proprietary RapidChip® technology but which does not include the top metal layers.

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1.21 “Reticles” means the photomasks that are used to manufacture the Products.

1.22 “Revenue Commitment Period” means the period beginning on the Effective Date and ending on (and including) the second anniversary of the Effective Date.

1.23 “Services” means the Wafer sort test services, Wafer processing services, Metallization Processing services, expedited Wafer processing services, engineering services, probe card maintenance services, inventory storage services, quality assurance services, services relating to COT Wafers, and other similar and related services that LSI may from time to time request SCI to perform by means of an Order, purchase order release, or similar document.

1.24 “Specifications” has the meaning set forth in Section 8.1.

1.25 “Subsidiary” of a Party means any other Person of which (or in which) an amount of the voting securities or other voting ownership interests sufficient to elect at least a majority of such other Person’s board of directors or other governing body (or, if there are no voting interests, more than 50% of the equity interests of which) is directly or indirectly owned or controlled by such Party.

1.26 “Super Hot Lot” means an expedited level of manufacturing Wafer Lots that is considered to be a priority 1 level of processing that results in cycle times shorter than the cycle time for Hot Lots.

1.27 “Total Minimum Purchase Amount” or “TMPA” has the meaning set forth in Section 3.1.

1.28 “TSMC” means Taiwan Semiconductor Manufacturing Co., Ltd.

1.29 “Wafer” means a crystalline substrate for integrated circuit fabrication which when fully processed may consist of several potential finished Die.

1.30 “Wafer Lot” means a batch or lot of Wafers that are processed at the same time. Each Wafer Lot (or number of Die as converted to Wafers) to be Ordered by LSI and processed by SCI for LSI and its Subsidiaries will consist of a minimum of 24 Wafers, except as other wise provided in this agreement in Section 5.6(c).

2. SUPPLY OBLIGATION. Using the Gresham Facilities, SCI will manufacture and provide the Products to LSI and perform the Services according to the terms and conditions in this Agreement. It is expressly understood that the quality and performance standards and requirements set forth in this Agreement are intended to represent the operating experience and capability of the Gresham Facilities’ operations as conducted by LSI immediately prior to the Closing (the “Reference Point”). In the event that SCI reasonably and with adequate specificity demonstrates, and so notifies LSI in writing within ninety (90) days after the Reference Point, that the actual operating capability and

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performance of the Gresham Facilities’ operations as of the Reference Point are inferior to that required for performance to any of such standards or requirements specified herein such that SCI’s performance hereunder is adversely impacted to a material extent, at SCI’s request the Parties shall in good faith modify such standards or requirements so as to reflect the actual operating capability and performance of the Gresham Facilities’ operations as of the Reference Point. It is further understood that for a limited period after the Effective Date SCI will require certain assistance under the Transition Services Agreement. If an issue arises under the Transition Services Agreement that adversely impacts SCI’s ability to perform under this Agreement, the parties will discuss in good faith resolution of the issue.

2.1 Products. During the term of this Agreement, subject to the mix limitations in Sections 4.1, 4.2 and 4.3 and the capacity limitations in Section 4.4, SCI will supply LSI with LSI’s Requirements for Products. If LSI requests that SCI manufacture and provide to LSI Products that are not of the type manufactured or capable of being manufactured at the Gresham Facilities as of the Effective Date but are capable of being manufactured at the Gresham Facilities as of the date of LSI’s request, including but not limited to certain Products LSI procures from [*] in [*], the Parties will mutually agree in writing on the lead times, acceptable yields and defect densities, and other applicable quality and functional requirements and specifications for such products and thereafter such products will automatically be deemed to be Products under this Agreement and the agreed-upon lead times, acceptable yields and defect densities, and other applicable quality and functional requirements and specifications will be deemed to be Specifications under this Agreement. SCI is not required to perform process development work for new technology platforms. The addition of products using processes not being run at the Gresham Facilities as of the Effective Date is subject to mutual agreement. Any process development costs for such additional products will be discussed in good faith between the Parties.

2.2 Wafer Sort Test Services. SCI will perform Wafer sort test services on all applicable Products produced for LSI or its Subsidiaries at the Gresham Facilities and on Products manufactured by a third party for LSI or its Subsidiaries and delivered by LSI or any of its Subsidiaries to SCI for processing by SCI. LSI will provide all necessary test programs to SCI in order to provide the Wafer sort test services.

2.3 Testing by LSI. SCI will allow LSI’s test engineers access to and use of the test equipment at the Gresham Facilities during the day shift normal working hours, and such other days and/or times as LSI may reasonably request, under mutually agreeable arrangements and will provide test operator support for LSI’s test engineers. The hourly rate for engineering test time will be the same as the rate for production testing. The Parties will establish a mutually agreeable schedule by which LSI’s test engineers will have access to and use of such test equipment, updated monthly. If LSI requires additional test time that is not reflected in the applicable schedule, than LSI (in cooperation with SCI) will set priorities between delivery of Products and test time. If unscheduled test time impacts On-time Delivery, then any impacted delivery dates will be appropriately reset so that SCI will not be penalized for failing to deliver in accordance with the original delivery dates.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.4 In-Process Wafers. SCI will finish processing all Products that are in the process of being fabricated at the Gresham Facilities as of the Effective Date (“In-Process Wafers”) in accordance with LSI’s schedule and requirements for such Products. All In-Process Wafers will remain LSI’s property at all times while at the Gresham Facilities.

2.5 Metallization Processing. LSI will cause its supplier of RapidChip® Slices to deliver quantities thereof to SCI at the Gresham Facilities. SCI will accept deliveries of such RapidChip® Slices and hold them in safekeeping as consigned materials until Metallization Processing is ordered by LSI. Thereupon SCI will perform the Metallization Processing and other Services requested by LSI for RapidChip Products® in accordance with the applicable LSI specifications. In the event it is determined after SCI has commenced Metallization Processing of a Slice that such Slice was defective when received by SCI and SCI has properly performed the Metallization Processing and other Services ordered by LSI for such Slice, SCI shall be entitled to payment for the Metallization Processing and other Services performed by SCI.

2.6 Supported Technologies. At a minimum under this Agreement SCI will support and manufacture Products for LSI using the following technologies:

(a) Process Technologies. Subject to Section 14.2 below, for the Initial Term SCI will support the C9, G10, G11, G12, CMOS35, CMOS25, and CMOS18 process technologies and the Gflx™ Process Technology at the Gresham Facilities. In the event the full qualification of the Gflx™ Process Technology has not occurred as of the Effective Date, SCI will support the completion of such qualification in accordance with the requirements of LSI’s qualification plan. A summary of LSI’s Gflx qualification plan requirements is set forth as Attachment J hereto.

(b) Rapid Chip Manufacturing. Subject to Section 14.2 below, for the term of this Agreement SCI will support manufacture at the Gresham Facilities of RapidChip® Products using both the G12 process technology and the Gflx™ Process Technology, which includes the following obligations: pre-fabrication of the RapidChip® Slices and storage of RapidChip® Slices in inventory for further processing at a later date, storage of RapidChip® Slices fabricated using the Gflx™ Process Technology by a third party designated by LSI for subsequent Metallization Processing at the Gresham Facilities, and Metallization Processing of the RapidChip® Slices manufactured at the Gresham Facilities or by a such third party pursuant to expedited cycle times and fees as requested by LSI and agreed to by SCI.

(c) LVR. When requested by LSI, SCI will use low volume Reticles (LVR) for Wafer processing. Additionally:

(i) Non-RapidChip Products: Once a particular Product has an actual history volume totaling [*] for G12 and [*] for Gflx and a forecast of consistent reasonable ongoing volumes for the particular Product, then LSI shall provide a full volume Reticle set. The number of LVRs shall be limited to no more than the average for the [*] prior to the Effective Date.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(ii) RapidChip Products: Both SCI and LSI recognize that RapidChip Products will require support of LVR Reticles for Wafer processing. SCI will continue to use LVR Reticles for such RapidChip Products until such time that LSI anticipates there will be consistent and adequate future volumes for any such RapidChip Product, at which time an HVR set will be purchased by LSI. Attachment B-1 has separate pricing for HVR (when used instead of LVR).

(d) ITAR Flow Procedures. Subject to Section 14.2 below, for the term of this Agreement SCI, at its cost, will support the ITAR process flow requirements and support LSI’s military and aeronautical business (i.e., the manufacture of integrated circuits for military and aeronautical applications) at the Gresham Facilities.

(e) Experimental Requests. For the term of this Agreement, SCI will support LSI’s requirements for skew lots, DOE and other engineering-related experimental requests by LSI. SCI will support special skews requested by LSI, including combined poly and implant for mixed signal and for opposite process corner comparison (e.g. strong N- /weak-P). The additional cycle time required for processing any such experimental requests shall be incrementally added to the committed cycle times as defined in Attachment C.

(f) New Designs. For the term of this Agreement, SCI will accept from LSI and its Subsidiaries Orders for Products based on new designs for prototype production and volume production to be manufactured using any of the process technologies available at the Gresham Facilities. As new Products are included in LSI’s Requirements, the pricing for such Products will be based on the pricing for other Products manufactured using the applicable process technology set forth in Attachment B at the time Orders for such Products are placed. LSI may transfer Products, and the associated Reticles for such Products, from the third party’s facility in Japan referred to in Section 2.1 above as new designs for manufacturing at the Gresham Facilities. Attachment E sets forth the applicable micro-capacity for Products using such transferred Reticles.

2.7 Second Source. If at any point during the Revenue Commitment Period LSI believes it needs a second source for any Products, LSI will notify SCI of such need and the Parties will discuss the matter in good faith.

2.8 Direct Relationship with Customer. LSI has relationships with certain ARO customers (including certain process flows and the [*]). SCI agrees to continue to support such relationships either by providing the Products and Services to LSI under this Agreement (in which case LSI will continue to have the direct customer relationship with the ARO customers) or until, as soon as reasonably practicable and subject to the agreement of each ARO customer, SCI takes direct customer responsibility for such customers.

3. PURCHASE REQUIREMENTS

3.1 Minimum. Subject to the terms and conditions of this Agreement and provided that SCI fulfills all of its material obligations under this Agreement (including

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

its material obligations under Sections 2, 4, 7, and 8), LSI will ensure that it and its Subsidiaries collectively make a minimum amount of one hundred ninety-eight million, eight hundred thousand dollars ($198,800,000) of Qualified Purchases (the “Total Minimum Purchase Amount” or “TMPA”) during the Revenue Commitment Period. At the end of the Revenue Commitment Period, the TMPA will be deemed satisfied if LSI and its Subsidiaries have made an aggregate amount of Qualified Purchases at least equal to the TMPA. In addition, during the Revenue Commitment Period LSI will ensure that it and its Subsidiaries make Qualified Purchases in amounts at least equal to the quarterly minimums set forth in Attachment A, as such minimums may be adjusted pursuant to Section 3.2 (the “Quarterly Minimum Purchase Amount” or “QMPA”). All Qualified Purchases placed during a given Quarter will be totaled to determine if the applicable QMPA has been met. All Qualified Purchases made during the Revenue Commitment Period will be totaled to determine if the TMPA has been met. After the Revenue Commitment Period, SCI will continue to supply LSI’s Requirements for Products and Services from the Gresham Facilities in accordance with the terms and conditions of this Agreement; provided, however, LSI will no longer have any obligation to make a minimum amount of Qualified Purchases and the TPMA or QPMA will no longer apply.

3.2 Reconciliation of QMPA. At the end of each Quarter during the Revenue Commitment Period, LSI will provide SCI with a written report stating the actual amount of Qualified Purchases made by LSI and its Subsidiaries in that Quarter and the QMPA for that Quarter and any difference between the amount of Qualified Purchases in the applicable Quarter and the QMPA for that Quarter. If the initial and final Quarters are not complete Quarters, the applicable QMPA will be apportioned on the basis of a 13 week Quarter (e.g., if the QMPA for the second Quarter of 2006 is [*] and there are 10 weeks remaining in the second Quarter of 2006 when this Agreement is signed, the QMPA for the second Quarter of 2006 will be reduced by a factor of 10/13 from [*] to [*] and the difference [*] will become the QMPA for the first three weeks of Q2-08).

(a) Excess. If the amount of LSI’s and its Subsidiaries’ Qualified Purchases during a given Quarter is greater than the QMPA for that Quarter, the amount by which the Qualified Purchases exceeds the applicable QMPA, but only up to [*] of that Quarter’s QMPA, will be carried over and added to the amount of Qualified Purchases made by LSI and its Subsidiaries in the next subsequent Quarter as if made in that Quarter and counted toward the QMPA for that Quarter. (See the example set forth in Attachment B-3.)

(b) Shortfall. If the amount of LSI’s and its Subsidiaries’ Qualified Purchases during a given Quarter is less than the QMPA for that Quarter, LSI will pay to SCI, within 30 days after the end of the Quarter, an amount equal to the portion of the shortfall (if any) that is greater than [*] of that Quarter’s QMPA, and the remainder of the shortfall (up to [*] of that Quarter’s QMPA) will be added to the QPMA for the next Quarter, resulting in the QMPA for the next Quarter being equal to the amount of the QMPA set forth in Attachment A plus the amount of the shortfall up to [*] of the previous Quarter’s QMPA. (See the example set forth in Attachment B-3.)

(c) Reconciliation of TMPA. At the end of the Revenue Commitment Period or the end of the first subsequent Quarter thereafter in the event of a shortfall in

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the last Quarter of the Revenue Commitment Period and the applicability of Section 3.2(b) above, the Parties will perform a final reconciliation of the sum of (i) LSI’s and its Subsidiaries’ total amount of Qualified Purchases during the Revenue Commitment Period and (ii) the total amount of shortfall payments made (or, for the final Quarter, to be made) pursuant to Section 3.2(b) against the TMPA. Except with respect to the extent that LSI’s obligation to fulfill any QMPA has been adjusted, deferred or excused pursuant to paragraph (d) below, if such sum, as may have been so adjusted, is less than the TMPA, then the difference will be paid by LSI to SCI within 30 days after the Parties complete such reconciliation.

(d) Adjustments to TMPA and QMPA. LSI’s obligation to fulfill the TMPA and any QMPA may be adjusted, deferred or excused pursuant to circumstances as follows:

(i) In the event that during the Revenue Commitment Period, the On-Time Delivery date is not met by SCI, but LSI’s customer will still accept a later delivery of the finished version of such Product, LSI, at its sole discretion, may reduce the QMPA for the Quarter in which the Product was to be delivered and increase the QMPA for the Quarter during the Revenue Commitment Period in which the Product is delivered to LSI by the applicable amount. In the event delivery to LSI’s customer is delayed beyond the end of the Revenue Commitment Period, the reconciliation of the TMPA and applicable QMPA will include a reduction to such extent.

(ii) In the event that during the Revenue Commitment Period SCI would be more than two weeks late in making an On-Time Delivery (“Late Delivery” solely for purposes of this paragraph (d)) of any Product and the order for the finished version of such Product from LSI’s customer has been cancelled, the QMPA will be reduced by the Late Delivery portion of LSI’s Order and LSI will use commercially reasonable efforts to place other Orders for an equivalent amount within the Revenue Commitment Period or within two (2) years thereafter. In the event LSI has not placed an order for such equivalent amount before the end of the Revenue Commitment Period, the reconciliation of the TMPA and applicable QMPA will include a reduction to such extent.

(iii) In the event that LSI returns any Product to SCI due to the non-conformity of the Product for which LSI is entitled to a credit or a refund and LSI’s customer for the finished version of such Product will accept a replacement finished version of such Product, the purchase price for such replacement Product will not be counted towards the QMPA or TMPA.

(iv) In the event that LSI returns any Product to SCI due to the non-conformity of the Product for which LSI receives a credit or a refund and LSI’s customer for the finished version of such Product will not accept a replacement finished version of such Product, LSI will make commercially reasonable efforts to place other Orders for an equivalent amount of such credit or refund within the Revenue Commitment Period or within two (2) years thereafter. LSI’s fulfillment of the applicable QMPA when such non-conforming Product was shipped will not be affected in any manner.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4. FORECASTS AND ORDERING

4.1 Forecasts. Beginning on the Effective Date and continuing thereafter on a monthly basis, LSI will provide SCI with a [*] rolling forecast by Wafer starts of LSI’s Requirements by process technology for such period (the “Forecast”).

(a) The Forecast will be provided by Wednesday in the fourth week of every LSI fiscal month. Subject to LSI’s rights to make certain adjustments the [*] of the Forecast will be fixed (“Binding Forecast”). During (i) the [*] of the Forecast LSI shall have the right to adjust the Binding Forecast amounts upwards or downwards by up to [*] of the total number of Wafer starts stated in the Binding Forecast for such [*]; (ii) the [*] of the Binding Forecast LSI shall have the right to adjust the Binding Forecast amounts upwards or downwards by up to [*] of the total number of Wafer starts stated in the Binding Forecast for such [*]; and (iii) the [*] of the Binding Forecast LSI shall have the right to adjust the Binding Forecast amounts upwards or downwards by up to [*] of the total number of Wafer starts stated in the Binding Forecast for such [*]; provided, however, LSI may not make any increases in the Forecast amounts that would exceed the micro-capacity constraints identified in Attachment E or the availability of resources and raw materials necessary to manufacture the Products and perform the Services.

(b) The [*] of the Forecast will not be binding on LSI, will be subject to adjustment at LSI’s discretion, and will identify monthly demand for LSI’s Requirements for planning purposes only. Once per Quarter the Parties will review the forecasted capacity loadings, and the availability of resources and raw materials to determine what, if any, additional capacity is available in excess of any previous Forecast amount.

(c) In no event does the exercise by LSI of its right to make any of the adjustments provided by (a) or (b) above to the Forecast relieve LSI from its obligations to meet the TMPA and applicable QMPA.

4.2 Process Technology Mix. In addition to LSI’s right to increase or decrease the amounts of the Binding Forecast as described in Section 4.1, if LSI requests changes to the process technology mix (i.e., the quantity of Products to be manufactured using each distinct process technology) within the Binding Forecast period, SCI will make reasonable efforts to accommodate the requested changes, taking into consideration available capacity for the relevant process technology and availability of materials. Unless SCI agrees otherwise, the mix of process technologies used to meet LSI’s Requirements set forth in the Forecasts will fall within minimum and maximum weekly start rates for each process technology to be agreed upon by the Parties during the forecasting process for Products, and in any event will not exceed the individual micro-capacities of the process technologies referred to in Section 4.4.

4.3 Product Mix. Attachment A, which sets forth LSI’s initial estimates made as of the Effective Date regarding the mix of Products and Services to be ordered by LSI during the Revenue Commitment Period also reflects the Parties’ minimum assumptions regarding Wafer capacity for LSI’s Requirements and the fulfillment of the applicable QMPA and TMPA by LSI. It is acknowledged that in order for LSI to fulfill

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

its QMPA and TMPA, additional Product run rates will be required, which will be ascertained pursuant to the Forecasts provided by LSI under Section 4.1. The estimates set out in Attachment A are not binding on LSI with respect to any subsequent Forecast or Order for the production of specific Products or Services. LSI has the right to make changes to this estimated mix of Products and Services when it places Orders, provided, however, LSI will remain obligated to fulfill the TMPA and applicable QMPA.

4.4 Capacity. During the Revenue Commitment Period, SCI will ensure that sufficient capacity at the Gresham Facilities is reserved and available at all times to meet LSI’s Requirements. After the Revenue Commitment Period, the Parties will meet on a Quarterly basis to determine the maximum capacity of the Gresham Facilities that will be allocated to LSI; provided, however, that SCI will make commercially reasonable efforts to allocate (taking into account SCI’s other capacity needs at that time on a pari passu basis) maximum capacity to LSI that is at least [*] of the average weekly Wafer start capacity actually used by LSI for the Quarter having the highest number of Orders for Wafer starts submitted by LSI out of the previous [*]. (See the example set forth in Attachment B-3.) The process technologies and related mix thereof set forth in an Order will take into consideration, and not exceed, the capacity allocated to LSI as so agreed to by both Parties from time to time, as well as individual micro-capacities of the process technologies and all other capacity limitations agreed to by the Parties in writing. Attachment E sets forth the process technology micro-capacities at the Gresham Facilities as of the Effective Date. Notwithstanding the foregoing, nothing in this Agreement will limit LSI’s right to submit Orders for Products that have been discontinued pursuant to Section 14.2. If LSI requests capacity increases that would require additional capital expenditures by SCI, then the Parties will discuss in good faith options for putting in place the additional capacity (e.g., LSI may consign equipment to SCI or if LSI purchases the equipment, then SCI will rebate the depreciation expense (using LSI’s applicable useful life) through a reduction to the applicable Wafer or Die price as set forth in Attachment B-1). In the event additional employees would be required to support production of additional LSI demand, SCI will exercise its reasonable best efforts to hire and employ such additional employees to support the increased demand.

4.5 Minimum Supply of Raw Materials. SCI will maintain adequate inventories of raw materials in order to fulfill the volumes as set forth in the Binding Forecasts provided by LSI. SCI will have the right to invoice LSI for SCI’s actual purchase cost for any raw substrates that are unique to LSI’s specifications purchased by SCI against the Binding Forecasts, which are not required to meet LSI’s actual Orders and are not used within [*] of delivery of the substrates to SCI. The foregoing states LSI’s entire obligation and SCI’s entire remedy with respect to excess raw materials purchased by SCI if LSI fails to place Orders for Products or Services sufficient to meet the Binding Forecast. If conditions occur that will require SCI to enter into long term take or pay type arrangements with suppliers to secure the supply of raw materials, then the Parties will discuss and resolve in good faith the allocation of obligations and risk under such arrangements.

4.6 Purchase Orders. LSI will submit to SCI weekly purchase order releases containing Die demand or Wafer demand instructions that identify the Products, the

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

quantity of Products and the applicable process technologies for such Products that are to be shipped to LSI, showing the required shipment date, the address for delivery of the completed Products, and any other information applicable to the Products (each such release, an “Order”). All Orders meeting the requirements of Sections 4.2 and 4.3 and consistent with the Binding Forecast and agreed upon cycle times shall be accepted by SCI and confirmed to LSI within [*]. For all Products involving RapidChip® Slices to be delivered to the Gresham Facilities, SCI cannot commit to a delivery date unless such RapidChip® Slices are on-hand or a projected delivery date for the requisite RapidChip® Slices to the Gresham Facility has been provided. The On-Time Delivery date for any such Product will be reset to the extent the RapidChip® Slices are received later than the projected delivery date to the Gresham Facility. All other Orders will be deemed accepted by SCI unless LSI receives a written notice of rejection (stating the reason or reasons for such rejection) within [*] after LSI submitted the Order to SCI. LSI’s Subsidiaries will have the right to submit Orders under this Agreement and all such Orders will be counted as if placed by LSI for the purposes of the Qualified Purchases, Binding Forecasts, Forecasts, and all other purchase requirements of LSI. LSI represents that it has the authority to cause its Subsidiaries to place Orders with SCI under this Agreement and to comply with the terms and conditions of this Agreement when placing Orders with SCI, and LSI will cause its Subsidiaries to comply with the terms and conditions of this Agreement when placing Orders with SCI. LSI will order Products in [*] Wafer lot sizes. Die scheduling will be lot sized by LSI prior to placing Orders.

(a) Changes. LSI may, from time to time after submission of an Order, provide written notice to SCI proposing changes to the applicable Order (a “Change Proposal”). Following delivery and receipt of the Change Proposal, the Parties will promptly discuss appropriate modifications to the applicable Order (including any changes in the delivery or production schedule or to the pricing for the Products and Services that are the subject of the Change Proposal). If the Change Proposal postpones delivery of Products or Services identified in the Order and SCI has not begun of the manufacture of the applicable Products or performance of the Services, such Change Proposal will be deemed accepted by the Parties and SCI will implement the Change Proposal. If the Change Proposal postpones delivery of Products or Services identified in the Order and SCI has begun manufacture of the applicable Products or performance of the Services, such Change Proposal will be deemed accepted by the Parties and SCI will continue manufacture of the Products or performance of the Services and with respect to the Products, upon completion will hold the completed Products and completed work product with respect to the Services in inventory until the requested delivery date. Similarly, if a Change Proposal requests partial manufacture of a Product, so long as SCI has not manufactured the Product past the point specified in the Change Proposal, such Change Proposal will be deemed accepted by the Parties and SCI will complete partial manufacture of a Product and hold the Product in inventory until needed by LSI. If SCI is required to hold any Products such hold will not exceed [*] or available storage capacity limitations. After [*], SCI will request instructions from LSI (i) to complete production of such Products and ship them as finished Products, (ii) to ship such Products to LSI in their partially processed condition or (iii) to cancel further production of such Products. SCI shall perform in accordance with LSI’s instructions and thereafter invoice LSI for the appropriate Wafer price or the charge for partial processing or cancellation as appropriate in accordance with the terms of this Agreement.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b) Cancellation. LSI may cancel any Order or a portion thereof without charge, to the extent that the portion being cancelled has not been started. LSI may cancel any Order or portion thereof that has been started, but will be required to pay a cancellation charge to SCI reflecting the percentage of manufacturing completion (see Attachment B-2) of the Products being cancelled multiplied by the applicable price. Any such cancellation charges during the [*] of this Agreement will be credited towards LSI’s fulfillment of the TMPA and applicable QMPA when such cancellation charges occur.

4.7 No Adjustment for Defective Products. If LSI cancels all or any part of an Order or returns any Products as permitted under Section 6.1, Section 11.2(c), or Section 15.9, the amount of such cancelled Order or returned Products will be counted toward LSI’s fulfillment of the TMPA, the applicable QMPA, and the applicable Binding Forecast.

5. PRICING; PAYMENT; AND DELIVERY

5.1 Product Pricing. Attachment B-1 to this Agreement sets forth the prices for the Wafers based on the applicable process technologies used to manufacture the Product and the prices for the process adders for optional processing steps. The date applicable to such pricing shall be based on the LSI requested delivery date or the actual delivery date, whichever is later. In addition:

(a) For Products for which [*] Wafers within the prior [*] of an Order being placed have been manufactured on a stable process platform, statistical post processing (“SPP”) algorithm (if applicable), and sort test program, Die based pricing will be used. An initial list of Products is set forth in Attachment B-6. Such Die based pricing will be determined using the sort yield, or post SPP yields if applicable, for such Product of the most [*] prior to when the Product is to be manufactured as applied to the applicable Wafer pricing for such Product set forth in Attachment B-1. The applicable Die or Wafer pricing to which such post SPP yield data is applied will be pricing applicable to the Quarter in which delivery of the Product to LSI is made. The NDPW used for Die based pricing will be based on section 5.2 below. For Products with [*] Wafers produced, Wafer based pricing will be used until such time that [*] Wafers will have been produced, and thereafter subsequent Orders will be based on Die based pricing. These prices apply to all of LSI’s purchases of the applicable Products made during the Revenue Commitment Period. After the Revenue Commitment Period, the Parties will meet on a quarterly basis to review the pricing and to negotiate in good faith, as the case may be, price decreases, as are justified by reference to external Wafer pricing market data (e.g. Selantek), or price increases, as are justified based on unforeseen and substantial cost increases then being generally experienced by semiconductor manufacturers to the extent such cost increases are also reflected in such external market data.

(b) For Products for which LSI requires bumping, Wafer prices as set forth in Attachment B-1 will be used for such Products; provided, however, for bumped Wafer Products for which [*] Wafers have been manufactured, if the actual Die yields for

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

such Products, (after bump and sort yield or SPP as applicable) is lower than the expected NDPW due to a Wafer processing cause, LSI shall be entitled to a credit for the shortfall in the actual NDPW as compared to the expected NDPW. Similarly, for bumped Wafer Products for which [*] wafers have been manufactured, if the actual Die yields for such Products (after bump and sort yield or SPP as applicable) is higher than the expected NDPW, SCI shall be entitled to invoice LSI for the excess in the actual NDPW as compared to the expected NDPW.

(c) If the actual number of Die manufactured (for Die Orders) or Wafers manufactured (for Wafer Orders) is greater than the actual quantity LSI ordered, SCI will only ship to LSI the number of Products equal to the nearest half or full lot size ordered by rounding up.

(d) If the actual number of Die manufactured (for Die Orders) or Wafers manufactured (for Wafers Orders) is less than the actual quantity LSI ordered, SCI shall promptly notify LSI of such fact. LSI, at its sole discretion, may cancel such Order to the extent of such quantity that would not be delivered in a timely manner and in the event that LSI’s cancellation made pursuant to Section 11.2, the Wafer price amount(s) applicable to such cancelled Order quantity will be deemed to be Qualified Purchases. In the event LSI still desires delivery of the full quantity per the Order to be made, SCI will promptly start the appropriate quantity of Wafers for delivery of such Die or Wafer shortfall and expedite the production and delivery of such Wafers to LSI without additional charges.

5.2 Calculation of Product Pricing

(a) Setting NDPW. Prices for the Products are based on the actual number of Wafers that satisfy post SPP yield to be agreed upon by the Parties. When [*] Wafers of a Product that satisfy such agreed-upon post SPP yield and have been produced at the Gresham Facilities (including Wafers produced prior to the Effective Date), a “Net Die per Wafer” or “NDPW” yield factor will be established by the Parties based on the average post SPP yield of the applicable Product for the [*] preceding the date the NDPW yield factor is being established. The NDPW yield factor for those Products that as of the Effective Date have had [*] Wafers produced at the Gresham Facilities is set forth in Attachment B. When the [*] Wafers of additional Products have been manufactured, NDPW yield factor for such additional Products will be established and agreed upon by the Parties; Attachment B will be updated accordingly.

(b) Price per Good Die. When the NDPW yield factor is established for a Product, the price for each good Die will be determined based upon a formula. The Parties will review and recalculate the NDPW yield factors and the good Die prices for each applicable Product once per Quarter. The following Products, [*], [*] and [*], including any revisions thereof, are an [*]. These Products will be priced based on the post SPP NDPW as of the Effective Date. Once these [*] are complete and LSI’s [*] therefor has [*] for these Products, the NDPW will be immediately adjusted based on the [*] Wafers and the Die pricing will be adjusted accordingly. LSI will [*] of the new Die price on these Products. The Parties will review and recalculate the NDPW yield factor and the Die price for all other Products once per quarter. If the NDPW yield factor for a

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Product increases as a result of any such quarterly review, a revised price per good Die will promptly be determined for such Product based upon such formula and applied as the new price for all applicable Wafer starts made thereafter. If the increase in the NDPW yield factor at any such review is [*], the revised price per good Die will be calculated so that [*] of the price decrease is shared with SCI (i.e., the price per good Die paid by LSI will be decreased by [*] of the amount it would have decreased based on upon the pricing formula). NDPW yield factor decreases will not result in a price reduction. (See the example set forth in Attachment B-3.)

(c) Changes in Sort Test Programs or SPP Algorithms. Pricing will be adjusted as follows: (i) if LSI makes changes to the sort test program or SPP algorithm for test coverage that results in a reduction in NDPW unrelated to existing manufacturing or process methodologies, the Die pricing will be adjusted accordingly, (ii) if LSI makes changes to the sort test program or SPP algorithm due to customer requirements that result in a reduction in NDPW that is unrelated to existing manufacturing or process methodologies, the Die pricing will be adjusted accordingly, or (iii) if LSI makes changes to the sort test program or SPP algorithm that results in NDPW as a result of changes made to the existing process by SCI after the Effective Date or manufacturing or workmanship issues unrelated to the process as defined on the Effective Date, the Die pricing will not be adjusted. In all cases, SCI will work with LSI to improve yields and take actions to return the yield back to the original NDPW.

(d) Changes in Test Times. If LSI makes any change in a test program that increases or decreases the test times to sort a Product, the applicable Die price will be adjusted upwards or downwards on all Products to which such changed test time is applied.

(e) Low Volume Production. Once volume for any given technology (e.g., C9, G10, G11, G12 or Gflx) drops below [*] Wafers per [*], all Products running on that technology shall revert Wafer pricing.

(f) Die Pricing. If at any time during this Agreement, SCI determines that the administrative time and costs associated with maintaining Die pricing is unduly burdensome, it will notify LSI and the Parties will negotiate a resolution in good faith.

5.3 Wafer Sort Test Services. SCI will perform Wafer sort test services and will provide access to LSI test engineers to the test equipment for the rate per hour of test equipment time for such services set forth in Attachment B-3. If LSI requires additional test time that is not reflected in the schedule agreed to by the Parties, then LSI (in cooperation with SCI) will set priorities between delivery of Products and test time. If unscheduled test time required by LSI impacts On-time Delivery then any impacted delivery dates will be reset so that SCI will not be penalized for failing to deliver in accordance with the original delivery dates.

5.4 In-Process Wafer Pricing. Pricing for In-Process Wafer processing will be based on the type of process and the degree of completion of the Wafer as of the Effective Date. The prices for the various amounts of Wafer processing according to each process technology for the In-Process Wafers are set forth in Attachments B-1 and B-2.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.5 Rapid Chip Product Pricing. Pricing for manufacture and processing of RapidChip® Products will be based on the type of process and the degree of processing of the Product that SCI will perform. The prices for the various amounts of Wafer processing according to each process technology for RapidChip® Products are set forth in Attachment B-1.

5.6 Other Fees

(a) Expedited Processing (Hot Lots and Super Hot Lots). LSI will pay SCI the fees set forth on Attachment B-3 for the corresponding expedited processing. To the extent LSI is charged any amounts for expedited partial processing of Products, such amounts will be prorated over the number of processing moves that receive expedited treatment. Expedite fees shall not be charged for any such lot that is not delivered by the SCI committed expedited delivery date.

(b) Prototypes. LSI will be charged the pricing premium set forth on Attachment B-3 for any prototype products that LSI requests SCI to manufacture.

(c) Small Lots. LSI has the right to place “Small Lot” Orders on average over the quarter for [*] of the production lots of Products with a maximum of [*] of production lots started in any given week. For anything above these percentages, LSI will pay a [*] premium over the standard prices paid to SCI for such Products.

(d) A “Small Lot” is a production lot having less than [*] Wafers.

(e) Reticles. If LSI obtains any Reticles from SCI under this Agreement, any fees paid by LSI for such Reticles will include all fees for engineering work related to preparation of the Reticles and all costs of the initial mask preparation. LSI will own all such Reticles, but SCI will retain custody of and the responsibility for safekeeping for such Reticles during the period they are available for use at the Gresham Facilities.

(f) Consumables. LSI will provide to SCI all probe cards and load boards necessary for SCI to manufacture the Products; provided that both Parties agree that all such probe cards and load boards will remain LSI’s property and the probe cards and load boards for Products manufactured at the Gresham Facilities as of the Effective Date are already located at the Gresham Facilities. LSI will be responsible for maintenance and replacement costs for all probe cards used by SCI. Maintenance costs for probe cards will be billed to LSI at [*]. Any other consumables used by SCI in performance of its obligations under this Agreement will be the sole responsibility of SCI, and LSI will not owe SCI any separate amounts for such consumables. SCI will repair or replace any such items that are damaged, lost or otherwise rendered unusable due to any act or omission by SCI while they are in SCI’s custody or control.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(g) Engineering Maintenance Services. Engineering time for engineering maintenance on Retained Equipment, if requested by LSI, will be charged per Attachment B-3.

(h) Transition Services. Transition Services requested by LSI pursuant to Section 14.4 will be provided by SCI at a [*]. LSI will also reimburse SCI for any reasonable out-of-pocket costs incurred by SCI in providing such Transition Services, subject to LSI’s prior approval of such costs.

(i) Invoicing and Payment Terms. SCI will submit to LSI invoices for payment of applicable prices or fees for Products and Services after delivery of the applicable Products to LSI or completion of the applicable Services. LSI will pay all undisputed amounts set forth in each properly delivered invoice [*] from the date of the invoice. LSI will promptly provide to SCI notice of any disputed payments and the Parties will negotiate promptly and in good faith to resolve the issue. Payments will be made by wire transfer to the account specified in Attachment G. All payments will be made in U.S. dollars. Until LSI has received full payment of all amounts due under the Final Installment Payment, LSI shall have and at its discretion may exercise a right to offset any and all amounts otherwise payable pursuant to this Agreement against payment due to LSI pursuant to the Final Installment Payment at any time after the Final Installment Payment, in whole or in part, has become due but remains unpaid.

5.7 Taxes. The prices for the Products and Services are exclusive of sales tax, use tax, value added tax, or other similar tax or duty imposed by any government authority (collectively, “Taxes”). If any such Taxes are imposed in connection with the sale or transfer of Products to LSI or any of its Subsidiaries by SCI hereunder, LSI shall bear the cost of such Taxes provided that the amount of such Taxes is properly invoiced to LSI along with the price of the Products in question. The Parties will cooperate in the recovery of any such Taxes paid and in the reduction of Taxes payable. Without limiting the generality of the foregoing, if LSI provides SCI with a valid reseller’s tax exemption certificate for particular Products, SCI will not include any Taxes in its invoices for such Products. In no event will LSI be liable for any taxes based on SCI’s net income or profits.

5.8 Inventory. If an Order specifies or LSI requests that SCI store completed or in-process Products in inventory, SCI will keep such Products in an appropriately controlled environment for such Products. SCI shall not be required to provide any such storage in excess of the available storage capacity existing at the Effective Date. Such storage will be at no additional cost to LSI. SCI will retain risk of loss and title to all Products held in inventory by SCI, except as may be otherwise expressly set forth in this Agreement. SCI will invoice LSI for in-process Products held in inventory by SCI only after SCI completes manufacture of the Products and delivers the Products to LSI. LSI will pay such invoices as provided in Section 5.7.

5.9 Delivery. SCI will arrange shipment of the Products to the LSI or the LSI customer facility designated in the Order on the delivery date specified in the Order. All shipments by SCI will be made F.O.B. the Gresham Facilities. SCI will follow LSI’s standard packaging, shipping, handling, and insurance procedures for shipment of the

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Products. Risk of loss and, except as otherwise provided in this Agreement, title to the Products will pass to LSI (or its Subsidiary) upon delivery of the Products to the common carrier at the Gresham Facilities. LSI will have the right to cancel an Order to the extent of applicable Products that are not shipped within the On-Time Delivery requirements; provided, however, in the event that LSI’s cancellation is made pursuant to Section 11.2, the Wafer price amount(s) applicable to such cancelled Order quantity will be deemed to be Qualified Purchases. In addition, SCI will promptly reimburse LSI for any reasonable expedite charges, late charges, or similar costs or expenses incurred by LSI as a result of SCI’s failure to meet the On-Time Delivery requirements for any Product, up to a total amount of [*] per Wafer Lot.

5.10 MRB. SCI will manage the MRB process on lots that are placed on any type of factory hold for a process or design related reason. LSI will cooperate with SCI for prompt resolution of the reason such lots were placed on hold. SCI will make commercially reasonable efforts to not allow the distribution of number of MRB lots on sort hold and the average time to resolve them to exceed the results achieved by LSI at the Gresham Facilities for the [*]. The distribution of MRB lots achieved by LSI at the Gresham Facilities in the [*] shall be considered the “Baseline Distribution”. To the extent that SCI achieves or exceeds the Baseline Distribution, such MRB lots on sort hold will not be counted in the computation of the On-Time Delivery performance. If the distribution of number of MRB lots on sort hold and the average time are greater than the Baseline Distribution, to the extent the distribution of the quantity of MRB lots on sort hold exceeds the Baseline Distribution, the cycle time that is outside of the Baseline Distribution for such MRB lots will be counted in the computation of the On-Time Delivery performance. Any lot that becomes an MRB lot on hold during Wafer processing (i.e. prior to sort) lot will be counted in the DPML calculation. Lots exempt in this calculation are any lots placed on hold by LSI, including products that are waiting for reticles due to a design change. Notwithstanding the foregoing, any Wafer lot that (i) is in WIP and is an MRB lot as of the Effective Date or (ii) becomes an MRB lot after the Effective Date due to processing that occurred prior to the Effective Date, will not be counted in the DPML calculation or distribution.

6. SCRAP LIMITS

6.1 Minimum Die Yield. If the yield or defect density of the Wafers and/or any Wafer Lot for any Product are at or below the Minimum Die Yield (as defined in Attachment F) for such Product, LSI will have the right to reject the Wafers and/or the entire Wafer Lot, at no cost to LSI. The Minimum Die Yield for each Product will be initially calculated when [*] production Wafers for such Product have been manufactured at the Gresham Facilities (including Wafers manufactured prior to the Effective Date) and will be recalculated every [*] thereafter using the data from the just-ended [*] period; provided however, that no reduction in the Minimum Die Yield for a Product will be permitted. Attachment F sets forth the Minimum Die Yield for each Product for which [*] or more production Wafers have been manufactured at the Gresham Facilities as of the Effective Date.

6.2 Rejection of Products. If LSI or one of its Subsidiaries rejects any Products as provided in Section 6.1, SCI will promptly give LSI a full credit for the

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

amounts paid by LSI for such rejected Products via a credit memo for such rejected Products, including the sort charge value for such rejected Products. If LSI’s expected payments to SCI within the [*] would not be fully offset by the credit, at LSI’s option, LSI will have the right to require a cash refund equal to the unused amount of the credit.

6.3 Disposal of Scrap. SCI will properly dispose of all Wafers and Wafer Lots rejected by LSI and all other scrap in compliance with all applicable laws in order to prevent any unauthorized sale and environmental hazards; provided, however, that SCI will give LSI access as requested by LSI to any scrap material for failure analysis or other engineering purposes.

7. CYCLE TIME REQUIREMENTS

7.1 Cycle Times. SCI will record and report to LSI cycle times for manufacture and supply of the Products in industry-standard days per masking layer (“DPML”) by process technology. Promptly after the Effective Date, the Parties will establish cycle times for all process technologies by referencing the cycle times for the applicable Products obtained at the Gresham Facilities during the [*] period ending on the Effective Date. (Attachment C sets forth an example of cycle times.) SCI will measure DPML at the [*] percentile level and not as an average. If for any Product the DPML falls above the [*] percentile level for any measurement period or if during any measurement period there is reasonable evidence to indicate the DPML will be above the [*] percentile level when the relevant measurement for the period is made, SCI will promptly initiate such corrective actions, in coordination with LSI, as LSI reasonably deems appropriate.

7.2 Expedited Production. SCI will allocate to LSI up to [*] Hot Lots and [*] Super Hot Lots in the Gresham Facilities running concurrently at any time. As each Hot Lot or Super Hot Lot, as the case may be, is completed, the available allocated type of Lot will be available to LSI. [*] The subsequent negotiated amounts shall not fall below the Hot Lots or Super Hot Lot percentage of total production as reflected in the allocation for the first half of 2006. SCI will make commercially reasonable efforts to accommodate any additional Hot Lots or Super Hot Lots requested by LSI from time to time. LSI will have the right, in its discretion, to have SCI perform expedited processing for any or all of the process steps in the production of a Wafer Lot.

7.3 Low Running Technologies. Once volumes for any given technology (e.g., C9, C10, G11, G12 or Gflx) falls below [*] Wafers per [*], the applicable cycle time requirement the Parties will mutually agree in good faith to a relaxed DPML.

7.4 [*] Services. For some period of time under this Agreement, [*] services required to complete the processing of the Products may be performed by [*]. The Parties agree that SCI will be responsible for managing the day to day relationship with [*]. Provided SCI has properly performed such activities, SCI will not be responsible for any failure to meet its obligations under this Agreement to the extent resulting from the acts or omissions of [*] If an issue occurs with [*] performance, the Parties agree to discuss in good faith a resolution of the issue.

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8. QUALITY, REPORTING, AND INSPECTION

8.1 Quality. Finished Products and Services supplied by SCI hereunder, including RapidChip® Products and In-Process Wafers to the extent processed by SCI, will meet the applicable procedural, quality and functional requirements and specifications (the “Specifications”) as set forth in Attachment H. At all times during this Agreement, SCI will perform in accordance with the requirements specified below.

(a) SCI will manufacture and provide Products to LSI according to the reliability, manufacture, and performance specifications (including monitoring requirements) of LSI.

(b) SCI will comply with the fab related portions of LSI’s corporate quality requirements and procedures as documented by LSI in the following documentation: WG36-000001-00 (Gresham Factory Reliability Requirements Document) and QA00-000004-21 (General Spec for Supplier Quality and Reliability Requirements Guidelines). These requirements and procedures are set forth in Attachment H.

(c) SCI will perform quality inspection on the Products, including Wafer acceptance testing (“WAT”), parametric testing, or E-Test, according to LSI’s specifications, which may include customer-specific enhancements and/or modifications to LSI’s standard specifications.

(d) SCI will maintain the level of quality in production and materials (including gas or chemical) necessary to, at a minimum, satisfy the defect densities and/or quality levels required by LSI or its customers.

(e) SCI will cooperate with LSI to continuously improve all quality metrics and results relating to the supply of Products and Services as LSI and/or LSI’s customers may request.

SCI will be solely responsible for all costs it incurs in meeting the specifications and requirements in this Section 8.1. If SCI desires to make any changes to any of the foregoing requirements or specifications or other changes to the manufacturing process, SCI will follow LSI’s Engineering Change Notification protocols. A copy of the Engineering Change Notification Protocols are set forth in Attachment I.

8.2 Documentation. Within thirty (30) days after the Effective Date, in addition to the Specifications, LSI will document the following processes and specifications:

(a) The specifications and special lead times for the ITAR flow, including the protocols required for the ITAR flow and the Products that will follow the ITAR flow;

(b) The RapidChip® Product protocols, process flows, devices, and special specifications;

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(c) The ARO process flows by customer, including the Products and special handling requirements for each customer; and

(d) The work remaining to do with the [*], the resources required, and the cost and the timeline of the [*].

8.3 Reporting. SCI will maintain adequate records and adequate systems to generate all reports and track all data required by LSI. In addition, at a minimum, SCI will give LSI direct systems access to the following data relating to the Products ordered by LSI:

(a) process yield data (fab line yield);

(b) real time access to the work in process (“WIP”) (WIP status by stage, location, quantities, lot number part number and ship dates), substantially similar to what Gresham provides as of the Effective Date;

(c) statistical data (data result type from all tester types of sort, yield maps e-test data and metrology data);

(d) process records (for Lots manufactured for LSI), including in-line inspection data, process travelers and any data, including traceability data, related to the process used for manufacture of LSI’s Products; and

(e) any and all data and reporting statistics required by LSI’s customers on LSI Products. LSI agrees to make all commercially reasonable efforts to work with its customers to limit the scope of such requests to those reasonably obtainable.

The Parties agree that such direct systems access for LSI data will be replaced by “My Fab View” (including number of masking steps left for a particular lot to completion of Wafer processing) and direct access for Product engineering information will continue to be provided through the YDS system.

8.4 Testing by LSI. When LSI receives Products to sort at a location other than the Gresham Facilities, LSI will test the Products according to the applicable Specifications. LSI will provide SCI with LSI’s testing information derived from testing such Products, including the number of good Die, the yield and the defect density for such Products. LSI will report such testing information to SCI [*] after conclusion of LSI’s testing. If LSI’s test results reveal defects that cause LSI to reject any Products, LSI and SCI will cooperate to determine the reason for the defects and resolve the defects in any future Products. LSI has the right to place, access (both directly and remotely), and use a subcontractor technical network server on the test floor of the Gresham Facilities to transfer tester programs and data from testers from SCI’s systems to LSI’s or LSI’s designated subcontractor’s off-site locations. In connection with this server, LSI will have the right to set up and maintain, at LSI’s expense, a communications link to LSI’s off-site locations from the test floor for uploading Wafer sort yield data on the Products that are tested at the Gresham Facilities.

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8.5 Process Change Control. SCI will comply with LSI’s current procedures for changes to any technology or manufacturing processes under this Agreement. As of the Effective Date, such process change control procedures are set forth in the following specifications: VB00-000315-00 (QRB Operations Spec for Supplier PCN and Change Control) and VB00-000075-00 (QRB Operating Procedure). SCI will notify LSI in writing in advance of all changes to technology or manufacturing processes. In the event LSI makes any changes to such procedures, LSI will provide SCI with reasonable prior written notice.

8.6 Wafer Sort Test Program Revision Control. SCI will use LSI’s Wafer sort programs, processes, and procedures for the Products and SCI will have no right to make any changes to such Wafer sort programs, processes, and procedures without the prior written consent of LSI. LSI will update such programs as and when necessary and will promptly provide all such updated programs to SCI. Prior to the commencement of any Wafer sort test services, SCI will verify that it is using the most recent version of the applicable test program. Changes that do not change the sort yield or SPP (if applicable) or the test times, will not require approval from SCI. For all other test program changes, the Parties will define a control process for releasing changes to production.

8.7 Audit and Inspection. Upon reasonable prior written notice from LSI, SCI will allow LSI, its representatives, and/or LSI’s customers reasonable access during normal business hours to the Gresham Facilities to audit and inspect the Gresham Facilities (including the equipment), to confirm compliance by SCI with the terms of this Agreement, LSI’s quality requirements, and LSI’s customer’s quality requirements. In addition, SCI will allow LSI and LSI’s customers reasonable access to the Gresham Facilities to address any performance issues. If LSI or its customer finds a deficiency with the Gresham Facilities or noncompliance with the terms of this Agreement, LSI will provide written notice to SCI of the deficiency or noncompliance and SCI will cure such deficiency or noncompliance within a reasonable period.

8.8 On-Site LSI Staffing. SCI will permit and facilitate the presence of up to [*] LSI employees reasonably acceptable to SCI at the Gresham Facilities to monitor the performance of the manufacturing operations with respect to the Products and Services. Such LSI employees will be given access to any portion of the Gresham Facilities, including the fab areas, as such LSI employees deem appropriate; provided, however, such person(s) would be required to comply with SCI’s security, confidentiality and safety procedures. SCI will provide such security and safety procedures to LSI in writing promptly after the Effective Date and will communicate such procedures to the applicable personnel as appropriate. Such persons are invited to attend, and allowed to participate in, as appropriate, SCI’s operations reviews and meetings when Product and Service issues are addressed. During the twelve (12) month period immediately following the Effective Date, SCI will provide adequate separate “visitor” office space and communications facilities for such LSI persons. Thereafter, the Parties will review the desirability for continuation of access to such office space and communications facilities.

9. CONFIDENTIALITY. Any disclosure of any confidential information of either Party pursuant to or in connection with this Agreement will be governed by the terms of the Nondisclosure Agreement, as it may be amended from time to time (the “Master

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NDA”). LSI’s Confidential Information protected under the Master NDA includes the Licensed Material, Specifications, process technologies used to manufacture the Products, LSI’s quality and testing requirements, all failure analysis information and all pricing information specified in this Agreement.

10. OWNERSHIP

10.1 License to Licensed Material. Subject to the terms and conditions of this Agreement, LSI hereby grants to SCI, for the term of this Agreement as set forth in Section 14.1, a non-exclusive, royalty-free, non-sublicensable, non-transferable (except as part of an assignment of this Agreement under Section 15.1), limited, revocable license, under all of LSI’s applicable Proprietary Rights, to use the Licensed Material solely at the Gresham Facilities and solely as necessary to manufacture the Products for LSI and its Subsidiaries and perform the Services for LSI and its Subsidiaries, in accordance with this Agreement. LSI retains all right, title, and interest in and ownership of all Licensed Material and no other licenses or rights to any Licensed Material or any other Proprietary Rights of LSI, implied or otherwise, are granted to SCI under this Agreement. SCI is solely responsible for all costs and damages to any Licensed Material that occur while such Licensed Material is in SCI’s possession or control. If at any time during this Agreement LSI no longer has the right to license any of the Licensed Material to SCI, LSI will promptly notify SCI and SCI’s license as to such Licensed Material will promptly cease. Thereafter the Parties will promptly discuss and determine any adjustments that need to be made to this Agreement, including each Party’s obligations hereunder, based on the removal of such item of Licensed Material; provided, however, in no event shall SCI be required to thereby incur any new obligation (financial or otherwise) that is materially greater than SCI’s existing obligations hereunder. Promptly after the Effective Date, LSI will deliver to SCI all Licensed Material not already located at the Gresham Facilities or otherwise in SCI’s possession.

10.2 In-Process Wafers. LSI retains all right, title, and interest in and ownership of all In-Process Wafers. In-Process Wafers will be held by SCI on a consignment basis for completion of the applicable Wafer processing by SCI following the Effective Date. SCI will bear the risk of loss of the In-Process Wafers as of the Effective Date until the In-Process Wafers are delivered to LSI as provided in Section 5.9 above.

10.3 RapidChip Products

(a) RapidChip Slices not manufactured by SCI. LSI retains all right, title, and interest in and ownership of all RapidChip® Slices stored at the Gresham Facilities by SCI and all Products partially processed by a third party and provided to SCI for Metallization Processing under this Agreement. All such RapidChip® Slices and partially processed Products will be held by SCI on a consignment basis for completion of the applicable Wafer processing by SCI. SCI will bear the risk of loss of all such RapidChip® Slices and partially processed Products until delivery of such Products to LSI as provided in Section 5.9 above.

(b) RapidChip Slices manufactured by SCI. SCI will own

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

RapidChip® Slices manufactured by SCI and held for future completion of the applicable processing by SCI. SCI will bear the risk of loss of all such RapidChip® Slices and partially processed Products until delivery of such Products to LSI as provided in Section 5.9 above.

10.4 Reticles. LSI has, will have, and will retain all right, title, and interest in all Reticles. SCI will safeguard and maintain secure custody of the Reticles until LSI requests return of the Reticles or delivery of the Reticles to a third party, at which time SCI will deliver the Reticles at LSI’s cost and risk as instructed by LSI. While the Reticles are in SCI’s possession or control, SCI will bear the risk of loss of the Reticles. While in SCI’s possession or control, SCI will store the Reticles as specified below.

(a) Archived Reticles. Archived Reticles are those which have not been used in the factory for twelve (12) months or longer. Archived Reticles are allowed to be stored in LSI’s current off-site Reticle storage facility at LSI’s cost and for a period of time which will be determined by LSI.

(b) Inactive Reticles. Inactive Reticles are those which have been used at any time during the previous twelve (12) months, are currently not being used, but are expected to be used during the following twelve (12) month period. SCI will store Inactive Reticles at the Gresham Facilities in an environment of no less than Class 1000 clean room airflow, with required temperature and humidity ambient control.

(c) Active Reticles. Active Reticles are those which are either currently in production, have been recently used for production, or are about to be used for production. SCI will keep Active Reticles on the production floor so that they can be quickly and safely utilized for Wafer processing.

(d) Adjustments. At SCI’s request the foregoing time periods may be modified as is appropriate consistent with the available Reticle storage at the Gresham Facilities. It will be SCI’s responsibility to retrieve any Reticles stored as archived or inactive Reticles in a timely manner.

11. WARRANTIES

11.1 Absence of Defects

(a) Products. SCI warrants that the Products delivered to LSI or its Subsidiaries (or their respective customers) will be free from defects in material and workmanship and will comply with all applicable Specifications for a period of [*] from the date of delivery to LSI or its Subsidiary (or LSI’s or its Subsidiary’s customer, if the Product is delivered directly to the customer). SCI’s warranty for In-Process Wafers and any Products partially processed by a third party is limited to the actual work completed by SCI. If any Products do not conform to the Specifications or contain defects in material and workmanship, SCI will, at LSI’s option, promptly either replace the defective Products or credit LSI for the price paid for such defective Products. If LSI’s expected payments to SCI within the next [*] would not be fully offset by the credit, LSI will have the right to require a cash refund equal to the unused amount of the credit. The

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warranty in this Section 11.1(a) does not apply to any failure in conformance or defect resulting from damage to the Products that occurs after the risk of loss of such Products has transferred to LSI nor to any failure in conformance or defect to the extent arising as a result of LSI’s design nor for any other cause not attributable to defective materials or workmanship or failure to meet Specifications on the part of SCI. This warranty extends to LSI’s Subsidiaries. SCI will not accept warranty claims directly from LSI’s customers or users of such customers’ Products.

(b) Services. SCI warrants that the Services will be performed in a professional and timely manner, in conformance with all applicable processes and Specifications. If any of the Services do not comply with this warranty, upon request of LSI or its Subsidiaries, SCI will promptly reperform the Services such that they do conform, at no additional cost or expense to LSI or its Subsidiaries.

11.2 Reliability Risk / Epidemic Failures. In the event a defect in material or workmanship or failure to meet Specifications is discovered in any Product, including any defect that is not identified by the requisite Product test screens, sort or final testing, and such defect would indicate an unacceptable reliability risk to the performance or expected life of such Product, the Parties will promptly cooperate by doing a failure analysis to ascertain the root cause for such defect. SCI will make all commercially reasonable efforts to implement appropriate manufacturing changes to prevent the reoccurrence of any such defects. For the purposes of this Agreement, “Epidemic Failure” will be deemed to have occurred if more than [*] of any Wafer Lot, shipment, or Order should fail in substantially the same manner. In the case of Epidemic Failure, SCI and LSI will promptly cooperate to resolve the Epidemic Failure and implement the following procedure:

(a) Notice. Within five (5) Business Days after learning of such Epidemic Failure or receipt of notice thereof from LSI, SCI will give LSI an initial written response indicating its plan for diagnosing the problem.

(b) Solution. SCI will exert all commercially reasonable efforts to diagnose the problem and plan a permanent solution and, if necessary, a work-around for temporary use until the solution is implemented. If requested by SCI, LSI will provide reasonable technical assistance to SCI to assist in determining the cause and appropriate corrective actions for the Epidemic Failure. SCI will promptly reimburse LSI for LSI’s reasonable costs associated with providing such assistance. SCI and LSI will mutually agree on a plan to resolve the Epidemic Failure.

(c) Effect on Products. LSI and its Subsidiaries will have the option to refuse delivery of affected Products, cancel any outstanding Orders for the affected Product, and/or return for a cash refund all defective Products and any Products that may be susceptible to the Epidemic Failure. In addition, to the extent the Products still exist as stand-alone components, LSI may return to SCI all defective Products and any Products that may be susceptible to the same failure. The amounts for Products paid or that would have been paid by LSI (or a Subsidiary of LSI) pursuant to an Order for which delivery is refused or the Order is cancelled by LSI (or its Subsidiary) pursuant to this Section 11.2 will be deemed to be Qualified Purchases. LSI will use commercially reasonable efforts to place other Orders for other Products to an equivalent purchase price amount within the Revenue Commitment Period [*].

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(d) Costs Relating to Epidemic Failure. SCI will be responsible for all costs incurred in rectifying any Epidemic Failure including for any solutions, recovery plans, recalls, field replacements, and engineering changes.

11.3 Persistent Performance Problems. If at any time LSI believes problems regarding yield, cycle time, defect density, or other performance metrics relating to the Products are persistent or are not being satisfactorily resolved by SCI, LSI will have the right to escalate such issues to SCI senior management for resolution and SCI will promptly cooperate with LSI to resolve such issues.

11.4 Disclaimer of Warranties. THE EXPRESS WARRANTIES IN THIS SECTION 11 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE SERVICES AND THE PRODUCTS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12. INDEMNIFICATION

12.1 By LSI. LSI will indemnify and hold harmless SCI and its Subsidiaries from any and all third party claims or suits brought against SCI or any of its Subsidiaries alleging that the manufacture of or sale to LSI or its Subsidiaries of Products, or the provision of Services to LSI or its Subsidiaries, by SCI or its Subsidiaries pursuant to this Agreement infringes or misappropriates such third party’s Proprietary Rights, to the extent that such infringement or misappropriation results from either (a) the compliance by SCI or its Subsidiaries with LSI’s specifications as set forth in the Licensed Materials, or (b) the use by SCI or its Subsidiaries of the same equipment, materials, manufacturing methods, and process technologies as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing (provided that, with respect to any alleged infringement or misappropriation that occurs [*], SCI must be able to produce pre-existing documentation clearly showing that the equipment, materials, manufacturing methods, and process technologies in question are in fact the same as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing) (“LSI-Related Claims”). LSI will defend at its own expense any action or proceeding against SCI or its Subsidiaries based on such LSI-Related Claims and will pay those costs and damages that are specifically attributable to such LSI-Related Claims that are finally awarded against SCI or its Subsidiaries or agreed to a monetary settlement of such action or proceeding. Notwithstanding the foregoing, LSI will have no obligation under this Section 12.1 or otherwise with respect to any infringement or misappropriation claim based upon (i) a deviation by SCI or its Subsidiaries from any LSI specification set forth in the Licensed Materials to the extent that such deviation results in the alleged infringement or misappropriation, or (ii) compliance with any LSI specification set forth in the Licensed Materials to the extent there was a non-infringing and commercially reasonable way to implement such specification, after LSI shall have notified SCI in writing pursuant to Section 15.6 of this Agreement of such non-infringing way and SCI had a reasonable opportunity to implement such specification. This Section 12.1 states

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LSI’s entire liability and SCI’s sole and exclusive remedy under this Agreement for any infringement or misappropriation claims relating to any Product or Service, any LSI specification, any Licensed Material, or any other information provided by LSI.

12.2 By SCI. SCI will indemnify and hold harmless LSI and its Subsidiaries from any and all third party claims or suits brought against LSI or any of its Subsidiaries (a) alleging that the manufacture of or sale to LSI or its Subsidiaries of Products, or the provision of Services to LSI or its Subsidiaries, by SCI or its Subsidiaries pursuant to this Agreement infringes or misappropriates a third party’s Proprietary Rights, to the extent that the alleged infringement or misappropriation results from (i) a deviation by SCI or its Subsidiaries from any LSI specification set forth in the Licensed Materials (ii) compliance with any LSI specification set forth in the Licensed Materials to the extent there was a non-infringing and commercially reasonable way to implement such specification, after LSI shall have notified SCI in writing pursuant to Section 15.6 of this Agreement of such non-infringing way and SCI had a reasonable opportunity to implement such specification., or (iii) the use by SCI or its Subsidiaries of equipment, materials, manufacturing methods, or process technologies that are not the same as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing (except for changes made to any of the foregoing in this clause (iii) in compliance with Section 8.5 above, and, provided that, with respect to any alleged infringement or misappropriation that occurs more than two years after the Closing Date, it will be presumed, unless SCI can produce pre-existing documentation, including by reference to documentation covered by Section 8.5 above, clearly showing otherwise, that the equipment, materials, manufacturing methods, or process technologies in question were not the same as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing), or (b) arising from or relating to any personal injury or death, or property damage, to the extent arising from any actual or alleged defects in or malfunction of the Products due to their manufacturing by SCI (collectively, the “SCI-Related Claims”). SCI will defend at its own expense any action or proceeding based on such SCI-Related claims and will pay those costs and damages that are specifically attributable to such SCI-Related claims that are finally awarded against LSI or any of its Subsidiaries or agreed to in a monetary settlement of such action or proceeding.

12.3 Procedures. As soon as an indemnified Party receives notice or otherwise obtains knowledge of any third-party claim that may give rise to any claim for indemnification hereunder, the indemnified Party will promptly provide the indemnifying Party with written notice describing the third-party claim. The indemnifying Party will have the right, at its election and at its sole expense, to assume the defense of the third-party claim with its own counsel. If the indemnifying Party elects to assume the defense of the third-party claim, then the indemnifying Party’s obligations under Section 12.1 or 12.2 above (as applicable) are subject to the conditions that the indemnified Party (and its applicable Subsidiaries and, in the case of SCI, ON):

(a) give the indemnifying Party access to all information in the indemnified Party’s control that are reasonably relevant to the third-party claim (except in instances where providing such access could destroy the attorney-client privilege with respect to such information);

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b) not admit any liability with respect to the third-party claim;

(c) allow the indemnifying Party to control the defense and settlement of the claim, and

(d) cooperate with the indemnifying Party, at the indemnifying Party’s reasonable request and expense, in defending or settling the claim.

The indemnifying Party will have the exclusive right to settle, compromise, or adjust the indemnified claim with the prior written consent of the indemnified Party (which consent will not be unreasonably withheld). If the indemnifying Party elects not to assume control of the defense of the third-party claim, then the indemnified Party will defend such third-party claim using counsel of its choice and may settle, compromise, or adjust such third-party claim on such terms as the indemnified Party may consider appropriate without the prior written consent of the indemnifying Party. In the event that the indemnifying Party elects not to assume control of the defense of the third party claim, then the indemnifying Party shall be responsible for all costs incurred and damages paid by the indemnified Party as a result of the third party claim. The indemnifying Party will be relieved of its obligations under this Section 12 as a result of the indemnified Party’s failure to give such notice or provide such cooperation only if and to the extent that such failure prejudices the indemnifying Party’s ability to perform its obligations above.

13. LIMITATIONS OF LIABILITY. EXCEPT WITH RESPECT TO DAMAGES ARISING FROM A BREACH OF SECTION 9 (CONFIDENTIALITY) AND EXCEPT FOR EACH PARTY’S OBLIGATIONS UNDER SECTION 12 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA AND LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT REGARDLESS OF THE LEGAL THEORY UPON WHICH SUCH DAMAGES ARE CLAIMED AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 9 (CONFIDENTIALITY) AND EXCEPT FOR EACH PARTY’S OBLIGATIONS UNDER SECTION 12 (INDEMNIFICATION), EACH PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE PRODUCTS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED [*] DURING THE [*] PERIOD UNDER THIS AGREEMENT AND [*] UNDER THE [*] PERIOD UNDER THIS AGREEMENT (THE “CAP”). THE APPLICABLE LIABILITY CAP FOR A PARTICULAR CLAIM OR CAUSE OF ACTION WILL BE DETERMINED BY THE PERIOD WHEN THE FIRST PRODUCT(S) UPON WHICH THE CLAIM IS BASED WERE PRODUCED. AFTER THE FIRST [*] OF THE [*] EITHER PARTY MAY PROPOSE A DIFFERENT CAP BASED UPON THE EXPECTED PURCHASE AND SALES VOLUMES OF PRODUCTS AND SERVICES UNDER THIS AGREEMENT FROM THAT POINT ONWARD AND THE OTHER PARTY WILL NEGOTIATE TO AN APPROPRIATE ADJUSTMENT TO THE CAP FOR PROSPECTIVE PERIODS.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

14. TERM AND TERMINATION

14.1 Term. The Agreement will commence on the Effective Date and will continue thereafter for a period of six (6) years (“Initial Term”), unless terminated earlier as provided below. After the Initial Term unless terminated earlier as provided below, the Agreement will automatically renew for successive periods of two (2) years unless either Party has provided written notice of non-renewal to the other Party at least six (6) months prior to the date of expiration of the then-current term.

14.2 Discontinuation of Low-Demand Technology. After the [*] with respect to the Gflx™ Process Technology and LSI’s G12 and G11 process technologies, and after the first [*] with respect to any other LSI process technology, SCI then will have the right to notify LSI that SCI intends to discontinue support of the Products for which demand has fallen below certain agreed upon minimum volumes. If SCI, following [*] as stated above, elects to discontinue support for such Products, SCI will provide LSI with prior written notice of [*] and will cooperate with LSI as LSI may request in implementing and fulfilling a last time buy process for LSI’s end of life requirements for such Products during such 24 month notice period.

14.3 Termination

(a) For Breach. Each Party will have the right to terminate this Agreement by sending written notice of termination to the other Party if the other Party (i) materially breaches this Agreement other than as a result of a Force Majeure described in Section 15.9 below and does not cure the breach within sixty (60) days after receiving written notice thereof from the non-breaching Party, or (b) ceases to conduct business or begins winding up its affairs, becomes the subject of proceedings in bankruptcy, enters into an assignment for the benefit of its creditors, or appoints a receiver or trustee or has a receiver or trustee appointed for it.

(b) For Change of Control. LSI will have the right to terminate this Agreement in the event of a Change of Control of SCI or ON if LSI does not consent to such Change of Control (which consent will not be unreasonably withheld).

14.4 Transition Services. Upon expiration or termination of this Agreement for any reason, SCI will cooperate with LSI and at LSI’s request promptly assist LSI in the preparation and execution of a plan to transition the supply of Products and Services to another provider. After the expiration or termination of this Agreement while LSI is transitioning the supply of Products and Services to another provider, SCI will continue to fulfill Orders submitted by LSI, as long as the Gresham Facilities has capacity to fulfill the Orders. SCI will cooperate with LSI and the alternate provider of Products and Services during this transition and will provide information, technology, training, and intellectual property licenses to the alternate provider of the Products and Services as reasonably requested by LSI.

14.5 Effects of Termination. Upon expiration or termination of this Agreement, except for termination for LSI’s breach pursuant to Section 14.3(a) above, SCI will fulfill all Orders placed under this Agreement prior to the effective date of

29

termination pursuant to all performance requirements of this Agreement with regard to the satisfactory manufacture, quality, reporting, inspection and delivery of Products and Services. Promptly upon expiration or termination of this Agreement, and except as provided below, all licenses granted to SCI hereunder will immediately cease and SCI will promptly return to LSI all Licensed Material or certify in writing to LSI that the Licensed Materials have all been destroyed, except to the extent that SCI is permitted to retain and/or use any portion of the Licensed Materials pursuant to another agreement with LSI. Notwithstanding the foregoing, SCI will have the right to continue to exercise the licenses granted in this Agreement and to use the Licensed Material after the termination or expiration of this Agreement solely for the time period during which SCI continues to manufacture or provide Products or perform Services using such Licensed Material for LSI or any of its Subsidiaries. Sections 1, 9, 10, 11, 12, 13, 14.4, 14.5, 15 will survive expiration or termination of this Agreement for any reason.

15. GENERAL PROVISIONS

15.1 Assignment. Neither Party may assign or transfer, by operation of law or otherwise, any of its rights under this Agreement (including any licenses granted hereunder) or delegate any of its duties under this Agreement to any third party without the other Party’s prior written consent. Any attempted assignment or transfer in violation of the foregoing will be void.

(a) Assignment by SCI. Notwithstanding Section 15.1 above, upon the prior written consent of LSI, which consent will not be unreasonably withheld, SCI will have the right to assign this Agreement in connection with a Change of Control of SCI. If LSI does not consent to an assignment of this Agreement in connection with a Change of Control of SCI and elects to terminate this Agreement as provided in Section 14.3(b), SCI will (and will cause the acquiring party to) provide all reasonable support and assistance to LSI for the transition to LSI’s designated alternate source of the supply of Products and Services provided to LSI under this Agreement.

(b) Assignment by LSI. Notwithstanding Section 15.1 above, up on written notice to SCI, LSI will have the right to assign this Agreement in connection with a Change of Control of LSI.

15.2 Compliance with Laws. Each Party will be required to comply with all applicable rules and laws in the performance of its responsibilities under the Agreement including those relating to export licenses and regulations, government permits and government authorizations.

15.3 Resolution of Disputes. With respect to any dispute that arises from or relates to this Agreement, the Parties will first attempt to resolve the dispute cooperatively by escalating resolution of the dispute within each Party. If the Parties are unable to resolve the dispute cooperatively, then prior to either Party taking action in a court of law, the Parties will submit the dispute to mandatory mediation with Judicial Arbitration and Mediation Services (JAMS). The Parties will mutually agree on the identity of the mediator who will resolve the dispute. If the Parties are unable to agree on a mediator, a neutral mediator will be selected by JAMS. Nothing in this Section 15.3 will prevent either Party from seeking injunctive relief.

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15.4 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

15.5 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of California, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California.

15.6 Notices. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Party):

if to SCI:

ON Semiconductor Law Department

5005 E. McDowell Road

Phoenix, AZ 85008

Attention: General Counsel

Facsimile: (602) 244-5601

if to LSI:

LSI Logic Corporation

1621 Barber Lane

Milpitas, CA 95035-7451

Attention: General Counsel

Facsimile: (408) 433-6896

15.7 Remedies. Except as provided in Section 4.5 and Section 12.1, the Parties’ rights and remedies under this Agreement are cumulative. Each Party acknowledges that any actual or threatened breach of Section 9 (Confidentiality) or Section 10 (Ownership) will constitute immediate, irreparable harm to the nonbreaching Party for which monetary damages would be an inadequate remedy, and that injunctive relief is an appropriate remedy for such breach. If either Party continues to use the Proprietary Rights of the other Party after its right to do so has terminated or expired, the nonbreaching Party will be entitled to immediate injunctive relief without the requirement of posting bond.

15.8 Independent Contractor. Each Party’s relationship to the other Party is that of an independent contractor, and neither Party is an agent or partner of the other. Neither Party will have, and will not represent to any third party that it has, any authority to act on behalf of the other Party.

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15.9 Force Majeure. “Force Majeure” means any act, event, or occurrence beyond a Party’s control, despite its reasonable efforts to prevent, avoid, delay, or mitigate such acts, events, or occurrences, which directly impairs such Party’s ability to perform its obligations under this Agreement, including acts of God, fires, floods, storms, landslides, epidemics, lightning, earthquakes, drought, blight, famine, quarantine, blockade, governmental acts or inaction, orders or injunctions, war, insurrection, terrorist activities, and civil strife. A Party will not be liable for any delays in performance of its obligations under this Agreement caused by a Force Majeure. However, if it appears that the Force Majeure will result in a delay in such Party’s performance, the other Party may take whatever steps it deems necessary or appropriate to protect its interests and fulfill its obligations to its customers (including shifting manufacturing of its products to other facilities or sources and in the case of LSI or its Subsidiaries, canceling outstanding Orders for Products), and if it appears the delay will last more than sixty (60) days, the other Party may, at its option, terminate this Agreement by written notice to the Party delayed in its performance. If this Agreement is not terminated as a result of the Force Majeure or otherwise, the affected Party will resume performance of its obligations under this Agreement as soon as reasonably possible, and the rights and obligations of the Parties under this Agreement (including LSI’s obligations under Section 3) will be equitably adjusted as necessary on account of such delay. Notwithstanding the foregoing, if the supply of Products to LSI and its Subsidiaries under this Agreement is interrupted or substantially diminished as a result of a Force Majeure affecting SCI for a period of more than sixty (60) days, LSI will be excused from all further obligations under Section 3.

15.10 Time of Essence. Time is of the essence in this Agreement.

15.11 Public Announcements. Except as may be required by any law, rule, or regulation of any government body, neither Party will (and neither Party will permit any of its advisors, representatives, or affiliates to) issue any press release or make any public statement regarding this Agreement without the other Party’s prior written consent.

15.12 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other person or entity other than the Parties and LSI’s Subsidiaries, which are entitled to place Orders and purchase Products and Services under this Agreement.

15.13 Severability. If any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

15.14 Entire Agreement. This Agreement, the Asset Purchase Agreement, the Master NDA, and the other Ancillary Agreements set forth the entire understanding of the Parties and supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

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15.15 Waiver. No failure on the part of either Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

15.16 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of both Parties.

15.17 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

15.18 Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections” and “Attachments” are intended to refer to Sections of and Attachments to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LSI LOGIC CORPORATION	SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:	By:
Name:	Name:
Title:	Title:

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List of Attachments

Section Reference	Exhibit	Title
3.1 / 3.1(b)	A	QMPA & TMPA
4.3	A	Estimates of prod mix
5.1	B	(See Sub-schedules)
5.1	B-1	Wafer Pricing
5.4	B-2	In process pricing
5.3 / 5.6	B-3	Additional pricing terms
3.2(a )/ (b)	B-4	Example of excess/short
5.2(a)	B-5	Example of die pricing/
SPP / bumped wafers
5.1	B-6	List of Products for Die
Pricing
7.1	C	Cycle times
	D	Blank
2.6(f) / 4.1(a)	E	Microcapacity
6.1	F	Min die yield (Scrap)
5.6(g)	G	Payment instructions
8.1(b)	H	Corporate quality reqmts
8.1	I	ECN protocols
2.6 (a)	J	Summary of Gflx Qualification Plan

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment A

(Section 3.1 / 3.1 (b))

TMPA and QMPA Information

LSI Logic Corporation
Total Revenue and Revenue Commitment by Quarter
Part 1		Q2-06		Q3-06		Q4-06		Q1-07		Q2-07		Q3-07		Q4-07		Q1-08		Total

	Revenue Commitment by Quarter	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	198,800,000

	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07	Q4 07	Q1 08
Starts Plan (8” wafers/qtr)
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment B-1

(Section 5.1)

Wafer Pricing

[*]	[*]
[*]			[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]	[	*]

Attachment B-2

(Section 5.4)

Valuing In-process WIP and Raw Wafers

1.0	LSI will continue to own the WIP and raw wafers as of the closing date, but will assign that WIP and raw wafers to the new buyer for completion. All Rapid Chip slice inventories remain the property of LSI.

2.0	At the close timing on the day of closing, LSI will take an accounting of all of the work in process (including any lots on hold and engineering wafers) according to the Promis costing system. LSI will also take an accounting of all raw wafers, quartz and targets on hand including inventoried and expensed raw wafers. .

3.0	Each production and prototype lot will be assigned a percentage of completion based on the standard cost for the stages completed over the standard cost for the total stages for that lot through E-test. Engineering wafers will be assigned a standard cost based on their stage of completion in Promis. This percentage of completion will then be applied to the applicable wafer pricing by technology pursuant to Attachment B-1. The resulting calculation will be the in process wafer completion value. The raw wafers, quartz and targets will be valued at cost and that value will be added to the in process wafer completion value.

4.0	SCI will bill LSI for the full value of the sorted Die or Wafers based upon the agreed to pricing in Attachment B-1 for Wafers or the Die pricing as determined by the methodology in Attachment B-5, as applicable. SCI will then give LSI credit for the value resulting from the calculation of the in process wafer completion and raw wafers, quartz and targets in paragraph 3 above. This dollar credit shall be applied in one third increments in months one, two and three of the agreement.

5.0	For any Wafers in sort and not included in the WIP credit calculation at the time of closing, SCI will only bill the reaming sort time needed to complete the sorting of those lots. Any Die in Wafer form at the facility as of the closing date is considered complete and SCI will not bill LSI for these Wafers and will ship to LSI upon request with no charge.

6.0	Any expedite fees will only be paid on in-process lots that go on expedite after the date of closing, and the expedite fee shall be prorated based on the stage of completion at the time of closing.

7.0	If there are lots that are on an expedited status at the time of close, these lots will get charged the prorated expedited amount from close to completion (of steps that are processed as expedites).

8.0	LSI and SCI will work together to ascertain a reasonable value of any ARO wafers that are in process at the time of closing. This value will be a credit to LSI in the first quarter of the Agreement.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment B – 3

(Section 5.3; 5.6)

Additional Pricing Terms

Fees for Expedited Processing:

Super Hot Lot (Priority 1)—[*] regardless of technology (see attached Attachment C on related DPML cycle times)

Hot Lot (Priority 2)—[*] regardless of technology (see attached Attachment C on related DPML cycle times)

Above fees will be prorated over the number of processing moves that receive expedited treatment, if the lot is not expedited from start to finish.

If the expedited lot does not meet the SCI committed date, such expedite fees that would customarily be charged would be waived by SCI.

Prototype Pricing Premium. The prototype pricing premium will be [*] of the regular production price for the applicable Product. DPML cycle times for such prototype are set forth in Attachment C.

Wafer Sort and Engineering Test Services: [*] of test equipment on all non-consigned equipment.

Consigned test equipment, including but not limited to the Advantest and the laser repair equipment, fees of [*] of test equipment time will be charged.

Small Lot Charge: All small lots that are started in a given week above the [*] or [*] allowed will be charged at a premium of [*] of the base price (adder)

LVR Pricing Premium: All production lots that are run utilizing the non rapid chip LVR reticle capability will be charged a premium of [*] of the base price (adder) after the [*] (G12) or [*] (Gflx) limit has been reached on a particular product.

Engineering Charges: Engineering time for special requested engineering time (e.g. NRE) will be charged at [*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment B-4

(Section 3.2 (a) and (b))

To show application of Carry Over of Excess / Shortfall under

The following are examples of the QMPA, and how to deal with excess / shortage and carry-forward.

Excess:

Per the wafer supply agreement, the following are the revenue commitments by LSI:

QMPA for Q2, 06 [*]

QMPA for Q3, 06 [*]

At the end of Q2, assume the actual revenue was [*] from LSI

Hence, additional revenue from LSI = [*]—[*] = [*]

[*] of [*] = [*]

Because the [*] exceeds the [*], only [*] of additional revenue of Q2 will be used to offset LSI’s Q3 commitment.

Hence, LSI’s contractual Q3 commitment still would be [*] of which [*] would already have been fulfilled at the commencement of Q3.

Shortfall:

Per the wafer supply agreement, the following are the revenue commitments by LSI:

QMPA for Q2, 06 [*]

QMPA for Q3, 06 [*]

At the end of Q2, assume the actual revenue was [*] from LSI

Hence, shortfall of revenue from LSI = [*]—[*] = [*]

[*] of [*] = $[*]

Hence, LSI would have to pay, per payment terms, [*] to SCI and the balance of [*] would be added to the Q3 contractual revenue commitment of LSI. The new Q3 revenue commitment would be [*].

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment B-5

(Section 5.2 (a))

Methodology for “price per good die” and bumped wafers

Price per good die (sorted die)

1.0	Die based pricing, based on sorted Die, will be used for products which have more than [*] wafers produced by Gresham, including Wafers produced before the “Effective Date”.

2.0	Wafer based pricing is used for products with [*] Wafers.

3.0	For Die based pricing, a NDPW factor is established using the actual mean yields of the nearest [*] months for each product that has [*] Wafers produced.

4.0	The Wafer price for the quarter the product is requested or shipped (whichever is later) is used to calculate the price per good Die or the Wafer pricing whichever is applicable.

5.0	This price is used for invoicing purposes on Product shipped. The actual quantity shipped times the unit price is used for invoicing purposes.

6.0	SCI acknowledges that LSI uses statistical post processing (SPP), whereby some Die, that pass all electrical parameters are still not used for assembly into final products as there is a higher likelihood of encountering reliability failures and a higher DPPM fallout.

7.0	Products which are on SPP as of the “Effective Date”

7.1	LSI will continue using SPP on Products that are currently on SPP as of the Effective Date.

7.2	SCI will invoice LSI for these Die based on “Post SPP based die”.

8.0	Products which are wafer based pricing and on SPP as of the “Effective Date”

8.1	LSI will continue using SPP on products that are currently on SPP as of the Effective Date.

8.2	SCI will invoice LSI for Wafers until the [*] Wafers limit is reached. Wafer pricing used will be based on attachment B-1. Once [*] Wafers have been shipped, SCI will invoice LSI for these die based on “Post-SPP based Die”.

9.0	Products which are on not on SPP as of the “Effective Date” but subsequently are on SPP during the term of the contract

9.1	For the months, the Products are not on SPP, Die based pricing based on sorted good die will be used for invoicing purposes (or Wafer based pricing if [*] Wafers produced for that Product)

9.2	When the Product is switched to SPP by LSI, SCI will invoice LSI for these Die based on “Post SPP based Die”.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Bumped Wafers

10.0	Wafers that are fabricated in Gresham and bumped at some other sub-contractor of LSI.

10.1	SCI will ship Wafers that require bumping to the location specified by LSI.

10.2	SCI will invoice LSI the applicable non-sorted Wafer price:

10.3	Wafer Products for which [*] Wafers have been manufactured, if the actual Die yields for such Products, (after bump and sort yield or SPP as applicable) is lower than the expected NDPW due to a Wafer processing cause, LSI shall be entitled to a credit for the shortfall in the actual NDPW as compared to the expected NDPW.

10.4	Similarly, for bumped Wafer Products for which [*] wafers have been manufactured, if the actual Die yields for such Products (after bump and sort yield or SPP as applicable) is higher than the expected NDPW, SCI shall be entitled to invoice LSI for the excess in the actual NDPW as compared to the expected NDPW.

[*]	[*]	[*]	[*] [*]	[*]	[*] [*]	[*]	[*] [*]	[*]	[*] [*]	[*] [*]	[*] [*]	[*] [*]	[*] [*]	[*] [*]	[*] [*]	[*] [*]	[*] [*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment B-6

(Section 5.1)

List of products for Die pricing

(based on [*] Wafers)

Candidate List – discuss between sign and close

Design
[*]
[*]
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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[*]
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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment C

(Section 7.1)

Cycle Times

[*]	[*]

[*]	[*]	[*]

	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]

[*]	[*]

[*]	[*]

[*]	[*]
[*]	[*]

[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]
[*]	[*]

Attachment D

(intentionally left bank)

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment E

Microcapacities

(Section 2.6 (f) / 4.1 (a))

Attachment E

Gresham Technology Micro-Capacities (Wafer Starts/Week)

Current Factory Micro-Capacity Limitations

Technology	Current Micro-capacity Limit (Wafer Starts/Week)	[*]
G-10/G-11	[*]	[*]
C-9	[*]	[*]
CMOS18	[*]	[*]
G12-5LM	[*]	[*]
Gfk	[*]	[*]
G10 ([*] .reticles being transferred)	[*]	[*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment F

(Section 6.1)

Scrap Limits

[*]

Design	Lot Scrap Yield %	Wafer Scrap Yield %
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
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[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
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[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

The above are scrap limits for devices produced [*] Wafers. Above schedule needs to be updated for devices with wafers [*] Wafers.

With respect to Attachment F (continued) (Section 6.1) LSI Specification: VB00-000183-00, it consists of seventeen (17) pages.

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment F (continued)

(Section 6.1)

LSI Specification: VB00-000183-00

MAVERICK LOT CONTROL FOR

WORLDWIDE OPERATION

[*]

Attachment G

(Section 5.6 (g))

Payment Instructions

(to be completed prior to Closing)

With respect to Attachment H (Section 8.1 (b)) LSI Specification: WG36-000001-00, it consists of twenty-five (25) pages.

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment H

(Section 8.1 (b))

LSI Specification: WG36-000001-00

FACTORY RELIABILITY REQUIREMENTS

DOCUMENT—GRESHAM FAB

[*]

With respect to Attachment H (Section 8.1 (b)) LSI Specification: WG36-000001-00, it consists of twenty-five (25) pages.

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment H (continued)

(Section 8.1 (b))

LSI Specification: QA00-000004-21

SUPPLIER QUALITY AND RELIABILITY

REQUIREMENTS (SQRR)

FOUNDRY OPERATION

[*]

With respect to Attachment I (Section 8.1, 8.5) LSI Specification: VB00-000315-00, it consists of twenty (20) pages. [*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment I

(Section 8.1, 8.5)

LSI Specification: VB00-000315-00

SUBCONTRACTOR / SUPPLIER

PROCESS CHANGE NOTIFICATION

(PCN) PROCEDURE

[*]

With respect to Attachment I (Section 8.1, 8.5) LSI Specification: VB00-000075-00, it consists of twenty-five (25) pages. [*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment I (continued)

(Section 8.1, 8.5)

LSI Specification: VB00-000075-00

QUALIFICATION REVIEW BOARD (QRB)

OPERATING PROCEDURE

[*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment J

(Section 2.6 (a))

Summary of Gflex Qualification Plan

•	HTOL/Environmental Test Status/Results
•	[*]:
•	Passing [*]
•	[*]: Passing: [*]
•	[*] Passing all environmental tests [*]
•	FA completed for Logic IFR fails:
•	[*]
•	All units will be retested

[*]

Attachment J (continued)

(Section 2.6 (a))

Summary of Gflx Qualification Plan

•	Assumptions:
•	[*]
•	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
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[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

•	Reliability group has agreed to go to QRB after completion of [*]

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

•	QRB will be scheduled after the completion of [*]
•	[*]

EXHIBIT E

Form of Intellectual Property License Agreement

Attached below.

[*] Portions denoted with an asterisk in this agreement (and its related exhibits) have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is being entered into as of the Closing Date, by and between LSI LOGIC CORPORATION, a Delaware corporation (“LSI”); LSI LOGIC HK HOLDINGS, an Exempted Company organized under the laws of the Cayman Islands (“LSI Holdings”); SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (“SCI”); and ON SEMICONDUCTOR TRADING LTD., a corporation organized under the laws of Bermuda (“ON Trading”). In this Agreement, LSI, LSI Holding, SCI, and ON Trading are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”

RECITALS

A. LSI and SCI entered into an Asset Purchase Agreement dated April     , 2006 (the “Asset Purchase Agreement”), pursuant to which LSI has agreed to cause its and its subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its subsidiaries.

B. Concurrently with the Closing, the Parties are entering into certain Ancillary Agreements, including this Agreement, pursuant to which (among other things): (a) LSI Holdings is granting to ON Trading and SCI certain licenses to its Process Technology, Product Technology, Licensed Fab Software, and Ancillary Technology (each as defined below); and (b) SCI is granting to LSI and its Affiliates a license to the Fab Intellectual Property.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Asset Purchase Agreement. For purposes of this Agreement:

1.1 “Affiliate” of a Party means any person or entity that, at any time during the term of this Agreement, directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means ownership of fifty percent (50%) or more of the voting power of the outstanding voting securities (but only as long as such person or entity meets these requirements); provided, however, that in the case of SCI and ON Trading, the term “Affiliate” excludes TPG Partners II, L.P., its parallel funds, their general partners and their other portfolio companies (collectively, “TPG”), and any other person or entity that would be an “Affiliate” pursuant to the foregoing definition solely as a result of its ownership by, or its control relationship with, TPG.

1.2 “Ancillary Technology” means the data, information, and know how of LSI and its Affiliates (in existence as of the Closing Date) pertaining to the Gresham Facilities operational procedures, protocols, and similar activities, including automation, clean room control, and central plant process operations, that is resident at the Gresham Facilities and that is not specifically associated with any Process Technology, Product Technology, Licensed Fab Software, or Fab Software.

1.3 “Applicable IP Rights” means all: (a) rights associated with works of authorship (whether or not registered), including copyrights and mask work rights, (b) trade secret rights, and (c) other types of legally recognized rights in know-how and other intangible assets (other than Patents, and trademark and service mark rights, trade dress rights, trade name rights, and similar branding rights).

1.4 “ASIC” means an application specific integrated circuit.

1.5 “Assert” means to bring, as a Plaintiff, an action of any nature before any legal, judicial, arbitration, administrative, executive, or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part. Examples of such body or tribunal include, United States State and Federal Courts, the United States International Trade Commission, and any foreign counterparts of any of the foregoing.

1.6 “Change in Control” means, with respect to a Party (or ON), the occurrence of any of the following events: (a) any consolidation or merger of such Party (or ON) with or into any other entity in which the holders of such Party’s (or ON’s) outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer, or assignment of securities of such Party (or ON) representing a majority of the voting power of all of such Party’s (or ON’s) outstanding voting securities to an acquiring party or group, in a single transaction or a series of related transactions; or (c) the sale of all or substantially all of such Party’s (or ON’s) assets. Any Change in Control of ON will also be deemed to be a Change in Control of SCI and ON Trading, and any Change in Control of LSI will also be deemed to be a Change in Control of LSI Holdings. In addition, in the case of SCI and ON Trading, a “Change of Control” also means and includes any transaction or series of transactions as a result of which ON no longer has the power or authority to control and direct the business or affairs of SCI or ON Trading, and in the case of LSI Holdings, a “Change of Control” also means and includes any transaction or series of transactions as a result of which LSI no longer has the power or authority to control and direct the business or affairs of LSI Holdings.

1.7 “Clone Delivery Date” means the date on which a duplicate copy of the Fab Intellectual Property (including all modifications, derivative works, improvements, and enhancements thereto made by any Party or its Affiliates prior thereto) is replicated and delivered to LSI (or any of its Affiliates) by SCI (or any of its Affiliates) pursuant to the Transition Services Agreement.

1.8 “Gflx™ Process Technology” means the Gflx™ process technology jointly developed by LSI and Taiwan Semiconductor Manufacturing Co. Ltd.

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[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.9 “Licensed Fab Software” means the software identified in Exhibit C (in both source code and object code form), to the extent that such software is owned by LSI Holdings or any of its Affiliates, including any updates, modifications, or improvements thereto that are provided by LSI to SCI or any of its Affiliates pursuant to the Wafer Supply Agreement, but excluding any third-party software.

1.10 “Licensed Processes” means LSI’s [*] process technologies (as further described in Exhibit A and as embodied by the Process Technology Deliverables). The Gflx™ Process Technology is not a Licensed Process.

1.11 “LSI Ancillary Patents” means all Patents owned by LSI or any of its Affiliates that would be infringed by the use of the Ancillary Technology without a valid license, but only with respect to the claims of such Patents that would be so infringed.

1.12 “LSI Process Patents” means all Patents owned by LSI or any of its Affiliates that would be infringed by the use of the Process Technology (including any updates, modifications, or improvements that are provided by LSI to SCI or any of its Affiliates pursuant to the Wafer Supply Agreement) without a valid license, but only with respect to the claims of such Patents that would be so infringed.

1.13 “LSI Product Patents” means all Patents owned by LSI or any of its Affiliates that would be infringed by the use of the Product Technology without a valid license, but only with respect to the claims of such Patents that would be so infringed.

1.14 “LSI Fab Software Patents” means all Patents owned by LSI or any of its Affiliates that would be infringed by the use of the Licensed Fab Software (including any updates, modifications, or improvements that are provided by LSI to SCI or any of its Affiliates pursuant to the Wafer Supply Agreement) without a valid license, but only with respect to the claims of such Patents that would be so infringed.

1.15 “LSI Products” means any semiconductor wafers, devices, integrated circuits, discrete devices, and other products (including ASICs) manufactured, designed, developed, or sold by LSI or any of its Affiliates at any time, before or after the Closing Date.

1.16 “Master NDA” means the Nondisclosure Agreement between LSI and SCI dated as of Closing Date, as it may be amended from time to time.

1.17 “Modified Licensed Fab Software” means the combination of (a) the original Licensed Fab Software licensed to ON Trading and SCI under this Agreement and (b) future modifications, derivative works, enhancements, and improvements of such Licensed Fab Software made by or for ON Trading or SCI (or any of their Affiliates) after the Closing Date, if any, which will be owned by SCI.

1.18 “Modified Process Technology” means the combination of (a) the original Process Technology licensed to ON Trading and SCI under this Agreement and (b) future modifications, derivative works, enhancements, and improvements of such Process Technology made by or for ON Trading or SCI (or any of their Affiliates) after the Closing Date, if any, which will be owned by SCI.

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1.19 “Modified Product Technology” means the combination of (a) the original Product Technology licensed to ON Trading and SCI under this Agreement and (b) future modifications, derivative works, enhancements, and improvements of such Product Technology made by or for ON Trading or SCI (or any of their Affiliates) after the Closing Date, if any, which will be owned by SCI.

1.20 “ON” means ON Semiconductor Corporation. SCI and ON Trading are wholly-owned subsidiaries of ON.

1.21 “ON Foundry Customer” means an SCI customer, or a customer of any of SCI’s Affiliates, for whom SCI (or any of its Affiliates) manufactures or produces Third Party Products.

1.22 “ON Patents” means any Patents owned by SCI or any of its Affiliates that would be infringed by the use of the Process Technology, the Product Technology, the Ancillary Technology, or the Licensed Fab Software (including, in each case (except as to the Product Technology), any updates, modifications, or improvements that are provided by LSI to SCI or any of its Affiliates pursuant to the Wafer Supply Agreement, which will be owned by LSI) without a valid license, but only with respect to the claims of such Patents that would be so infringed.

1.23 “ON Products” means any semiconductor wafers, devices, integrated circuits, discrete devices, and other products (including ASICs) manufactured, designed, developed, or sold at any time, before or after the Closing Date, by SCI or any of its Affiliates (including such products that were designed or developed by Motorola, Inc., prior to the formation of ON or SCI, provided that the rights to such products were transferred to SCI as a result of the divestiture of the Semiconductor Components Group of the Semiconductor Products Sector of Motorola on August 4, 1999), and marketed and sold under ON’s trademarks or branding. ON Products do not include Third Party Products.

1.24 “Patents” means any and all patent applications and patents (including letters patent, industrial designs, and inventor’s certificates), design registrations, and applications to register industrial designs that issue, and any and all rights to any of the foregoing anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations in part (or in whole), continued prosecution applications, requests for continued examination, and other similar filings or notices provided for under the laws of the United States, or of any other country.

1.25 “Plaintiff” means, with respect to any action of any nature before any legal, judicial, arbitration, administrative, executive, or other type of body or tribunal, anywhere in the world, the party that institutes such action as an initial matter; provided, however, that if LSI, any of its Subsidiaries, or any of their respective customers institutes an action for declaratory relief based on a threatened Patent claim infringement claim against LSI, any of its Subsidiaries, or (with respect to LSI Products) any of their customers, the party that threatened to Assert the infringement claim, not LSI or its Subsidiary or the customer, will be considered to be the Plaintiff for purposes of this Agreement.

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1.26 “Process Technology” means the data, know-how, and information (including process recipes and process flows) owned by LSI and its Affiliates that (a) is contained or embodied in the Process Technology Deliverables, or (b) pertains to the Licensed Processes and is located or used at the Gresham Facilities as of the Closing Date (whether or not contained or embodied in the Process Technology Deliverables), in each case including any updates, modifications, or improvements thereto that are provided by LSI to SCI or any of its Affiliates pursuant to the Wafer Supply Agreement. The term “Process Technology” does not include any data, know-how, or information pertaining to the Gflx™ Process Technology.

1.27 “Process Technology Deliverables” means the documents and materials identified as “Deliverables” in Exhibit A.

1.28 “Products” means LSI Products or ON Products, as the context so indicates.

1.29 “Product Technology” means the data, know-how, and information owned by LSI and its Affiliates that is contained or embodied in the Product Technology Deliverables (as further described in Exhibit B).

1.30 “Product Technology Deliverables” means the documents and materials identified as “Deliverables” in Exhibit B.

1.31 “Restricted Products” means the following products: (a) media processing products consisting of (i) DSPs for processing audio, communication and voice, (ii) display processors for processing image and video data, or (iii) system on chip products for processing audio, video and imaging data; (b) networking products that include Ethernet controllers, switches, and PHYs; and (c) data storage products that include SAS, fibre channel, or SCSI controllers. In no event, however, will Restricted Products include power management chips that implement control loop functionality and which may include such elements as digital signal processors, reduced instruction set computer (RISC), microcontrollers, application specific processors, mixed signal components, macros, cores, embedded memories and industry standard communication protocols, or similar elements.

1.32 “Restricted Period” means the period of three years beginning on the Closing Date.

1.33 “Third Party Products” means any products manufactured or produced by SCI (or any of its Affiliates) on behalf of a third party (a) according to or based on designs or specifications furnished or owned by such third party and (b) for resale to that third party (or to customers of, or as directed by, such third party) on a substantially exclusive basis.

2. LSI LICENSE GRANTS

2.1 Process Technology License Grant. Subject to the terms and conditions of this Agreement including the restrictions in Section 2.10, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 2.11), nonassignable (except as provided in Section 9.10) license under all of LSI Holdings’ (and its Affiliates’) Applicable IP Rights, with no right to sublicense except as expressly provided below, to use,

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reproduce, modify, and create derivative works of, and combine with other technology, any or all of the Process Technology in order to (i) design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products and (ii) manufacture and sell Third Party Products, as long as such Third Party Products, during the Restricted Period, are not Restricted Products.

2.2 Product Technology License Grant. Subject to the terms and conditions of this Agreement including the restrictions in Section 2.10, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 2.11), nonassignable (except as provided in Section 9.10) license under all of LSI Holdings’ (and its Affiliates’) Applicable IP Rights, with no right to sublicense except as expressly provided below, to use, reproduce, modify, and create derivative works of, and combine with other technology, any or all of the Product Technology in order to design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products.

2.3 Fab Software License Grant. Subject to the terms and conditions of this Agreement including the restrictions in Section 2.10 and the restrictions set forth in Exhibit C, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 2.11), nonassignable (except as provided in Section 9.10) license under all of LSI Holdings’ (and its Affiliates’) Applicable IP Rights, with no right to sublicense except as expressly provided below, to use, reproduce, modify, and create derivative works of, and combine with other technology, any or all of the Fab Software in order to (i) design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products and (ii) manufacture and sell Third Party Products, as long as such Third Party Products, during the Restricted Period, are not Restricted Products. Except as may be otherwise provided in Exhibit C, this license includes the rights to (a) use the Licensed Fab Software at other facilities in addition to the Gresham Facilities and (b) allow third-party contractors to have access to and use the Licensed Fab Software on behalf of ON Trading or SCI and its Affiliates, provided that ON Trading or SCI enters into a Contract Services Agreements in accordance with Section 2.5(c) with each such third-party contractor before allowing the third-party contractor to have access to the Licensed Fab Software. The previous sentence shall not be construed as implying any limitation on the rights of SCI or ON Trading under any other sections in this Agreement.

2.4 Ancillary Technology License Grant. Subject to the terms and conditions of this Agreement, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable, nonassignable (except as provided in Section 9.10) license under all of LSI Holdings’ (and its Affiliates’) Applicable IP Rights, with no right to sublicense except as expressly provided below, to use, reproduce, modify, and create derivative works of, and combine with other technology, any or all of the Ancillary Technology in order to utilize or operate the Gresham Facilities to (i) design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products and (ii) manufacture and sell Third Party Products.

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2.5 Sublicensing

(a) Sublicensing Rights for Process Technology, Product Technology, and Fab Software. As long as (A) ON Trading and SCI believe in good faith that ON Trading, SCI, and its Affiliates are not in material breach of any obligation under this Agreement or (with respect to the Process Technology, Product Technology, or Licensed Fab Software) the Master NDA, and (B) neither ON Trading nor SCI has been noticed by LSI Holdings or its Affiliates (pursuant to Section 9.7 herein) that ON Trading, SCI, or any of its Affiliates is in material breach of any obligation under this Agreement or (with respect to the Process Technology, Product Technology, or Licensed Fab Software) the Master NDA, ON Trading or SCI (or both) may sublicense the rights granted to them in Sections 2.1, 2.2, and 2.3: (i) to any of its Affiliates; and (ii) to a third party in connection with (x) the sale of any product lines that is manufactured using all or a portion of the Process Technology, Product Technology, and/or Licensed Fab Software, provided that the sublicense rights granted to such third party are limited to the manufacture, use, and sale of the products comprising the product lines (including future versions or derivatives of such products) and include rights only under the Process Technology, Product Technology, and/or Licensed Fab Software that are in use in such product lines, or (y) SCI’s (or any of its Affiliates’) divestiture after the Initial Period (as defined in the Wafer Supply Agreement) of a wafer fabrication facility that uses all or a portion of the Process Technology, Product Technology, and/or Licensed Fab Software, provided that the sublicense rights granted to such third party include rights only under the Process Technology, Product Technology, and/or Licensed Fab Software that are in use in such facilities, and the sublicensee agrees in writing to use the Process Technology, Product Technology, and/or Licensed Fab Software, or the Modified Process Technology, Modified Product Technology, and/or Modified Licensed Fab Software (as applicable), solely to manufacture and sell products (including any existing or new products designed or developed by such third party) at the divested facilities and not to manufacture any Restricted Products during the Restricted Period.

(b) Sublicensing Rights for Ancillary Technology. ON Trading and SCI may sublicense the rights granted to them in Section 2.4 to any of their Affiliates and to any third party.

(c) Sublicensing Requirements. Any sublicense agreement entered into by SCI or ON Trading as permitted by Section 2.5(a) (a “Sublicense Agreement”) must contain the license restrictions in Section 2.10 and other terms and conditions that are at least as protective of LSI Holdings’ and its Affiliates’ rights and interests in the Process Technology, Product Technology, and Licensed Fab Software as the provisions of this Agreement and of the Master NDA, and ON Trading or SCI must promptly notify LSI Holdings in writing after such sublicense is granted. In addition, before exercising any “have designed,” “have developed”, or “have manufactured” rights with respect to a third party, ON Trading or SCI (as the case may be) must enter into a binding written agreement with such third party (a “Contract Services Agreement”) that contains terms and conditions that are at least as protective of LSI Holdings’ and its Affiliates’ rights and interests in the Process Technology, Product Technology, and Licensed Fab Software as the provisions of this Agreement and of the Master NDA. Each Sublicense Agreement must include a provision stating the sublicenses granted to such third party will automatically terminate, without notice, if such third party Asserts a patent infringement claim against LSI or any of its Affiliates or (with respect to LSI Products) any of

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their respective customers (it being understood that the Assertion by such third party of a patent infringement claim against LSI or any of its Affiliates or (with respect to LSI Products) any of their respective customers will not terminate, diminish, or otherwise adversely affect ON Trading’s or SCI’s rights under this Agreement, except as to ON Trading’s and SCI’s right to sublicense such third party). ON Trading or SCI will promptly notify LSI Holdings in writing if ON Trading or SCI (or any of their Affiliates) becomes aware of any material breach of any Sublicense Agreement or Contract Services Agreement by another party thereto relating to the Process Technology, Product Technology, or Licensed Fab Software. In the event of any such third party material breach relating to the Process Technology, Product Technology, or Licensed Fab Software, the Parties agree to confer within ten (10) business days after notice by ON Trading or SCI of such breach to discuss and mutually agree upon, in good faith, an appropriate and reasonable course of action with respect to such third party.

2.6 Process Patent License. Subject to the terms and conditions of this Agreement including the restrictions in Section 2.10, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 2.11), nonassignable (except as provided in Section 9.10) license under the LSI Process Patents, with no right to sublicense except to entities that are Affiliates of ON Trading and SCI prior to any Change in Control of ON, ON Trading, or SCI, to use the Process Technology, and combine the Process Technology with other technology, in order to (i) design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products and (ii) manufacture and sell Third Party Products, as long as such Third Party Products, during the Restricted Period, are not Restricted Products.

2.7 Product Patent License. Subject to the terms and conditions of this Agreement including the restrictions in Section 2.10, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 2.11), nonassignable (except as provided in Section 9.10) license under the LSI Product Patents, with no right to sublicense except to entities that are Affiliates of ON Trading and SCI prior to any Change in Control of ON, ON Trading, or SCI, to use the Product Technology, and combine the Product Technology with other technology, in order to design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products.

2.8 Licensed Fab Software Patent License. Subject to the terms and conditions of this Agreement including the restrictions in Section 2.10, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 2.11), nonassignable (except as provided in Section 9.10) license under the LSI Licensed Fab Software Patents, with no right to sublicense except to entities that are Affiliates of ON Trading and SCI prior to any Change in Control of ON, ON Trading, or SCI, to use the Licensed Fab Software, and combine the Licensed Fab Software with other technology, in order to (i) design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products and (ii) manufacture and sell Third Party Products, as long as such Third Party Products, during the Restricted Period, are not Restricted Products.

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2.9 Ancillary Patent License. Subject to the terms and conditions of this Agreement, LSI Holdings (on behalf of itself and its Affiliates) hereby grants to ON Trading and SCI a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable, nonassignable (except as provided in Section 9.10) license under the LSI Ancillary Patents, with no right to sublicense except to entities that are Affiliates of ON Trading and SCI prior to any Change in Control of ON, ON Trading, or SCI, to use the Ancillary Technology, and combine the Ancillary Technology with other technology, in order to utilize or operate the Gresham Facilities to (i) design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell ON Products and (ii) manufacture and sell Third Party Products, as long as such Third Party Products, during the Restricted Period, are not Restricted Products.

2.10 License Restrictions. During the Restricted Period, ON Trading and SCI will not use, and will not allow its Affiliates to use, any of the Process Technology, Product Technology, or Licensed Fab Software to design, develop, improve, manufacture, distribute, market, or sell any Restricted Product.

2.11 License Termination

(a) Termination for Breach or Default. LSI Holdings may terminate one or more of the licenses granted in Sections 2.1, 2.2, 2.3, 2.6, 2.7, and 2.8, effective immediately upon written notice to ON Trading or SCI, if LSI has not received the Final Installment Payment within seven (7) days after the Final Installment Payment Date.

(b) Termination with Respect to Foundry Customer. LSI Holdings may terminate the licenses granted to ON Trading and SCI in Sections 2.1, 2.3, 2.6, and 2.8 with respect to the manufacture and sale of Third Party Products to a specific ON Foundry Customer, upon written notice to ON Trading or SCI, if that ON Foundry Customer Asserts a claim of Patent infringement against LSI or any of its Affiliates or, with respect to LSI Products, any of their respective customers. Upon receipt of such termination notice, ON Trading and SCI (and any of their Affiliates that have been sublicensed under such licenses) may continue to exercise their rights under such license and sublicenses solely to the extent necessary to fulfill any legally binding obligations they may have to that ON Foundry Customer when the termination notice is given.

2.12 Territorial Allocation of Rights. The licenses and rights granted to ON Trading and SCI in this Agreement will be allocated on a geographic basis as follows: SCI will exercise such licenses and rights in the United States of America, Brazil, Mexico, and Puerto Rico (the “SCI Territory”), and ON Trading will exercise such licenses and rights outside the SCI Territory. The Parties acknowledge and agree that the value of the licenses and rights granted to ON Trading and SCI in this Agreement are and will be allocated, for all tax purposes, as follows: 80% to the licenses and rights granted to ON Trading, and 20% to the licenses and rights granted to SCI. If either ON Trading or SCI grants any sublicenses to any of its Affiliates as permitted by this Agreement, neither LSI nor any of its Subsidiaries will be responsible or liable for any taxes imposed on or resulting from such sublicenses.

2.13 No Implied License. The licenses granted in Sections 2.1, 2.2, 2.3, 2.4, 2.6, 2.7, 2.8, and 2.9 are not intended to confer, by implication, estoppel, or otherwise, upon ON Trading

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or SCI or any of their Affiliates a license to or any rights in any trademarks, service marks, trade dress rights, trade name rights, or similar rights of LSI Holdings or any of its Affiliates. All rights not expressly granted by LSI Holdings in this Agreement are reserved by LSI Holdings and its Affiliates.

3. SCI LICENSE GRANTS

3.1 License Grant. Subject to the terms and conditions of this Agreement, SCI (on behalf of itself and its Affiliates) hereby grants to LSI Holdings and its Affiliates a non-exclusive, fully-paid and royalty-free, perpetual and irrevocable, nonassignable (except as provided in Section 9.10), and worldwide license, under all of SCI’s (and its Affiliates’) Applicable IP Rights in the Fab Intellectual Property and Fab Information (including all modifications, derivative works, improvements, and enhancements thereto made by any Party or any Affiliate of a Party prior to the Clone Delivery Date), to use, reproduce, modify, create derivative works of, distribute, and otherwise exploit such Fab Intellectual Property and Fab Information in any manner now known or hereafter conceived, including in connection with the design, development, testing, manufacture, marketing, distribution, and sale of LSI Products by LSI or any of its Affiliates or any third-party foundry or contractor for LSI or its Affiliates. LSI Holdings and its Affiliates will have no right to sublicense except as expressly provided below.

3.2 Sublicensing. LSI Holdings may sublicense the rights granted to it in Section 3.1 to (a) any of its Affiliates and (b) a third party in connection with the sale of any product line that contains, is based upon, or is manufactured with the use of any such Fab Intellectual Property.

3.3 Patent License. Subject to the terms and conditions of this Agreement, ON Trading and SCI (each on behalf of itself and its Affiliates) hereby grant to LSI Holdings and its Affiliates a nonexclusive, worldwide, fully-paid and royalty-free, perpetual and irrevocable (except as provided in Section 4), nonassignable (except as provided in Section 9.10) license under the ON Patents, with no right to sublicense, to use the Process Technology, Product Technology, Licensed Fab Software, and Ancillary Technology in order to design, have designed, develop, have developed, improve, manufacture, have manufactured, distribute, market, and sell LSI Products.

3.4 Releases

(a) ON Trading and SCI, on behalf of themselves and each of their Affiliates (including ON) and their respective successors and assigns, hereby irrevocably and unconditionally release and forever discharge LSI, LSI Holdings, each of their Affiliates, and (with respect to LSI Products) their respective customers from any and all claims, demands, and rights of action, whether now known or unknown, which are or may be based on any actual or alleged infringement of any ON Patents arising from or relating to the Process Technology, the Product Technology, Licensed Fab Software, or the Ancillary Technology (including any use thereof in connection with the design, development, manufacturing, distribution, marketing, use, or sale of LSI Products) on or prior to the Closing Date.

(b) LSI and LSI Holdings, on behalf of themselves and each of their Affiliates (including ON) and their respective successors and assigns, hereby irrevocably and unconditionally release and forever discharge SCI, ON Trading, each of their Affiliates, and

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(with respect to ON Products) their respective customers from any and all claims, demands, and rights of action, whether now known or unknown, which are or may be based on any actual or alleged infringement of any LSI Patents arising from or relating to the Process Technology, the Product Technology, Licensed Fab Software, or the Ancillary Technology (including any use thereof in connection with the design, development, manufacturing, distribution, marketing, use, or sale of ON Products) on or prior to the Closing Date.

(c) Each Party waives all rights under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction, as such rights may relate to any claims, demands, or rights of action released pursuant to this Section 3.4. Each Party acknowledges that it has consulted with legal counsel regarding the import of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3.5 No Implied License. The licenses granted in Sections 3.1 and 3.3 are not intended to confer, by implication, estoppel, or otherwise, upon LSI or any of its Affiliates a license to or any rights in any trademarks, service marks, trade dress rights, trade name rights, or similar rights of SCI or any of its Affiliates. All rights not expressly granted by SCI in this Agreement are reserved by SCI and its Affiliates.

4. DURATION OF SUBLICENSES TO AFFILIATES. Any license or sublicense granted to any Affiliate of a Party pursuant to this Agreement must and will automatically terminate (a) if and when such Affiliate ceases to be an Affiliate of such Party (i.e., ceases to meet the requirements of Section 1.1) or (b) upon termination of the license granted in this Agreement under which such sublicense was granted.

5. EFFECT OF CHANGE IN CONTROL

5.1 Of LSI. If LSI undergoes a Change in Control, then in addition to the terms in Section 1, the definition of LSI Products will, on a prospective basis and solely for purposes of the license granted in Section 3.3, be limited to include only those LSI Products designed or being designed by LSI (or its Affiliates) prior to such Change in Control, and enhancements to and new versions of such LSI Products developed or designed by LSI (or its Affiliates) thereafter, and will not include any products that were designed, developed, manufactured, or sold by any third party involved in such Change in Control at any time prior to such Change in Control.

5.2 Of ON. If ON undergoes a Change in Control, then the licenses granted in Sections 2.1, 2.2, 2.3, and 2.4 will survive and apply to the third party engaged in such Change in Control transaction and its Affiliates (including ON and its Affiliates) as well as their respective products, whether designed or developed either before or after the Change in Control. However, if ON undergoes a Change in Control, the licenses granted in Sections 2.6, 2.7, 2.8, and 2.9 will be limited to the ON Products existing as of or prior to the Change in Control and future versions and derivatives of such ON Products, and such licenses may not be directly or indirectly

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transferred (by assignment, by sublicense, by operation of law, or otherwise) to any third party involved in such Change in Control or any subsidiaries or affiliates of such third party (other than Affiliates of ON prior to such Change in Control). In addition, if any third party involved in the Change in Control transaction Asserts a patent infringement claim against LSI or any of LSI’s Affiliates or (with respect to LSI Products) any of their respective customers, then the licenses granted under Sections 2.1, 2.2, 2.3, and 2.4 will also thereafter be limited to the ON Products existing as of or prior to the Change in Control and future versions and derivatives of such ON Products and may not thereafter be directly or indirectly transferred (by assignment, by sublicense, by operation of law, or otherwise) to any third party involved in such Change in Control or any subsidiaries or affiliates of such third party (other than Affiliates of ON prior to such Change in Control).

6. DELIVERABLES. LSI will deliver to SCI one (1) copy of the Product Technology Deliverables in accordance with the delivery schedule and terms set forth in Exhibit B. Delivery of the Process Technology Deliverables and any deliverables associated with the Ancillary Technology and the Licensed Fab Software will be deemed to have occurred when SCI takes possession of the Gresham Facilities on the Closing Date. All Product Technology Deliverables to be delivered hereunder that can be transmitted electronically will be delivered via electronic file transfer to SCI. Except as expressly provided in this Section 6, LSI and LSI Holdings do not have any obligation under or as a result of this Agreement to deliver any deliverables, engage in any technology transfer, or provide any technical assistance or training.

7. CONFIDENTIALITY. Any disclosure of any confidential information of any Party (or any of their respective Affiliates) under this Agreement will be governed by the terms of the Master NDA. LSI’s Confidential Information (as defined in the Master NDA) includes the Process Technology, the Product Technology, the Licensed Fab Software, and the Ancillary Technology.

8. WARRANTY DISCLAIMER. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT WITH RESPECT TO ANY INTELLECTUAL PROPERTY RIGHTS LICENSED TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY AND ALL EXPRESS, IMPLIED, OR STATUTORY WARRANTIES (OTHER THAN THE EXPRESS WARRANTIES IN THE ASSET PURCHASE AGREEMENT), INCLUDING ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, ACCURACY, AND QUIET ENJOYMENT. Nothing in this Section 8 will impair any rights or remedies of either LSI or SCI under the Asset Purchase Agreement.

9. GENERAL

9.1 Compliance with Laws. Each Party agrees that it will, in the course of exercising the rights licensed or sublicensed to it in this Agreement, comply with all applicable rules and laws, including export and import control laws and regulations.

9.2 Bankruptcy. The Parties acknowledge and agree that this Agreement is a contract under which each Party is a licensor of intellectual property as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”).

12.

9.3 Independent Contractors. This Agreement is not intended to establish any partnership, joint venture, employment, or other relationship between the Parties except that of independent contractors.

9.4 Resolution of Disputes. With respect to any dispute that arises from or relates to this Agreement, the Parties will first attempt to resolve the dispute cooperatively by escalating resolution of the dispute within each Party. If the Parties are unable to resolve the dispute cooperatively, then prior to either Party taking action in a court of law, the Parties will submit the dispute to mandatory mediation with Judicial Arbitration and Mediation Services (JAMS). The Parties will mutually agree on the identity of the mediator who will resolve the dispute. If the Parties are unable to agree on a mediator, a neutral mediator will be selected by JAMS. Nothing in this Section 9.4 will prevent either Party from seeking injunctive relief.

9.5 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

9.6 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of California, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California. Notwithstanding the foregoing, each Party remains free to assert its rights under this Agreement or invoke this Agreement as a defense in connection with any legal proceeding or action (including arbitration proceedings) involving any third party.

9.7 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Parties):

If to SCI or ON Trading:	If to LSI or LSI Holdings:

Semiconductor Components Industries, LLC	LSI Logic Corporation
5005 E. McDowell Road, M/S A700	1621 Barber Lane, M/S D-106
Phoenix, Arizona 85008	Milpitas, CA 95035-7458
Attention: General Counsel	Attention: General Counsel
Facsimile: (602) 244-5601	Facsimile: (408) 433-6896

9.8 Public Announcements. Except as may be required by any law, rule, or regulation of any government body, no Party will (or will permit any of its advisors, representatives, or Affiliates to) issue any press release or make any public statement regarding this Agreement without the other Parties’ prior written consent.

9.9 Costs and Expenses of Transaction. Except as may be otherwise expressly provided in this Agreement, each Party will pay all costs and expenses incurred by it or its Affiliates in connection with this Agreement.

13.

9.10 Assignment. Unless otherwise expressly set forth in this Agreement, no Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily or involuntarily) to any third party without the prior written consent of the other Parties. Notwithstanding the foregoing, each Party may assign this entire Agreement to any of its Affiliates or to any successor in the event of a Change in Control of such Party, provided that such Affiliate or successor agrees in writing to be bound by this Agreement and to assume all of the assigning Party’s obligations under this Agreement (subject to Section 5). Any attempted assignment of rights or delegation of obligations under this Agreement in breach or violation of this Section 9.10 will be null and void.

9.11 Parties in Interest. Except for Affiliates of each Party, nothing in this Agreement is intended to provide any rights or remedies to any other person or entity other than the Parties.

9.12 Severability. If any provision of this Agreement, or the application of such provision to any Person or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

9.13 Entire Agreement. This Agreement, the Asset Purchase Agreement, and the other Ancillary Agreements set forth the entire understanding of the Parties and supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

9.14 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

9.15 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of each Party.

9.16 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

9.17 Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

14.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections” and “Exhibits” are intended to refer to Section and Exhibits to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Semiconductor Components Industries, LLC	LSI Logic Corporation

By:	By:
Name:	Name:
Title:	Title:

ON Semiconductor Trading Ltd.	LSI Logic HK Holdings

By:	By:
Name:	Name:
Title:	Title:

15.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT A

PROCESS TECHNOLOGY

Description of Process Technologies Qualified and Manufactured in the Gresham Factory

Technology	CD Reference Number
[*]	XXXXX
[*]	XXXXX
[*]	XXXXX
[*]	XXXXX
[*]	XXXXX
[*]	XXXXX
[*]	XXXXX

Description of Process Technology Attributes Incorporated in the Proposed 5V Process flow for ON Products but Not Manufactured at the Gresham Factory

[*]

[*]

Process Technology Deliverables

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

Electrical Test Specification

Electrical Test Sampling

Process “Green Books”

PDK(HSPICE & Interconnect)

Qualification Reports

Scribe Line Documentation

Products Requiring Special Processing

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

Electrical Test Specification

Electrical Test Sampling

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Process “Green Books”

PDK(HSPICE & Interconnect)

Qualification Reports

Scribe Line Documentation

Products Requiring Special Processing

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

Electrical Test Specification

Electrical Test Sampling

Process “Green Books”

PDK(HSPICE & Interconnect)

Qualification Reports

Scribe Line Documentation

Products Requiring Special Processing

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

Electrical Test Specification

Electrical Test Sampling

Process “Green Books”

PDK(HSPICE & Interconnect)

Qualification Reports

Products Requiring Special Processing

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

Process Green Books

PDK(HSPICE & Interconnect)

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

2.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Electrical Test Specification

Electrical Test Sampling

Process “Green Books”

PDK(HSPICE & Interconnect)

Qualification Report

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

Process Module Input Output Documents

Electrical Test Specification

Electrical Test Sampling

Process “Green Books”

PDK(HSPICE & Interconnect)

Qualification Reports

Scribe Line Documentation

General Technology Capabilities

Process Specifications for all Technologies

Quality Review Board Changes for All Technologies

APC, SPC, Cpk for all Technologies

In Line Monitoring

Metrology

Reticle Generation Specifications for All Technologies

Starting Material Specifications for All Technologies

Test Chip Documentation for All Technologies

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

[*] Technology Background for Gresham

[*]

Process Flow

Electrical Design Rules

Physical Design Rules GDS2 Layer Definition

[*] Technology Background for Gresham

3.

[*] Portions denoted with an asterisk on this page have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT B

PRODUCT TECHNOLOGY

This Exhibit B includes a list of design-related elements that ON Trading and SCI will receive for use in designing the ON Products. In terms of priority, ON Trading and SCI will receive (i) the Process Design Kit related to the [*] process within 90 days from Closing, (ii) the Process Design Kit related to the [*] process within 180 days from Closing, (iii) the Process Design Kit related to the [*] process by the end of the calendar year of 2006, and (iv) the Process Design Kit related to the [*] process by the end of the calendar year of 2007 as they exist. [*] process deliverables, as they exist, are covered in Exhibit A.

Process Design Kit delivered in electronic form consists of

1.	Electrical Design Rules

2.	Physical Design Rules GDS2 Layer Definition

3.	Device models

4.	Interconnect Models

5.	Mixed Signal Design Elements if available and applicable.

6.	ESD Device

7.	DRC and LVS Decks

8.	Available Memory Bit cells

9.	ETEST Structures to check wafer conformance to process specification

In addition to the Process Design Kit, an expanded Product Deliverable set for [*] (but not including [*]) will be delivered in electronic form.

The Product Deliverable for [*] is comprised of:

1.	Digital Standard Cell libraries in standard library representation including GDSII, SPICE netlist, Verilog Models, FRAME and TIM library views for physical implementation. It will cover the density and performance library options.

2.	Basic I/O library LVCMOS buffers and support cells in their standard library representations of GDSII, SPICE netlist, Verilog Models, FRAME and TIM Views.

For the [*] technologies are in general known to be more compatible with equivalent foundry technologies. Compatible libraries may be sourced from Synopsys through independent business arrangements.

EXHIBIT C

LICENSED FAB SOFTWARE – Restricted Use

#	System	Descriptions	Restrictions
1	alert.sh	Insert the prespecified set of events in Events database.

2	APACS	MS excel spreadsheet listing each lot/wafer that is on not suitable for shipment to a customer

3	Archive_directory.pl	Archives the contents of directory

4	ComLib	Custom library of Perl classes/modules

5	copy_transform	Copies files from one folder to another.

6	Datapower Loaders	Load the post processed data files in Datapower database

7	DNA facility standards tables	contains planning/yield data about devices	LSI Products only

8	edb_data_upload	Data transfer and manipulation utility

9	Engineering Toolbox	Gresham: Front end for user interface to all engineering applications at facility

10	eSTN	LSI corporate website for managing sort and assembly sites	No rights

11	E-Test proto lot report

12	FA Report Generator	Generates FA analysis report in HTML format (tarballed) from a database

13	facility work order	manages work requests for facilities

14	ftp_Server_Pull	Ftp modules to pull the files to Central Source Server

15	ftp_Server_Push	Ftp modules to push the files from Central Source Server

16	Fuserep.pl	Process the Fuse repair information using the parametric data	LSI Products only

17	GCAR	Corporate corrective action

18	gen_inkless	Generates inkless data from the INF files

19	InfIpfPng.pl	Read the Inf files and build wafer maps

20	Inkless Generator Manual (GUI)	Provides GUI interface to generate Inkless maps.

21	IQMAN	Processes each Wafer Sort files from different test locations

22	Johnny World

23	LaserRepair Blown Report	Provide a web interface to review memory repair.

24	LDX	Process Inf files and load them in Meteor /Mecop database

25	Load Bin Limits	FTP/Load the Limits files from Gresham and Colorado. The Bin Limits are displayed in LDR report.

26	Load Test Program	FTP and Read the test program files in SDB

27	Lot Disposition Report (LDR)	It handles sort disposition process for Test Services.

28	Lot Summary Report (LSR)	Provide die summary by wafer for lot.

#	System	Descriptions	Restrictions
29	Molotof	Gresham	LSI Products only

30	notify	Notifies the set of email and pagers when certain event occurs

31	OQMAN	Transfers the Wafer Sort File to Datapower Pre-processing

32	prep_sort_data	Data transfer and manipulation utility

33	Product Encyclopedia	Gresham and corp: repository tool for all device data	Right to use with LSI data removed

34	Promis WIP updates (splits, merges, scrap, lot start, ship)	updates to LSI promis for post separation

35	Proto bible	contains data to configure the factory for new proto devices

36	remote_sort_data	Data transfer and manipulation utility

37	RMA	Tracks customer field returns

38	SBL	This has been replaced by LDR and is no longer in use.

39	sblcalc	SBL calculator utility

40	shiplots	Automated inkless generator utility

41	SIMPLE	only for corp

42	SPP	Statistical Post Processing	LSI Products only

43	SqlEng	Extract,Loads and Transforms the data in and out of SDB.

44	stn_ftpmaps	FTP utility

45	Subtool data Transformation	Merge the Subtool data for loading into Datapower

46	test hardware database	Manages location and status of probe cards	Right to use with LSI data removed

47	Test Pool	copies LSI test programs to Gresham

48	Test Wafer database	associates plan and technology, wafer type and min, max levels

49	TransEng	Runs the modules specific to File type for Datapower preprocessing

50	WAFER LAY	Gresham and corp:

51	wip explorer	for looking into Promis datda

52	World-Wide Failure Analysis	Corporate-wide failure analysis database	Right to use with LSI data removed

Legend

“LSI Products only” – No rights granted under the Agreement. Use of this item is restricted activities under Section 10 of the Wafer Supply and Test Services Agreement. Software resides at the buyer site, but software is restricted and can only be used in the manufacture of Products for LSI Logic.

2.

“Right to use with LSI data removed” – SCI’s use is restricted to use of this item only after all LSI Proprietary Business Information has first been removed from the system prior to use by SCI.

“No usage rights” – SCI receives no rights to this item and will not have a copy of this item, except, SCI may be allowed use access pursuant to the Wafer Supply and Test Services Agreement only for the purpose of the manufacture of Products for LSI.

3.

EXHIBIT F

Form of Transition Services Agreement

Attached below.

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is being entered into as of the Closing Date, by and between SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company with its principal place of business at 5005 East McDowell Road, Phoenix, Arizona 85008 (“SCI”), and LSI LOGIC CORPORATION, a Delaware corporation with its principal place of business at 1621 Barber Lane, Milpitas, CA 95035 (“LSI”). In this Agreement, LSI and SCI are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”

RECITALS

A. SCI and LSI are parties to an Asset Purchase Agreement dated April     , 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its Subsidiaries.

B. The Parties wish to arrange for certain services to be provided by one Party to the other Party during a transition period beginning on the closing of the transactions contemplated by the Asset Purchase Agreement.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Asset Purchase Agreement. For purposes of this Agreement:

1.1 “Affiliate” of a Party means any Person that, at any time during the term of this Agreement, directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means ownership of fifty percent (50%) or more of the voting power of the outstanding voting securities (but only as long as such Person meets these requirements); provided, however, that in the case of ON Semiconductor Corporation and its Subsidiaries, “Affiliate” shall exclude TPG Partners II, L.P., its parallel funds, their general partners and their other portfolio companies (collectively, “TPG”) and any other Person that would be an “Affiliate” pursuant to the foregoing definition solely as a result of its ownership by, or its control relationship with, TPG.

1.2 “Pass-Through Expenses” means the reasonable and actual out-of-pocket expenses incurred by the Service Provider in the course of providing Services, but not including any overhead costs, profits, or other mark-ups.

1.3 “Services” means the services, functions, and tasks to be provided by one Party to the other Party pursuant to this Agreement as described in the applicable Service Schedule, as such services, functions, and tasks may be changed or supplemented during the Term of this Agreement pursuant to the terms of this Agreement.

1.4 “Service Provider” means, with respect to particular Services, the Party that provides, or is obligated to provide, such Services.

1.5 “Service Receiver” means, with respect to particular Services, the Party that receives, or is entitled to provide, such Services.

1.6 “Service Schedule” means a Schedule to this Agreement. Each such Schedule describes (among other things) particular Services, the Service Provider, the Service Term, and the fees (if any) to be paid by the Service Receiver to the Service Provider for such Services.

1.7 “Service Term” means the period of time during which particular Services will be provided, as set forth in the applicable Service Schedule.

2. SERVICES

2.1 Performance of Services. The Service Provider will use commercially reasonable efforts to provide, and as necessary will cause its Affiliates to use commercially reasonable efforts to provide, the Services to the Service Receiver (and, as necessary, its Affiliates) during the Service Term for such Services. Except as otherwise expressly provided in this Agreement (including the applicable Service Schedule), the Service Provider will be responsible for providing the equipment, personnel, and other resources required for performance of the Services.

2.2 Reduction in Services. The Service Receiver may elect to suspend or not to receive all or any part of the Services at any time upon notice to the Service Provider. The Parties will meet monthly, make a mutual assessment of the Services then being provided and make any appropriate adjustments in the Service fees.

2.3 Additional Services. If either Party reasonably requests that the other Party perform additional services not included within the scope of any Services Schedule (an “Omitted Service”), then the Parties will promptly negotiate in good faith with a view toward adding another Services Schedule to this Agreement covering such additional services. However, no additional Services Schedule will take effect or be binding on either Party until both Parties have agreed in writing to such Services Schedule. Without limiting the generality of the foregoing, LSI agrees to use commercially reasonable efforts to provide, at SCI’s request, any Omitted Service that was provided by LSI or its Affiliates to the Fab immediately before the Closing and that is reasonably necessary for SCI to fulfill its obligations under the Wafer Supply Agreement.

2.4 Subcontracting. Each Party understands that the other Party may have contracted, and may in the future contract, with third parties to provide services in connection with all or any portion of the Services, including for Omitted Services, to be provided under this

Agreement. Each Party reserves the right to continue to contract with third parties to provide such services or to enter into new contract relationships for such services.

2.5 Standard of Performance. Notwithstanding anything to the contrary in this Agreement, each Party understands and agrees that (a) the other Party is not in the business of providing to third parties services such as those provided under this Agreement, (b) accordingly, the standard of performance to which the Service Provider will be accountable under this Agreement will be the use of commercially reasonable efforts to achieve a comparable level of service as the Service Provider provides to its own internal organization with respect to similar services, and (c) under no circumstance will the Service Provider or any of its employees or contractors be held to a higher standard of performance.

2.6 Consents. If the Service Receiver’s or any of its Affiliates’ use of the Services to be provided to it pursuant to this Agreement (or of any equipment or software owned by or leased or licensed to the Service Provider or any of its Affiliates) requires the consent, approval, or agreement of any third party (a “Consent”), the Service Provider will use commercially reasonable efforts to obtain such Consent as promptly as practicable, the Service Receiver will reimburse the Service Provider for the costs of obtaining such Consent (subject to the Service Receiver’s prior approval of such costs, which will not be unreasonably withheld), and the Service Provider will not be required to provide such Services (or allow the Service Receiver to use the affected equipment or software) until all required Consents have been obtained. The Parties shall cooperate in good faith to mitigate the cost of obtaining such Consents.

2.7 Cooperation; Access. (a) In order to enable the Service Provider to perform Services, the Service Receiver will provide (and, as necessary, cause its Affiliates to provide) the Service Provider with such cooperation and assistance as the Service Provider reasonably requests. Such cooperation and assistance will include providing to the Service Provider, in a timely manner, answers to questions, information, and technical consultation. Each Party acknowledges that its failure to perform its obligations under this Agreement could result in delays on the part of the other Party in performing the affected Services, or prevent performance by the other Party.

(b) The Service Receiver shall provide to the Service Provider reasonable access to the premises of the Service Receiver and the systems, software and networks located therein, to the extent necessary for the purpose of providing the Services. The Service Provider shall ensure that it and its employees and agents comply with the Service Receiver’s contractor, supplier and security policies and procedures as may be provided to the Service Provider by the Service Receiver from time to time.

2.8 Services Managers. Each Party will each appoint a single “Services Manager” for each Service. The initial Services Manager for each Party will be identified in the applicable Service Schedule and will serve as the primary point of contact for the other Party for matters related to such Service. Either Party may replace any of its Services Managers with an individual of comparable qualifications and experience by notifying the other Party of such new appointment.

3. COMPENSATION

3.1 Fees. The Service Receiver will pay the Service Provider the fees (if any) set forth in the applicable Service Schedule for the Services provided by the Service Provider.

3.2 Pass-Through Expense Reimbursement. The Service Receiver will reimburse the Service Provider for Pass-Through Expenses that are incurred by the Service Provider in performing the Services and are invoiced to the Service Receiver in accordance with Section 3.3. The nature and amount of the anticipated Pass-Through Expenses for each Service are identified in the applicable Service Schedule; any material deviations from these amounts and any material Pass-Through Expenses not identified in the applicable Service Schedule will be subject to written agreement of the Parties.

3.3 Invoicing and Payment. (a) Unless other payment terms are set forth in the applicable Service Schedule and except as otherwise provided in Section 3.3(b), each calendar quarter during the Term, the Service Provider will issue to the Service Receiver an invoice for the amount of the Fab related and Service related expenses, fees and other charges, payable to the Service Provider. The Service Receiver will pay the amount invoiced by the Service Provider within fifteen (15) days after receipt thereof.

(b) Fab related and Service related expenses, fees and other charges incurred by the Service Provider in performing Services will be documented and be available to the Service Receiver through the “Gresham Expense Flow” as described in Schedule 2.

(c) All payments made pursuant to this Section 3.3 must be made in U.S. Dollars, by check payable to the order of the Service Provider or by wire transfer of the immediately available fund to a bank account previously designated by the Service Provider.

3.4 Taxes. The fees of Service Provider for Services provided pursuant to this Agreement exclude all excise, sales, use, gross receipts, value added, goods and services, or similar transaction or revenue-based taxes applicable to the provision of services and imposed by any federal, state, or local taxing authority (such taxes, together with any applicable interest, penalties, or additions to tax imposed with respect to such taxes, “Taxes”), and Service Receiver will be responsible for payment of all such Taxes.

3.5 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in the performance of this Agreement.

4. CONFIDENTIALITY. Any disclosure of any confidential information of either Party pursuant to or in connection with this Agreement will be governed by the terms of the Nondisclosure Agreement between LSI and SCI being entered into concurrently with this Agreement as part of the transactions contemplated by the Asset Purchase Agreement, as it may be amended from time to time (the “Master NDA”).

5. LIMITATIONS OF LIABILITY

5.1 Waiver. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA AND LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT.

5.2 Liability Limit. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL THE AGGREGATE LIABILITY OF A PARTY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF FEES AND PASS-THROUGH EXPENSES OWED OR PAID BY SUCH PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT.

6. DISCLAIMER. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES IT PROVIDES, AND DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT. Nothing in this Section 6 will impair any rights or remedies of either LSI or SCI under the Asset Purchase Agreement.

7. TERM AND TERMINATION

7.1 Term of Agreement. The term of this Agreement begins on the Closing Date and, unless extended by written agreement of the Parties pursuant to Section 7.2 or terminated earlier pursuant to Section 7.3, will continue until the earlier of (a) the termination or expiration of each Service Term under all Service Schedules or (b) the date that is 120 days after the Closing Date (the “Term”).

7.2 Extensions. The Parties acknowledge that it is in their mutual best interests to cooperate to achieve a smooth transition and adequate support of their respective activities at the Gresham Facilities after the Closing Date. Accordingly, if the Service Receiver reasonably believes, as the end of the applicable Service Term or the Term approaches, that the need for a Service will continue beyond such Service Term or the Term, then at the Service Receiver’s request, the Parties will confer and attempt in good faith to agree on the terms of an extension of the Service Term or the Term.

7.3 Termination for Cause. Each Party will have the right to terminate the term of this Agreement, or the Service Term for any particular Service Schedule, immediately upon written notice to the other Party, if the other Party materially breaches any term of this Agreement or such Service Schedule and fails to cure such breach within thirty (30) days after being given written notice of such breach by the non-breaching Party.

7.4 Effect of Termination. Neither Party will be liable to the other Party because of any proper termination of this Agreement for compensation, reimbursement, or damages for the loss of prospective profits, anticipated sales, or goodwill. The following provisions of this Agreement will survive its termination or expiration: Sections 1, 3 (with respect to Services performed prior to termination or expiration), 5, 6, 7.3, and 8.

8. GENERAL PROVISIONS

8.1 Compliance with Laws. Each Party agrees that it will, in the course of exercising the rights licensed or sublicensed to it in this Agreement, comply with all applicable rules and laws, including export and import control laws and regulations.

8.2 Independent Contractors. This Agreement is not intended to establish any partnership, joint venture, employment, or other relationship between the Parties except that of independent contractors.

8.3 Resolution of Disputes. With respect to any dispute that arises from or relates to this Agreement, the Parties will first attempt to resolve the dispute cooperatively by escalating resolution of the dispute within each Party. If the Parties are unable to resolve the dispute cooperatively, then prior to either Party taking action in a court of law, the Parties will submit the dispute to mandatory mediation with Judicial Arbitration and Mediation Services (JAMS). The Parties will mutually agree on the identity of the mediator who will resolve the dispute. If the Parties are unable to agree on a mediator, a neutral mediator will be selected by JAMS. Nothing in this Section 8.3 will prevent either Party from seeking injunctive relief.

8.4 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

8.5 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of California, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California. Notwithstanding the foregoing, each Party remains free to assert its rights under this Agreement or invoke this Agreement as a defense in connection with any legal proceeding or action (including arbitration proceedings) involving any third party.

8.6 Notices. Any notice or other communication required or permitted to be delivered to either LSI or SCI (or any of their respective Subsidiaries) under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Party):

If to SCI:	If to LSI:

SCI LLC 5005 East McDowell Road Phoenix, AZ 85008 Attention: General Counsel Facsimile: (602) 244-5500	LSI Logic Corporation 1621 Barber Lane Milpitas, CA 95035-7451 Attention: General Counsel Facsimile: (408) 433-6896

8.7 Public Announcements. Except as may be required by any law, rule, or regulation of any government body, neither Party will (and neither Party will permit any of its advisors, representatives, or Affiliates to) issue any press release or make any public statement regarding this Agreement without the other Party’s prior written consent.

8.8 Force Majeure. “Force Majeure” means any act, event, or occurrence beyond a Party’s control, despite its reasonable efforts to prevent, avoid, delay, or mitigate such acts, events, or occurrences, which directly impairs such Party’s ability to perform its obligations under this Agreement, including acts of God, fires, floods, storms, landslides, epidemics, lightning, earthquakes, drought, blight, famine, quarantine, blockade, governmental acts or inaction, orders or injunctions, war, insurrection, terrorist activities, and civil strife. A Party will not be liable for any delays in performance of its obligations under this Agreement caused by a Force Majeure.

8.9 Assignment. Unless otherwise expressly set forth in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily, involuntarily, by way of merger, or otherwise) to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, each Party may assign this entire Agreement to any of its Affiliates or to any successor in the event of a Change in Control of such Party, provided that such Affiliate or successor agrees in writing to be bound by this Agreement and to assume all of the assigning Party’s obligations under this Agreement. Any attempted assignment of rights or delegation of obligations under this Agreement in breach or violation of this Section 8.9 will be null and void.

8.10 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other person or entity other than the Parties and each Party’s Affiliates, to the extent such Affiliates are entitled to receive Services under this Agreement.

8.11 Severability. If any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

8.12 Entire Agreement. This Agreement, the Asset Purchase Agreement, the Master NDA, and the other Ancillary Agreements set forth the entire understanding of the Parties and supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

8.13 Waiver. No failure on the part of either Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

8.14 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of both Parties.

8.15 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

8.16 Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections” and “Attachments” are intended to refer to Sections of and Attachments to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

LSI LOGIC CORPORATION	SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT G

Form of Facilities Use Agreement

Attached below.

FACILITIES USE AGREEMENT

This FACILITIES USE AGREEMENT (this “Agreement”) is being entered into as of the Closing Date, by and between SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company with its principal place of business at 5005 East McDowell Road, Phoenix, Arizona 85008 (“SCI”), and LSI LOGIC CORPORATION, a Delaware corporation with its principal place of business at 1621 Barber Lane, Milpitas, CA 95035 (“LSI”). In this Agreement, LSI and SCI are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”

RECITALS

A. SCI and LSI are parties to an Asset Purchase Agreement dated April     , 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its subsidiaries.

B. During a period beginning on the closing of the transactions contemplated by the Asset Purchase Agreement, certain LSI personnel and contractors will need access to the fabrication facilities and will need to store, access, and use certain LSI equipment at such facilities. LSI desires to obtain from SCI, and SCI desires to give to LSI, certain rights to access the fabrication facilities and to access, store, and use the LSI equipment at the fabrication facilities during such period.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. Definitions. Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Asset Purchase Agreement. For purposes of this Agreement:

1.1 “Affiliate” of a Party means any Person that, at any time during the term of this Agreement, directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means ownership of an amount of the voting securities or other voting ownership interests sufficient to elect at least a majority of such other Person’s board of directors or other governing body (or, if there are no such interests, more than 50% of the equity interests), but only as long as such Person meets these requirements; provided, however, that in the case of SCI and ON Trading, the term “Affiliate” excludes TPG Partners II, L.P., its parallel funds, their general partners and their other portfolio companies (collectively, “TPG”), and any other person or entity that would be an “Affiliate” pursuant to the foregoing definition solely as a result of its ownership by, or its control relationship with, TPG.

1.2 “Authorized Areas” means the portions of the Gresham Facilities designated on Exhibit A as such (other than the LSI Facilities) which LSI Personnel will be allowed to use,

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including the area in which the Retained Equipment is located, cafeteria, restrooms, break rooms, hallways, elevators, and staircases providing ingress and egress to the LSI Facilities, all automobile parking areas, driveways, entrances and exits thereto and the walking trails and park area.

1.3 “Change in Control” means, with respect to a Party (or Purchaser), the occurrence of any of the following events: (a) any consolidation or merger of such Party (or Purchaser) with or into any other entity in which the holders of such Party’s (or Purchaser’s) outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer, or assignment of securities of such Party (or Purchaser) representing a majority of the voting power of all of such Party’s (or Purchaser’s) outstanding voting securities to an acquiring party or group, in a single transaction or a series of related transactions; or (c) the sale of all or substantially all of such Party’s (or Purchaser’s) assets. In addition, in the case of SCI, a “Change in Control” also means and includes any transaction or series of transactions as a result of which Purchaser no longer has the power or authority to control and direct the business or affairs of SCI.

1.4 “LSI Facilities” means the portion of the Gresham Facilities within which LSI and its employees and contractors will have the exclusive right to occupy and use, as such are designated as “LSI Lease Area” on page 4 of 5 of Exhibit A (subject to SCI’s rights of access for maintenance purposes).

1.5 “LSI Personnel” means the employees and contractors of LSI who have access to the LSI Facilities. LSI Personnel includes the Retained Employees and any other employees or contractors of LSI, whether they are persons who normally occupy the LSI Facilities or are visitors thereto.

1.6 “SCI Personnel” means the employees and contractors of SCI who have access to the Gresham Facilities.

2. ACCESS AND SERVICES

2.1 Access. Subject to the terms and conditions of this Agreement, SCI hereby grants to LSI the exclusive right for LSI and the LSI Personnel to access and use the LSI Facilities and the non-exclusive right for LSI and the LSI Personnel to access and use the Authorized Areas. LSI Personnel will have the same level of access to the Authorized Areas as the SCI Personnel. Access to the LSI Facilities will be separate from access to the rest of the Gresham Facilities. SCI will make all commercially reasonable efforts to secure and maintain the security of the LSI Facilities against unauthorized access by SCI Personnel and third parties. SCI Personnel will not have access to the LSI Facilities except as necessary for SCI to fulfill its obligations and exercise its rights under this Agreement. SCI will provide LSI with the ability to issue [    ] security access cards or similar devices to be provided to LSI Personnel security access cards or similar devices to enable LSI Personnel access to the LSI Facilities and to the Authorized Areas and to preclude access by unauthorized SCI Personnel. Any change to the portion of the Gresham Facilities identified as the LSI Facilities will require the written agreement of both Parties;

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provided, however, in the event that SCI intends to make any change to the Authorized Area that could reasonably be expected to impact their use by LSI Personnel, SCI will provide LSI’s designated representative with reasonable prior written notice.

2.2 Equipment. SCI acknowledges and agrees that LSI has the right to store, access, and use the Retained Equipment at the Gresham Facilities and that SCI will not, and will not permit the SCI Personnel or any third party to, access or use the Retained Equipment without LSI’s prior written consent. SCI will be responsible for maintaining proper environmental conditions (e.g., temperature and humidity) for the Retained Equipment and for supplying electricity, network connectivity, and other utilities necessary for LSI and the LSI Personnel to access and use the Retained Equipment. LSI will be responsible for maintenance of the Retained Equipment. SCI retains the right to move the location of the Retained Equipment to a different location at the Gresham Facilities upon sixty (60) days written notice to LSI, provided that the new location has substantially similar use, storage and access. SCI will bear all costs associated with any relocation of the Retained Equipment and will not unreasonably disrupt LSI’s operations in which the Retained Equipment is used.

2.3 Services. SCI will make all commercially reasonable efforts to provide to LSI all services and utilities related to the operation or use of the LSI Facilities and the Authorized Areas that are provided to other similar portions of the Gresham Facilities, including janitorial, security, waste disposal, telephone, electricity, HVAC, water, building operations and maintenance, property taxes, and other similar services and utilities (collectively, the “Services”). The Services are further described in Exhibit C. All long distance telephone charges resulting from LSI’s usage will be borne by LSI. At LSI’s request, SCI will arrange for LSI to have a separate switchboard or allocated capacity through the existing telephone system at the Gresham Facilities. If LSI requests a separate switchboard, all costs associated with the switchboard and the separation of the phone system will be borne by LSI. SCI will use the same efforts to respond to LSI’s reasonable requests for Services as SCI uses to respond to similar requests by SCI’s own personnel at the Gresham Facilities. SCI will provide LSI with the contact information necessary for LSI and the LSI Personnel to request Services during and outside of SCI’s normal business hours at the Gresham Facilities.

2.4 Policies. LSI will instruct the LSI Personnel to comply with SCI’s reasonable safety, security, environmental, clean room protocol and Gresham Facilities protocol policies, including SCI’s Code of Conduct, applicable to the Gresham Facilities with respect to their use of the LSI Facilities and Authorized Areas, provided that SCI informs LSI and the LSI Personnel of these policies and of any changes to these policies. LSI will ensure that the LSI Personnel use reasonable care in their use of the LSI Facilities and Authorized Areas and that such LSI employees do not disrupt the SCI business operations at the Gresham Facilities. SCI will inform LSI of any serious or persistent violation of the policies that requires LSI to take action to correct and LSI agrees to promptly cooperate in resolving the issue. SCI reserves the right to immediately bar from the Gresham Facilities any LSI Personnel or LSI contractor that is creating a serious and immediate disruption to the operations of the Facilities or to the safety and security of other personnel.

2.5 Modifications. In no event shall LSI or LSI Personnel make any improvements, modifications or changes to the Authorized Areas or LSI Facilities without SCI’s prior written

3

consent, which will not be unreasonably withheld, or to the Authorized Areas; provided, however, the alterations that are made prior to the Closing Date or to be made thereafter to the LSI Facilities for the purposes of conforming the Gresham Facilities to this Agreement are acknowledged to be acceptable to SCI.

2.6 Parkland Access for SCI. LSI will allow employees and contractors of SCI and its Affiliates to use the walking, hiking, and jogging trails that run from the Gresham Facilities Real Property (which is owned or leased by SCI) onto the Excluded Land and the parkland area thereon to which such trails connect (“Permitted Areas”) (all such Permitted Areas being owned by LSI), provided that LSI may at any time and at its sole discretion, with or without prior notice, revoke or impose conditions upon its permission for employees of SCI and its Affiliates to use such Permitted Areas. SCI will defend, indemnify, and hold harmless LSI and its Subsidiaries, and their respective directors, officers, employees, and agents, from and against any and all claims, suits, actions, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees), including any claims, suits, or actions involving personal injury or property damage, arising from the use of such Permitted Areas by any employee or contractor of SCI or any Affiliate of SCI, except to the extent arising from LSI’s gross negligence or willful misconduct.

3. FEES AND PAYMENT

3.1 Fees. Subject to the terms and conditions of this Agreement. commencing on the 25th day of the calendar month following the Closing Date and on the 25th day of each calendar month thereafter and, LSI will pay SCI the fees set forth in Exhibit B for access to and use of the LSI Facilities and the Authorized Areas as described in this Agreement and for the Services to be provided by SCI pursuant to this Agreement during the period commencing on the 25th day of the immediately preceding calendar month, or in the case of the first payment, for the period commencing on the Closing Date (the “Fees”). The Fees for any partial month will be prorated based on the number of days during such month in which LSI has access to and use of the LSI Facilities and the Authorized Areas as described in this Agreement and SCI provides the Services. At the end of each annual anniversary date, the monthly fee shall increase by the percentage increase of the Consumer Price Index increase (U.S. City Average) averaged over the prior year.

3.2 Invoicing and Payment. As soon as practicable after the Closing Date and on the first business day of each calendar month thereafter, SCI will issue to LSI an invoice for the amount of Fees payable to SCI. All payments must be made in U.S. Dollars.

3.3 Taxes. The Fees exclude all applicable sales, use, and similar taxes imposed by any federal, state, or local taxing authority on the payments made by LSI to SCI pursuant to this Agreement (“Taxes”). SCI may separately invoice LSI for any Taxes that SCI is required by law to collect and pay to the applicable taxing authority.

3.4 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in the performance of this Agreement.

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4. CONFIDENTIALITY AND OWNERSHIP

4.1 Confidentiality. Any disclosure of any confidential information of either Party pursuant to or in connection with this Agreement will be governed by the terms of the Nondisclosure Agreement between LSI and Purchaser being entered into concurrently with this Agreement as part of the transactions contemplated by the Asset Purchase Agreement, as it may be amended from time to time (the “Master NDA”).

4.2 Ownership. Each Party retains all right, title, and interest in and to its tangible and intellectual property and no licenses are granted to the other Party under this Agreement, except for the rights of access described in Section 2.1.

5. LIMITATIONS OF LIABILITY

5.1 Disclaimer of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 6 AND CONFIDENTIALITY OBLIGATIONS PURSUANT TO SECTION 4.1, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFIT OR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT.

5.2 Liability Limit. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 6 AND CONFIDENTIALITY OBLIGATIONS PURSUANT TO SECTION 4.1, IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID OR OWED BY LSI TO SCI UNDER THIS AGREEMENT.

6. INDEMNIFICATION

6.1 Indemnification by LSI. LSI will indemnify and hold harmless SCI from any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) relating to or arising from any personal injury or death or property damage or loss caused by the willful misconduct or negligence of the LSI Personnel at the Gresham Facilities, but only to the extent such personal injury or death or property damage or loss is caused by the willful misconduct or negligence of the LSI Personnel at the Gresham Facilities.

6.2 Indemnification by SCI. SCI will indemnify and hold harmless LSI from any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) relating to or arising from any personal injury or death or property damage or loss caused by the willful misconduct or negligence of the SCI Personnel at the Gresham Facilities, but only to the extent such personal injury or death or property damage or loss is caused by the willful misconduct or negligence of the SCI Personnel at the Gresham Facilities.

6.3 Procedures. The indemnifying Party’s obligations under the applicable of Section 6.1 or 6.2 with respect to third-party claim are subject to the conditions that the indemnified Party (a) give the indemnifying Party prompt written notice of such third-party claim, (b) allow the indemnifying Party to control the defense and settlement of such third-party

5

claim, and (c) cooperate with the indemnifying Party, at the indemnifying Party’s reasonable request and expense, in defending or settling such third-party claim.]

7. INSURANCE

7.1 LSI Insurance. LSI shall, at its expense, keep in effect during the term of this Agreement, the following insurance in standard form policies, with an insurance company authorized to do business in Oregon: (a). Comprehensive public liability insurance in the amount of at least Three Million Dollars ($3,000,000) in any one occurrence upon or in connection with the use or occupancy of the Facilities resulting in bodily injury or death; (b) Comprehensive property damage insurance covering liability or damage in any one occurrence occurring upon or in connection with the use or occupancy of the Facilities to all property in at least the sum of Three Million Dollars ($3,000,000); (c) All risk contents coverage on LSI or LSI Personnel’s personal property, equipment, furnishings, fixtures and other chattels located or to be located at the Facilities, and (d) The required statutory amount of worker’s compensation insurance. LSI agrees to name SCI as an additional insured under such policies specified under clauses (a), (b) and (c) and to provide a waiver of subrogation in favor of SCI under such the policies.

8. TERM AND TERMINATION

8.1 Term of Agreement. The term of this Agreement begins on the Closing Date and will continue for a period of thirty-six (36) months after the Closing Date. Thereafter the Agreement may be extended for an additional period of time upon the mutual written agreement of the Parties. LSI will have the right to terminate this Agreement at any time upon ninety (90) days prior written notice to SCI.

8.2 Termination for Default. If any material default of either party continues uncorrected for sixty (60) days (fifteen (15) days in the case of a default in the payment by LSI of any amounts due hereunder) after receipt of written notice from the other party, stating with particularity the nature and extent of the material default, the party giving such notice may terminate this Agreement by written notice of termination.

8.3 Effect of Termination. Upon termination or expiration of this Agreement, LSI’s right to use and access the Gresham Facilities and store and maintain the Retained Equipment at the Gresham Facilities will terminate; provided, however that LSI shall have the right to access the Gresham Facilities and Retained Equipment for a reasonable period not to exceed ten (10) days after termination or expiration of this Agreement, solely for the purpose of removing the Retained Equipment and LSI property from the Gresham Facilities. SCI will allow LSI and LSI Personnel reasonable access to the Gresham Facilities, including to the shipping and logistics areas, for de-installation, packing and removal of the Retained Equipment. LSI will be responsible and will reimburse SCI for any repair to the Gresham Facilities that is necessitated by the de-installation and removal of the Retained Equipment. The following provisions of this Agreement will survive its termination: Sections 1, 4, 5, 6, 8.3, and 9.

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9. GENERAL PROVISIONS

9.1 Compliance with Laws. Each Party agrees that it will, in the course of exercising the rights licensed or sublicensed to it in this Agreement, comply with all applicable rules and laws, including export and import control laws and regulations.

9.2 Independent Contractors. This Agreement is not intended to establish any partnership, joint venture, employment, or other relationship between the Parties except that of independent contractors.

9.3 Resolution of Disputes. With respect to any dispute that arises from or relates to this Agreement, the Parties will first attempt to resolve the dispute cooperatively by escalating resolution of the dispute within each Party. If the Parties are unable to resolve the dispute cooperatively, then prior to either Party taking action in a court of law, the Parties will submit the dispute to mandatory mediation with Judicial Arbitration and Mediation Services (JAMS). The Parties will mutually agree on the identity of the mediator who will resolve the dispute. If the Parties are unable to agree on a mediator, a neutral mediator will be selected by JAMS. Nothing in this Section 8.3 will prevent either Party from seeking injunctive relief.

9.4 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of Oregon (without giving effect to principles of conflicts of law).

9.5 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of Oregon, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of Oregon. Notwithstanding the foregoing, each Party remains free to assert its rights under this Agreement or invoke this Agreement as a defense in connection with any legal proceeding or action (including arbitration proceedings) involving any third party.

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9.6 Notices. Any notice or other communication required or permitted to be delivered to either LSI or George (or any of their respective Affiliates) under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Party):

If to SCI:	If to LSI:

ON Semiconductor Law Department 5005 E. McDowell Road Phoenix, AZ 85008 Attention: General Counsel Facsimile: (602) 244-5601	LSI Logic Corporation 1621 Barber Lane, M/S D-106 Milpitas, CA 95035-7458 Attention: General Counsel- Facsimile: (408) 433-6896

9.7 Public Announcements. Except as may be required by any law, rule, or regulation of any government body, neither Party will (and neither Party will permit any of its advisors, representatives, or Affiliates to) issue any press release or make any public statement regarding this Agreement without the other Party’s prior written consent.

9.8 Force Majeure. “Force Majeure” means any act, event, or occurrence beyond a Party’s control, despite its reasonable efforts to prevent, avoid, delay, or mitigate such acts, events, or occurrences, which directly impairs such Party’s ability to perform its obligations under this Agreement, including acts of God, fires, floods, storms, landslides, epidemics, lightning, earthquakes, drought, blight, famine, quarantine, blockade, governmental acts or inaction, orders or injunctions, war, insurrection, terrorist activities, and civil strife. A Party will not be liable for any delays in performance of its obligations under this Agreement caused by a Force Majeure.

9.9 Assignment. Unless otherwise expressly set forth in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily, involuntarily, by way of merger, or otherwise) to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, each Party may assign this entire Agreement to any of its Affiliates or to any successor in the event of a Change in Control of such Party, provided that such Affiliate or successor agrees in writing to be bound by this Agreement and to assume all of the assigning Party’s obligations under this Agreement. Any attempted assignment of rights or delegation of obligations under this Agreement in breach or violation of this Section 8.9 will be null and void.

9.10 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other person or entity other than the Parties and each Party’s Affiliates, to the extent such Affiliates are entitled to receive Services under this Agreement.

9.11 Severability. If any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

9.12 Entire Agreement. This Agreement, the Asset Purchase Agreement, the Master NDA, and the other Ancillary Agreements set forth the entire understanding of the Parties and

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supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

9.13 Waiver. No failure on the part of either Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

9.14 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of both Parties.

9.15 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

9.16 Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections” and “Attachments” are intended to refer to Sections of and Attachments to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LSI LOGIC CORPORATION	SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:	By:

Name:	Name:

Title:	Title:

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EXHIBIT A

AUTHORIZED AREAS

And

LSI Facilities (LSI Lease Areas)

1

300
19.57 AC.
R391952
20 FOOT WIDE
PUBLIC SANITARY
SEWER EASEMENT
(E)
202
0.48 AC.
FAIRVIEW
WATER TANK
203
9.15 AC.
R238738
100
8.77 AC.
R321976
GEORGE 20' WIDE
ACCESS & POWER EASEMENT
PWW MANHOLE #5 TO NEW
PROPERTY LINE
(N)
FARMERS BARN
S-5
FARMERS BARN
S-3
OFFICE
BUILDING
O-1
CENTRAL
PROCESSING
BUILDING
CP-1
FACILITIES
BLUE POLE BARN
BULK HELIUM
PAD
HF-1
EC-2
FAB BUILDING
F-1
ENERGY CENTER
EC-1
Authorized Areas for LSI Use

Gresham Site – Authorized Areas – 033006 – Page 1 of 5

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STAFFING
ROOM 109
EMPLOYEE SHOE ROOM
VESTIBULE
TELEPHONE & DATA ROOM
CROWN POINT
OREGON TRAIL
ROSE GARDEN
PIONEER SQUARE
MECHANICAL & ELECTRICAL ROOM
WOMEN
MEN
CORRIDOR
LOBBY
MULTNOMAH FALLS
HORSE TAIL
EHS
TIMBERLINE LODGE
LOW YIELD
LASER ROOM
WAFER SORT
E-TEST
THE BIG CHIP CAFE
SERVERY
QUALIFIED SILICON
RETICLE STORAGE
MATERIAL/ HARDWARE CONTROL
PREP
WARE WASH
VENDING
SECURITY CONTROL
SEC. ROOM
SECURITY CONTROL ROOM
HALLWAY
WET LAB
FAILURE ANALYSIS
BACKGRIND
TAPE & PACK
GOWNING
SECURITY VESTIBULE
ELECTRICAL ROOM
STORAGE
MAIL/ COPY
SHIPPING OFFICES
SHIPPING/ RECEIVING
STORES
Authourized Area for LSI Use

O-1 Ground Level Plan - Authorized Areas – 033006 Page 2 of 5

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4

5

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EXHIBIT B

FEES

The fees payable by LSI pursuant to Section 3.1 are as follows:

1.	For the LSI Facilities, consisting of 6,537 sq. ft. of the second floor of the CP-1 building and LSI’s occasional non-exclusive use of approximately 100 sq. ft. of lobby conference room, the monthly rate of ($1.10/sq. ft.) will apply, such amount equaling $7,190.70 per month.

2.	For the full facilities services LSI is to receive from SCI in connection with LSI’s occupancy of the LSI Facilities consisting of 6,437 sq. ft., the monthly rate of ($0.50/sq. ft.) will apply, such amount equaling $3,218.50 per month.

3.	For the area where LSI’s Retained Equipment, which will be located, maintained and operated in the test areas of Buildings 0-1 and CP-1 as shown in Exhibit A, drawings 2 and 3, consisting of a total area of 889 sq. ft., the monthly rate of $3.00/sq.ft. will apply, such amount equaling $2,667.00 per month.

The total monthly fee shall be $13,076.20, which shall be subject to annual adjustment in accordance with Section 3.1.

Fees payable for IT support services described in Exhibit C will be $75.00 per hour.

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EXHIBIT C

SERVICES

The Services to be provided by SCI to LSI include the following:

•	Cafeteria usage

LSI will be allowed to utilize the cafeteria services any time the cafeteria is open and SCI reserves the right to change, alter and/or terminate the operation of the cafeteria with 30 days notice.

•	Mail Room

SCI will allow the use of the mail room services by setting up a mail box specifically for LSI’s incoming mail and allow LSI to deposit postage paid mail in an outgoing box. SCI will also allow the coordination of inbound and outbound parcels too large to fit in the standard box, as well as special handled items, such as Federal Express and UPS. All of these items must be paid directly to carrier through LSI’s own accounts.

•	Break Room facilities and beverage service

SCI will provide break room beverage service consistent the balance of the site, which includes coffee, tea and the associated condiments for these beverages. SCI will also provide and maintain a refrigerator and microwave for SCI Personnel’s and LSI Personnel’s use.

•	Janitorial Service

SCI will provide janitorial service for the LSI Facilities as well as all Authorized Areas, to the same level as the rest of the Gresham Facilities. The minimum services include, twice per week cube area cleanup, vacuuming, emptying trash and recycling containers. Restroom facilities will be kept clean and operable at all times. Should any issue arise, it will be address in the same fashion as the rest of the Gresham Facilities or within 2 hours of the notice during normal business hours.

•	Fire and Life Safety

LSI will be permitted to participate in and meet all required fire and life safety tests and drills to meet all applicable municipalities’ requirements and ordinances.

•	Document Destruction

LSI will have one document shredding receptacle to be emptied at the scheduled time with the rest of the Gresham Facilities, or when filled to capacity.

•	Specific Conference Room Usage

LSI may schedule usage of the conference rooms adjacent to the reception lobby as availability warrants, and at an additional cost of:

Crown Point (8 person)

Horsetail Falls (6 people)

Multnomah Falls (8 people)

Pioneer Square (4 person)

Rose Garden (4 person)

Timberline Lodge (30 to 50 person) (Change of set up charge)

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EXHIBIT C (Con’t)

SERVICES

•	Communication & IT

LSI will receive voice communications access through the existing telephone switch. All LSI employees remaining at the site will keep their existing phone numbers, but will no longer have access to GDDS dialing. A firewall will be established to provide secure network access for LSI employees to the local area network (LAN) on the Gresham campus. The firewall will also be configured to allow the passing of certain types of data and security access that is deemed necessary to ensure the effective operation of the Gesham fab. Connectivity back to all existing LSI network functions will be supported as it exists today. SCI IT personnel will also provide network and desktop user support on an as needed basis until alternative support processes are established by which LSI would no longer need such services.

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EXHIBIT H

Form of Master Nondisclosure Agreement

Attached below.

MASTER NONDISCLOSURE AGREEMENT

This Master Nondisclosure Agreement (this “Agreement”) is entered into as of the Closing Date by and between (a) ON Semiconductor Corporation, a Delaware corporation with its principal place of business at 5005 East McDowell Road, Phoenix, Arizona 85008 (“ON”), (b) Semiconductor Components Industries, LLC, a limited liability company and wholly owned subsidiary of ON, with its principal place of business at 5005 East McDowell Road, Phoenix, Arizona 85008 (“SCI”), and (c) LSI Logic Corporation, a Delaware corporation with its principal place of business at 1621 Barber Lane, Milpitas, CA 95035 (“LSI”). In this Agreement, LSI, SCI, and ON are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”

RECITALS

A. SCI and LSI are parties to an Asset Purchase Agreement dated April [__], 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its subsidiaries.

B. As part of the transactions contemplated by the Asset Purchase Agreement, LSI and certain subsidiaries of LSI, on the one hand, and SCI and certain other subsidiaries of ON, on the other hand, are entering into other Ancillary Agreements (as defined in the Asset Purchase Agreement) relating to the transactions contemplated by the Asset Purchase Agreement.

C. The Parties desire that confidential or proprietary information disclosed or exchanged in connection with the transactions contemplated by the Asset Purchase Agreement and the Ancillary Agreements, or in the course of performance under the Asset Purchase Agreement or any Ancillary Agreement, be subject to the confidentiality provisions in this Agreement.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Asset Purchase Agreement. For purposes of this Agreement:

1.1 “Affiliate” of a Party means any Person that, at any time during the term of this Agreement, directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means ownership of an amount of the voting securities or other voting ownership interests sufficient to elect at least a majority of such other Person’s board of directors or other governing body (or, if there are no such interests, more than 50% of the equity interests), but only as long as such Person meets these requirements; provided, however, that in the case of SCI and ON, the term “Affiliate” excludes TPG Partners II, L.P., its parallel funds, their general partners and their other portfolio companies (collectively, “TPG”), and any other person or entity that would be an “Affiliate” pursuant to the foregoing definition solely as a result of its ownership by, or its control relationship with, TPG.

1.2 “Change in Control” means, with respect to a Party, the occurrence of any of the following events: (a) any consolidation or merger of such Party with or into any other entity in which the holders of such Party’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer, or assignment of securities of such Party representing a majority of the voting power of all of such party’s outstanding voting securities to an acquiring party or group, in a single transaction or a series of related transactions; or (c) the sale of all or substantially all of such Party’s assets to an acquiring party or group.

1.3 “Confidential Information” means, subject to Section 2.4, any confidential or proprietary information of one Party or any of its Affiliates (or any third party to which one Party or any of its Affiliates owes a duty of confidentiality), whether in written, oral, graphic, electronic, or other form (including notes, reports, analyses, compilations, studies, drawings, designs, software code, cost and other unpublished financial information, customer and supplier lists, employee names and records, product roadmaps, business plans, pricing and marketing data, forecasts, and projections), which information is disclosed, made available, or accessible to or observed by the other Party or any of its Affiliates or Representatives in connection with the Contemplated Transactions or pursuant to any Ancillary Agreement, and (a) is marked or identified at the time of disclosure or observation as being “Confidential” or “Proprietary,” (b) would be understood by a reasonable person to be confidential or proprietary in nature, or (c) is expressly identified as “Confidential Information” of a Party in any Ancillary Agreement.

1.4 “Disclosing Party” means the Party whose Confidential Information is disclosed or made available to or accessible or observed by another Party or any Affiliates or Representatives of another Party.

1.5 “LSI Proprietary Business Information” means all proprietary business information of LSI or any of its Affiliates or any of their customers that is (a) located at the Gresham Facility on the Closing Date or otherwise disclosed or made available to or accessible or observed by ON or SCI or any of their Affiliates or Representatives and (b) not necessary for ON, SCI, or any of their Affiliates to exercise rights or fulfill obligations under any Ancillary Agreement.

1.6 “Receiving Party” means the Party that receives, has access to, or observes (or any of whose Affiliates or Representatives receives, has access to, or observes) Confidential Information of another Party.

1.7 “Representative” of a Party means a director, officer, employee, agent, attorney, or advisor of such Party or any of its Affiliates (in each instance, solely in his or her capacity as such).

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1.8 “Transferred Confidential Information” means the Fab Intellectual Property and Fab Information as defined in the Asset Purchase Agreement. The Transferred Confidential Information will be Confidential Information of ON.

2. CONFIDENTIALITY OBLIGATIONS

2.1 Limitations on Use and Disclosure. The Receiving Party will not, and will not allow any of its Affiliates or Representatives to, use, disclose, provide, or make available to any third party any Confidential Information of the Disclosing Party except (a) as necessary to consummate any of the Contemplated Transactions or as expressly permitted under any Ancillary Agreement or any other written agreement between the Receiving Party and the Disclosing Party; (b) for disclosures to the Receiving Party’s Representatives to the extent necessary (i) to operate the Gresham Facilities (but subject to any express limitations or restrictions on the use or disclosure of such Confidential Information set forth in an Ancillary Agreement or any other written agreement between the Receiving Party and the Disclosing Party) or (ii) for the Receiving Party to exercise its rights or perform its obligations under any Ancillary Agreement or any other written agreement between the Parties (but subject to any express limitations or restrictions on the use or disclosure of such Confidential Information set forth in such Ancillary Agreement or such other written agreement); or (c) in the course of legal proceedings to establish the Receiving Party’s rights or obligations (provided that the Receiving Party has notified the Disclosing Party thereof and used all reasonable efforts to obtain a protective order or otherwise lawfully contest or seek to limit the scope of the disclosure). Nothing in this Section 2.1 will permit ON, SCI, or any of their Affiliates or Representatives to use or disclose any LSI Proprietary Business Information.

2.2 LSI Proprietary Business Information. ON, SCI, and their Representatives will have no right under or as a result of this Agreement, or except as may be expressly provided in another Ancillary Agreement, as a result of the transactions contemplated by the Asset Purchase Agreement and the Ancillary Agreements, to use, disclose, or obtain any LSI Proprietary Business Information. To the extent and for as long as any LSI Proprietary Business Information (other than LSI Proprietary Business Information that is not Confidential Information of LSI) is accessible or controlled by ON, SCI, or any of their Representatives, ON and SCI will protect such LSI Proprietary Business Information from unauthorized use, access, or disclosure in the same manner as ON and SCI protect their own confidential information of a similar nature, and in no event with less than reasonable care. Whenever ON or SCI or any of their Representatives discover or otherwise obtain any LSI Proprietary Business Information, ON or SCI will promptly notify LSI and thereafter will, at LSI’s request or direction, return to LSI or destroy (or in the case of electronic files permanently erase) all documents, materials, and electronic files containing such LSI Proprietary Business Information.

2.3 Protection Against Unauthorized Use or Disclosure. The Receiving Party will limit access to the Disclosing Party’s Confidential Information to those of the Receiving Party’s Representatives who have a need to know, who are subject to confidentiality obligations no less restrictive than those set forth herein, and who have been informed of the confidential nature of such information. In addition, the Receiving Party will protect the Disclosing Party’s Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential information of a similar nature, and in no event

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with less than reasonable care. The Receiving Party will be liable to the Disclosing Party for any action or omission on the part of any Affiliate or Representative of the Receiving Party that would constitute a breach of this Agreement by the Receiving Party if the Receiving Party itself had committed such action or omission.

2.4 General Exceptions. The term “Confidential Information” does not include information that (i) is or becomes available to the public, other than as a result of a disclosure by the Receiving Party or any of its Affiliates or Representatives in breach of this Agreement; (ii) was or is provided to the Receiving Party or any of its Affiliates or Representatives on a non-confidential basis from a source other than the Disclosing Party or any of its Affiliates or Representatives, provided that the source of such information was not bound by a confidentiality agreement with the Disclosing Party or any of its Affiliates with respect to such information or otherwise prohibited from providing the information to the Receiving Party or such Affiliate or Representative of the Receiving Party by a contractual, legal, or fiduciary obligation; or (iii) the Receiving Party or any of its Affiliates or Representatives independently develops without reference to Confidential Information or any derivative thereof. In the case of LSI as the Receiving Party, the exception in clause (ii) in this Section 2.4 will apply to Transferred Confidential Information only to the extent such Transferred Confidential Information is provided to LSI or any of its Affiliates or Representatives after the Closing Date.

2.5 Exception for Required Disclosures. Notwithstanding anything in this Agreement to the contrary, if the Receiving Party or any Affiliate or Representative of the Receiving Party is required by any Legal Requirement or a Governmental Order to disclose Confidential Information, the Receiving Party will provide the Disclosing Party with prompt notice of such required disclosure so that the Disclosing Party may seek a protective order or other appropriate remedy. If the Disclosing Party determines to seek such a protective order or other remedy, the Receiving Party will (and will cause its Affiliates and Representatives to) cooperate with the Disclosing Party in seeking such protective order or other remedy. If such protective order or other remedy is not obtained and disclosure of Confidential Information is required, the Receiving Party or such Affiliate or Representative of the Receiving Party, as the case may be, (i) may, without liability hereunder, furnish that portion (and only that portion) of the Confidential Information which, in the written opinion of counsel to the Receiving Party or the Affiliate or Representative of the Receiving Party, as the case may be, the Receiving Party or such Affiliate or Representative of the Receiving Party is legally required to disclose and (ii) will exercise reasonable efforts to have confidential treatment accorded any Confidential Information so furnished.

2.6 Return or Destruction of Confidential Information. At the request and direction of the Disclosing Party, the Receiving Party will (and will cause its Affiliates to) promptly return to the Disclosing Party or destroy (or in the case of electronic files, permanently erase) all documents, materials, and electronic files containing Confidential Information of the Disclosing Party, unless the Receiving Party (or any of its Affiliates) has a right or need to use such Confidential Information to exercise its rights or fulfill its obligations under an Ancillary Agreement or any other written agreement between the Disclosing Party and the Receiving Party. In addition, even if not requested by the Disclosing Party, the Receiving Party will (and will cause its Affiliates to) promptly return or destroy, as described in this Section 2.6, any Confidential Information that is no longer required by the Receiving Party (or any of its

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Affiliates) to exercise its rights or fulfill its obligations under any Ancillary Agreement or any other written agreement with the Disclosing Party. Notwithstanding the foregoing, except with respect to the LSI Proprietary Business Information, the Receiving Party may retain one archival copy of documents, materials, and files containing Confidential Information solely for evidentiary purposes.

2.7 Residuals. Subject to any express restrictions on the use of intellectual property or proprietary rights in other Ancillary Agreements, the Receiving Party will be free to use the residuals of any Confidential Information in any manner without being required to pay any fee, royalty, or other consideration to the Disclosing Party, subject only to its obligations with respect to disclosure of such Confidential Information set forth herein. The term “residuals” means any information that is retained in the unaided memories of Representatives of the Receiving Party who have had access to the Confidential Information.

3. DISCLAIMERS. Nothing in this Agreement shall be construed as granting any Party (or any of its Affiliates or Representatives) any right or license under any intellectual property rights of another Party. Except as may be expressly provided otherwise in an Ancillary Agreement, all Confidential Information is furnished “AS IS.” No Party makes any representation or warranty in this Agreement, and nothing in this Agreement shall be construed as creating any implied representation or warranty, including any representation or warranty concerning accuracy or completeness, with respect to any Confidential Information provided to another Party. The foregoing does not in any way limit, impair, or otherwise affect any representations or warranties made in the Asset Purchase Agreement, any other Ancillary Agreement, or any other written agreement between the Parties.

4. REMEDIES

4.1 Injunctive Relief. The Receiving Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by the Receiving Party and that any such breach would cause the Disclosing Party irreparable harm. Accordingly, the Receiving Party also agrees that in the event of any breach or threatened breach of this Agreement, the Disclosing Party, in addition to any other remedies at law or in equity it may have, will be entitled to equitable relief, including injunctive relief and specific performance, without the requirement of posting a bond or other security.

4.2 No Liability Limitations. No disclaimers or limitations of liability in any of the other Ancillary Agreements will apply to breaches of this Agreement.

5. GENERAL PROVISIONS

5.1 Assignment. Unless otherwise expressly set forth in this Agreement, no Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily, involuntarily, by way of merger, or otherwise) to any third party without the prior written consent of the other Parties. Notwithstanding the foregoing, each Party may assign this entire Agreement to any of its Affiliates or to any successor in the event of a Change in Control of such Party, provided that such Affiliate or successor agrees in writing to be bound by this Agreement and to assume all of the assigning Party’s obligations under this Agreement. Any

5

attempted assignment of rights or delegation of obligations under this Agreement in breach or violation of this Section 5.1 will be null and void.

5.2 Notices. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Party):

If to ON or SCI:	If to LSI:

Semiconductor Components Industries, LLC 5005 E. McDowell Road, M/S A700 Phoenix, Arizona 85008 Attention: General Counsel Facsimile: (602) 244-5601	LSI Logic Corporation 1621 Barber Lane, M/S D-106 Milpitas, CA 95035-7458 Attention: General Counsel Facsimile: (408) 433-6896

5.3 Compliance with Laws. Each Party will be required to comply with all applicable rules and laws in the performance of its responsibilities under the Agreement including those relating to export licenses and regulations, government permits and government authorizations.

5.4 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

5.5 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of California, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California.

5.6 Independent Contractor. Each Party’s relationship to the other Party is that of an independent contractor, and neither Party is an agent or partner of the other. Neither Party will have, and will not represent to any third party that it has, any authority to act on behalf of the other Party.

5.7 Severability. If any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

5.8 Entire Agreement. This Agreement, the Asset Purchase Agreement, and the other Ancillary Agreements set forth the entire understanding of the Parties and supersede all

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other agreements and understandings between the Parties relating to the subject matter hereof and thereof, except that nothing herein terminates or replaces any obligations of any Party arising under the Confidentiality Agreement with respect to Evaluation Material (as such term is defined in the Confidentiality Agreement) that is not also Confidential Information (as defined in this Agreement). If any Evaluation Material (as defined in the Confidentiality Agreement) is also Confidential Information (as defined in this Agreement), the terms of this Agreement will supersede the Confidentiality Agreement with respect to such Evaluation Material.

5.9 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

5.10 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of all Parties.

5.11 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

5.12 Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections” are intended to refer to Sections to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Master Nondisclosure Agreement to be executed as of the Closing Date.

ON Semiconductor Corporation	LSI Logic Corporation

By:	By:

Name:	Name:

Title:	Title:

Semiconductor Components Industries, LLC

By:

Name:

Title:

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EXHIBIT I

Form of Bill of Sale

Attached below.

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is being entered into as of the Closing Date, by LSI LOGIC CORPORATION, a Delaware corporation (“LSI”), and LSI LOGIC MANUFACTURING SERVICES, INC., a Delaware corporation and a wholly-owned subsidiary of LSI (“LSI Gresham Sub”), in favor of SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (“SCI”). In this Bill of Sale, LSI and LSI Gresham Sub are referred to collectively as “Sellers.” In the event of a conflict between the terms hereof and the terms of the Asset Purchase Agreement (as defined below), the terms of the Asset Purchase Agreement will govern. Certain other capitalized terms used herein without definition will have the meanings given to them in the Asset Purchase Agreement (as defined below).

RECITALS

A. SCI and LSI are parties to an Asset Purchase Agreement dated April [    ], 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its Subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its Subsidiaries.

B. This Bill of Sale is being delivered pursuant to the Asset Purchase Agreement.

AGREEMENT

Sellers and SCI, intending to be legally bound, agree as follows:

1. Sale. Sellers do hereby sell and transfer to SCI all of Sellers’ right, title, and interest as of the Closing Date in and to the Specified Assets (except to the extent any such Specified Asset or any right or interest therein is being sold, transferred, or assigned pursuant to another agreement or instrument delivered by Sellers to SCI at the Closing).

2. No Representations. SCI and each Seller acknowledges that neither Sellers nor SCI is making any representations or warranties whatsoever, implied or otherwise, under this Bill of Sale. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN SECTION 2 OF THE ASSET PURCHASE AGREEMENT AND LSI’S CLOSING CERTIFICATE, THE SPECIFIED ASSETS THAT ARE THE SUBJECT OF THIS BILL OF SALE ARE SOLD “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND SELLERS EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

3. Governing Law. This Bill of Sale will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

4. No Limitation on Rights or Remedies. Nothing in this Bill of Sale is intended to limit any of the rights or remedies available to any of the parties under the Asset Purchase Agreement or any of the other Ancillary Agreements.

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IN WITNESS WHEREOF, this Bill of Sale has been duly executed as of the Closing Date.

LSI LOGIC CORPORATION

By:

Name:

Title:

LSI LOGIC MANUFACTURING SERVICES, INC.

By:

Name:

Title:

Accepted and agreed:

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:

Name:

Title:

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EXHIBIT J

Form of Seller’s Affidavit for Title Insurance

Attached below.

AFFIDAVIT

STATEMENT UNDER OATH REGARDING POSSESSION

AND REPAIRS OR ALTERATIONS

STATE OF OREGON                     )

County of                                         ) ss.

Regarding PROPERTY described as:

, Gresham, OR

UNDER OATH, I/We state that:

I/We understand that Transnation Title Insurance Company, referred to as “the Company”, is being induced and is relying on this Affidavit to provide lender’s title insurance without exception for certain matters not shown on the public records.

1.	The property is at this date in the possession of .

2.	Please check the applicable statement or statements below:

☐ No repairs or alterations have been made on the property during the past 75 days.

☐ The undersigned will not be using any portion of the loan funds for repairs, alterations or improvements to the premises.

☐ Recent repairs, alterations or improvements to the premises were completed within the past 75 days or are under construction. The total cost of these is $             and consists of                                                                                   and have ☐ have not ☐ been paid in full.

☐ The undersigned intends to use some of the loan funds for pending or future repairs, alterations or improvements to the premises, for an estimated total cost of $                    .

3.	There are no existing leases except (if none, write “None”) .

DATED THIS day of , 2006.

Subscribed and sworn to before me this      day of                     , 20    .

Notary Public for Oregon

EXHIBIT K

PRELIMINARY TITLE REPORT

Attached below.

LandAmerica Commercial Services 1120 NW Couch St., Suite 500 Portland, Oregon 97209 Ph 503-223-5910 Fax 503-553-5679

Issuing title insurance by: Transnation Title Insurance Company Lawyers Title Insurance Corporation Commonwealth Land Title Insurance Company

LandAmerica Commercial Services

Attn: Peggy Neikirk

V.P./Sr. Commercial Escrow Officer

1120 NW Couch Street, Suite 500

Portland, OR 97209

Date Prepared: March 20, 2006

REVISED

PRELIMINARY TITLE REPORT

FOR ISSUING TITLE INSURANCE

ORDER NO.:	06-000759m	CONNECTION NO. : 10847668
PARTY REFERENCE:	LSI Logic Manufacturing Services, Inc. / ON Semiconductor Corporation
PROPERTY ADDRESS:	23400 N.E. Glisan Street
Gresham, Oregon 97030
OTHER REFERENCE:

PRIOR REPORT DATED March 17, 2006 IS REVISED FOR THE FOLLOWING:

Effective date changed

Legal description changed (Parcels X, XI, XII, XIII, XIV, XV & XVI added)

Added exception no.s 9, 11, 14, 17 and 35

All exceptions modified to include Affects

Note A modified (Parcel X added)

LAWYERS TITLE INSURANCE CORPORATION is prepared to issue title insurance as of the effective date and in the form and amount shown on Schedule A, subject to the conditions, stipulations and exclusions from coverage appearing in the policy form and subject to the exceptions shown on Schedule B. This report is preliminary to the issuance of a policy of title insurance and shall become null and void unless a policy is issued and the full premium paid.

This report is for the exclusive use of the persons to whom it is addressed. Title insurance is conditioned on recordation of satisfactory instruments that establish the interests of the parties to be insured; until such recordation. The Company may cancel, amend or supplement this report for any reason.

If you need assistance with this report, please contact:

Peggy Neikirk, V.P./Sr. Commercial Escrow Officer     Phone: 503-223-5910

Kenneth F. Mayer, V.P. & Underwriting Counsel     Phone: 503-553-5662

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Preliminary Title Report	Order No. 06-000759m

SCHEDULE A

1.	The effective date of the preliminary title report is 5:00 P.M. on

March 9, 2006

2.	The Policy or Policies to be issued:

Policy/Endorsement Description	Charge
ALTA Standard Owner’s for $(to come)	$
Local Government Lien Search		$50.00

3.	Title to the land described herein is vested in:

LSI LOGIC MANUFACTURING SERVICES, INC., a Delaware corporation

4.	The land referred to in this report is described as follows:

As fully set forth on Exhibit “A” attached hereto and by this reference incorporated herein.

2

Order No. 06-000759m

EXHIBIT “A”

Legal Description

PARCEL I:

(Identified on Multnomah County Assessors Map 1N3E34C as tax lot 300 – March 2006)

(Identified as Parcels 2 and 3 in WD 9/17/04 #2004-170052)

A tract of land situated in the West half of Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Beginning at a point 10 chains West of the Northeast corner of the Nathan H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Steams; thence South 20 chains; thence West 10 chains; thence North 20 chains to a stake in the North side of said Meloy Donation Land Claim; thence East, tracing said Meloy claim, 10 chains to the place of beginning.

ALSO a tract of land situated in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Beginning at a point 79 rods South of the Northeast corner of the Nathan H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns; thence West 40 rods; South 1 rod; thence East 40 rods; thence North 1 rod to the place of beginning.

EXCEPTING THEREFROM that portion described in Dedication Deed recorded May 2, 1997, as Recorder’s Fee No. 97066212, records of Multnomah County, Oregon.

PARCEL II:

(Identified on Multnomah County Assessors Map 1N3E34C as tax lot 203 – March 2006)

(Identified as Parcel 5 in WD 9/17/04 #2004-170052)

Parcel 1, according to the duly filed plat of PARTITION PLAT NO. 1995-74, in the City of Gresham, filed May 22, 1995, Records of the County of Multnomah and State of Oregon.

EXCEPTING THEREFROM that portion described in Dedication Deed recorded May 2, 1997, as Recorder’s Fee No. 97066211, records of Multnomah County, Oregon.

PARCEL III:

(Identified on Multnomah County Assessors Map 1N3E34C as tax lot 100 – March 2006)

(Identified as Parcel 6 in WD 9/17/04 #2004-170052)

A tract of land in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

BEGINNING at a point on the North line of the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Steams, that is 22 feet West of the Northeast corner thereof; thence West, along the North line of said Donation Land Claim a distance on 638 feet to a point; thence South and parallel with the East line of said Meloy Donation Land Claim 1303.5 feet to a point; thence East, a distance of 660 feet to

CONTINUED ....

3

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

the East line of said Donation Land Claim; thence North along the East line of said Donation Land Claim, 355 feet to a point; thence West and parallel with the North line of said Donation Land Claim 22 feet to a point; thence North and parallel with the East line of aforesaid Donation Land Claim, a distance of 948.5 feet to the point of beginning.

EXCEPTING the West 10 acres, the East line of which is parallel with the West line thereof.

AND FURTHER EXCEPTING THEREFROM that portion described in Dedication Deed recorded May 2, 1997, as Recorder’s Fee No. 97066211, records of Multnomah County, Oregon.

PARCEL IV:

(Identified on Multnomah County Assessors Map 1N3E34C as tax lot 400 – March 2006)

(Identified as Parcel 7 in WD 9/17/04 #2004-170052)

A parcel of land in the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon; being the North 20 acres of the property acquired by John and Josephine Bliss, as recorded in Book 333, Page 259, Deed Records, and being more particularly described as follows:

Beginning at a point on the East line of said N.H. Meloy Donation Land Claim No. 55, which is South 1°07’07” West, 1320 feet of the Northeast corner of said donation land claim; thence from said point of beginning North 89°33’23” West parallel to the North line of said donation land claim, a distance of 1320 feet; thence South 1 °07’07” West, a distance of 660 feet; thence South 89°33’23” East, a distance of 1320 feet to the East line of said donation land claim; thence North 1°07’07” East, a distance of 660 feet to the place of beginning.

PARCEL V:

(Identified on Multnomah County Assessors Map 1N3E34D as tax lot 400 – March 2006)

(Identified as Parcel 12 in WD 9/17/04 #2004-170052)

A tract of land in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Beginning at the Northeast corner of the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, which point is also the Northwest corner of the Alanson Taylor Donation Land Claim; thence West along the North line of said Nathan H. Meloy Donation Land Claim, 22 feet; thence South parallel with the common boundary line between the said Nathan H. Meloy Donation Land Claim and the said Alanson Taylor Donation Land Claim, 948.5 feet; thence East parallel with the North line of the said Nathan H. Meloy Donation Land Claim, 22 feet to the aforesaid common claim boundary line; thence South along the said common claim boundary line, 371.5 feet; thence East parallel with the North line of the said Alanson Taylor Donation Land Claim, 80 feet; thence North parallel with the aforesaid common claim boundary line, 410 feet; thence South 89°15’ East 250 feet to an iron pipe; thence North parallel

CONTINUED . . .

4

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

with the West line of the Taylor Donation Land Claim to the most Easterly Southeast corner of the tract of land conveyed to Kay C. Nelson, et ux, by Deed recorded July 29, 1953 in Book 1613, page 381, Deed Records; thence West 34 feet along the Nelson line; thence South along the Nelson line 29.73 feet; thence West along the South line of the Nelson tract 278 feet to the Southwest corner of the Nelson tract; thence North along the West line of said tract to the North line of the Taylor Donation Land Claim; thence West 18 feet to the point of beginning.

EXCEPTING THEREFROM that portion of the above described property lying Northerly of the Westerly extension of the South line of said Nelson Tract.

PARCEL VI:

(Identified on Multnomah County Assessors Map 1N3E34D as a portion of tax lot 500 – March 2006)

(Identified as Parcel 11 in WD 9/17/04 #2004-170052)

The following described property in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon:

Beginning at the Northeast corner of the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, which point is also the Northwest corner of the Alanson Taylor Donation Land Claim, in Section 34, Township 1 North, Range 3 East of the Willamette Meridian; thence South 1°16’ West, along the West line of said Alanson Taylor Donation Land Claim, 1320.0 feet to an iron pipe; thence South 89°15’ East parallel to the North line of said Taylor Donation Land Claim, 80.00 feet to an iron pipe; said iron pipe being the true point of beginning of the tract herein to be described; thence from the above described true point of beginning continuing South 89°15’ East 250.00 feet to an iron pipe; thence North 1°16’ East parallel to the West line of said Taylor Donation Land Claim, 410.00 feet to an iron pipe; thence North 89°15’ West parallel to the North line of said Taylor Donation Land Claim, 250.00 feet to an iron pipe; thence South 1°16’ West parallel to the West line of said Taylor Donation Land Claim, 410.00 feet to the true point of beginning.

PARCEL VII:

(Identified on Multnomah County Assessors Map 1N3E34D as a portion of tax lot 500 – March 2006)

(Identified as Parcel 10 in WD 9/17/04 #2004-170052)

A tract of land situate in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, being more particularly described as follows:

Beginning at the Southwest corner of the Alanson Taylor Donation Land Claim No. 57, in Section 34, Township 1 North, Range 3 East of the Willamette Meridian; thence North 02°35’33” East, 1398.76 feet; thence, leaving said West line South 88°08’01” East, 80.00 feet to the Southwest corner of Parcel 11 as described in Deed recorded January 26, 1996 as Recorder’s Fee No. 96013555; thence, along the West line of said Parcel 11, North 02°35’33”, 410.00 feet to the Northwest corner thereof; thence, along the

CONTINUED . . .

5

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

North line of said Parcel 11, South 88°08’01” East, 250.00 feet to a point on the West line of Parcel 10 as described in Deed recorded January 26, 1996 as Recorder’s Fee No. 96013555; thence, along the West line of said Parcel 10, North 02°35’33” East, 842,13 feet to a point on the South right-of-way line of N.E. Glisan Street as described in Deed of Dedication recorded as Recorder’s Fee No. 97066211, said point being further described as being a point on a line lying 60.00 feet, when measured at right angles, Southerly of and parallel with the centerline of N.E. Glisan Street; thence, along said right-of-way line, South 88°04’35” East, 953.08 feet to a point on the East line of said Parcel 10; thence, along said East line of said Parcel 10, South 01°20’35” West, 2639.11 feet to a point on the South line of said Alanson Taylor Donation Land Claim; thence, along said South DLC line, North 88°35’31” West, 1340.82 feet to the point of beginning.

EXCEPTING THEREFROM the following described tract: Beginning at the Northeast corner of the N.H. Meloy Donation Land Claim No. 55, which point is also the Northwest corner of the Alanson Taylor Donation Land Claim, in Section 34, Township 1 North, Range 3 East of the Willamette Meridian; thence South 1°16’ West, along the West line of said Alanson Taylor Donation Land Claim, 1320.0 feet to an iron pipe; thence South 89° 15’ East parallel to the North line of said Taylor Donation Land Claim, 80.00 feet to an iron pipe; said iron pipe being the true point of beginning of the tract herein to be described; thence from the above described true point of beginning continuing South 89°15’ East 250.00 feet to an iron pipe; thence North 1° 16’ East parallel to the West line of said Taylor Donation Land Claim, 410.00 feet to an iron pipe; thence North 89° 15’ West parallel to the North line of said Taylor Donation Land Claim, 250.00 feet to an iron pipe; thence South 1°16’ West parallel to the West line of said Taylor Donation Land Claim, 410.00 feet to the true point of beginning.

AND FURTHER EXCEPTING THERFROM that portion conveyed to Portland General Electric Company by instrument recorded October 31, 2000, as Recorder’s Fee No. 2000-150852, said portion being more particularly described as follows: Commencing at the Southwest corner of the Alanson Taylor Donation Land Claim No. 57, said point being a found brass disk in concrete; thence along the West line of said Donation Land Claim, North 02°35’33” East 259.82 feet; thence leaving said Donation Land Claim line South 88°34’23” East 20.75 feet to the true point of beginning; thence North 01°25’37” East 480.00 feet; thence South 88°34’23” East 500.00 feet; thence South 01°25’37” West 480.00 feet; thence North 88°34’23” West 500.00 feet to the true point of beginning.

PARCEL VIII:

(Identified on Muitnomah County Assessors Map 1N3E34CD as tax lot 100 – March 2006)

(Identified as Parcel 13 in WD 9/17/04 #2004-170052)

A tract of land in the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, located in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the County of Muitnomah and State of Oregon, and being described as follows:

BEGINNING at a 4 inch brass disc at the Northwest corner of the John Roger Donation Land Claim No. 54; thence South 0°01’09” East, along the East line of the N.H. Meloy Donation Land Claim No. 55, 414.39 feet to a point which is 45.00 feet North of the South line of Section 34, being also the centerline of S.E. Stark Street; thence South 89°57’13” West, parallel with and 45.00 feet Northerly of the centerline

CONTINUED . . .

6

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

of S.E. Stark Street, 25.00 feet; thence North 0°01’09” West, parallel with and 25.00 feet Westerly of the East line of the Meloy Donation Land Claim, 414.39 feet; thence South 89°57’ 13” West, parallel with the South line of Section 34, a distance of 916.21 feet to the West line of a tract of land described in Book 2345, Page 1703, recorded September 20, 1990; thence North 01°06’47” East along the West line of said tract, 739.38 feet to the Northwest corner thereof; thence South 89°35’30” East along the North line of said Book 2345, Page 1703, and the North line of a tract of land described in Book 747, Page 1091, recorded August 9, 1970, 941.13 feet to the East line of the Meloy Donation Land Claim; thence South 1°06’59” West along the East line of the Meloy Donation Land Claim, 732.00 feet to the point of beginning.

EXCEPTING THEREFROM that portion conveyed in Deed to Multnomah County, recorded December 15, 1989 in Book 2261, page 293 and in Deed recorded January 19, 1995 as Recorder’s Fee No. 95 8048 and in Deeds recorded July 5, 1995 as Recorder’s Fee No.s 95 78950 and 95 78951, records of Multnomah County, Oregon.

PARCEL IX:

(Identified on Multnomah County Assessors Map 1N3E34CD as a portion of tax lot 300 – March 2006)

(Identified as Parcel 15 in WD 9/17/04 #2004-170052)

A tract of land in the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, located in the Southwest and Southeast one quarters of Section 34, Township 1 North, Range 3 East, of the Willamette Meridian, in the County of Multnomah and State of Oregon, and being described as follows:

BEGINNING at a 4 inch brass disc at the Northwest corner of the John Roger Donation Land Claim; thence South 0°01’09” East, along the East line of N.H. Meloy Donation Land Claim, 414.39 feet to a point which is 45.00 feet North of the South line of Section 34, being also the centerline of S.E. Stark Street; thence South 89°57’13” West, parallel with and 45.00 feet Northerly of the centerline of S.E. Stark Street, 25.00 feet to the true point of beginning; thence North 0°01’09” West, parallel with and 25.00 feet Westerly of the East line of the Meloy Donation Land Claim, 414.39 feet; thence South 89°57’13” West.

PARCEL X:

(Identified on Multnomah County Assessors Map 1N3E34DC as a portion of tax lot 1400 – March 2006)

(Identified as Parcel 4 in WD 9/17/04 #2004-170052)

A tract of land in the Southeast quarter of Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Beginning at the Northwest corner of the John Roger Donation Land Claim No. 54; thence East 1 rod; thence South 28 rods; thence West 1 rod; thence North 28 rods to the place of beginning.

EXCEPTING THEREFROM that portion conveyed in Deed to Multnomah County, recorded April 16, 1990 in Book 2333, page 1059 and in Deed recorded January 19, 1995 as Recorder’s Fee No. 95 8048 and in Deeds recorded July 5, 1995 as Recorder’s Fee No.s 95 78950 and 95 78951, records of Multnomah County, Oregon.

CONTINUED . . .

7

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

PARCEL XI:

(Identified on Multnomah County Assessors Map 1N3E34AC as tax lots 1500 and 1600 and Identified on Multnomah County Assessors Map 1N3E34D as tax lot 300 – March 2006)

(Identified as Parcel 18 in WD 9/17/04 #2004-170052)

An easement for entry sign located on the following described tract of land:

A tract of land in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Beginning at the North corner common to the N.H. Meloy Donation Land Claim No. 55, also known as Nathan H. Melioy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, and the A. Taylor Donation Land Claim; thence West along the North line of the said Meloy Donation Land Claim 22 feet; thence Southerly parallel with the dividing line between the Meloy Donation Land Claim and the Taylor Donation land Claim 732.25 feet; thence Easterly parallel with the South line of NE Glisan Street 318 feet; thence Northerly parallel with the East line of the tract of land conveyed to Madeline Blevins, now Madeline Finger, by Deed recorded April 12, 1940, in Book 543, Page 593, Deed Records, a distance of 29.73 feet; thence East parallel with the North line of the A. Taylor Donation Land Claim 34 feet to the East line of said Madeline Finger Tract; thence Northerly along said East line 701.2 feet to the North line of the A. Taylor Donation land Claim; thence Westerly along said North claim line 330 feet to the place of beginning.

EXCEPTING THEREFROM the portion of the above described premises which lies within NE Glisan Street. AND FURTHER EXCEPTING THEREFROM that portion described in Dedication Deed recorded May 2, 1997, as Recorder’s Fee No. 97066211.

PARCEL XII:

(Identified on Multnomah County Assessors Map 1N3E34C as tax lot 500 – March 2006)

(Identified as Parcel 1 in WD 9/17/04 #2004-170052)

An easement for testing facility located on a portion of the following described tract of land:

A tract of land situated in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, being described as the West one-half of the North one-half of the Donation Land Claim of Nathan H. Meloy, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, said Donation Land Claim being Claim No. 55 in Section 34, Township 1 North, Range 3 East and Claim No. 75 in Section 3, Township 1 South, Range 3 East of the Willamette Meridian.

EXCEPTING THEREFROM those portions described in Deed recorded January 5, 1989 in Book 2168, page 2395 and re-recorded November 15, 1989 in Book 2253, page 1641 and re-recorded December 12, 1989 in Book 2260, page 651 and in Dedication Deeds recorded May 2, 1997, as Recorder’s Fee No. 97066210 and 97066212, records of Multnomah County, Oregon.

CONTINUED . . .

8

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

PARCEL XIII:

(Identified on Multnomah County Assessors Map 1N3E34C as tax lot 500 – March 2006)

(Identified as Parcel 1 in WD 9/17/04 #2004-170052)

An easement for water line located on a portion of the following described tract of land:

A tract of land situated in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, being described as the West one-half of the North one-half of the Donation Land Claim of Nathan H. Meloy, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, said Donation Land Claim being Claim No. 55 in Section 34, Township 1 North, Range 3 East and Claim No. 75 in Section 3, Township 1 South, Range 3 East of the Willamette Meridian.

EXCEPTING THEREFROM those portions described in Deed recorded January 5, 1989 in Book 2168, page 2395 and re-recorded November 15, 1989 in Book 2253, page 1641 and re-recorded December 12, 1989 in Book 2260, page 651 and in Dedication Deeds recorded May 2, 1997, as Recorder’s Fee No. 97066210 and 97066212, records of Multnomah County, Oregon.

PARCEL XIV:

(1st tract - Identified on Multnomah County Assessors Map 1N3E34C as tax lot 500 – March 2006)

(1st tract - Identified as Parcel 1 in WD 9/17/04 #2004-170052)

(2nd tract - Identified on Multnomah County Assessors Map 1N3E34CD as tax lot 400 – March 2006)

(2nd tract - Identified as Parcel 8 in WD 9/17/04 #2004-170052)

(3rd tract - Identified on Multnomah County Assessors Map 1N3E34D as tax lot 500 – March 2006)

(3rd tract - Identified as Parcel 10 in WD 9/17/04 #2004-170052)

An easement for irrigation line located on a portion of the following described tract of land:

A tract of land situated in Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, being described as the West one-half of the North one-half of the Donation Land Claim of Nathan H. Meloy, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, said Donation Land Claim being Claim No. 55 in Section 34, Township 1 North, Range 3 East and Claim No. 75 in Section 3, Township 1 South, Range 3 East of the Willamette Meridian.

EXCEPTING THEREFROM those portions described in Deed recorded January 5, 1989 in Book 2168, page 2395 and re-recorded November 15, 1989 in Book 2253, page 1641 and re-recorded December 12, 1989 in Book 2260, page 651 and in Dedication Deeds recorded May 2, 1997, as Recorder’s Fee No. 97066210 and 97066212, records of Multnomah County, Oregon.

CONTINUED . . .

9

Order No. 06-000759m

EXHIBIT “A”

Legal Description

continuation

Also an easement for irrigation line located on a portion of the following described tract of land:

A tract of land situated in the N.H. Meloy Donation Land Claim, also known as Nathan H. Melloy, and also shown of record as Nathan H. Molloy, and wife, Mary W. Meloy, also known as Mary W. Stearns, in the Southwest quarter of Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Commencing at an iron pipe at the Southwest corner of that certain tract of land conveyed to Helen B. IItz and Jacob IItz by Deed recorded in Book 1528, Page 391, Deed Records, said point being 30.6 feet North and 1512.4 feet East of the Southwest corner of said Section 34; thence from said point of commencement North 0° 44’ 31” East along the West line of said IItz tract, a distance of 349.97 feet to the point of beginning of the tract herein to be described; thence continuing North 0°44’31” East along said West line, a distance of 193.73 feet to an angle point in said West line; thence continuing along said West line North 1°07’07” East, a distance of 628.19 feet to the Northwest corner of said Iltz tract; thence South 89°33’23” East along the North line thereof, a distance of 379.00 feet to the Northeast corner of said IItz tract; thence South 1° 07’ 07” West along the East line thereof, a distance of 818.86 feet to a point 350.00 feet North of the North line of S.E. Stark Street, when measured along said East line; thence South 89°58’37” West, parallel with the North line of said S.E. Stark Street, a distance of 377.77 feet to the point of beginning.

EXCEPTING THEREFROM a parcel of land lying in the Southwest one-quarter of Section 34, Township 1 North, Range 3 East of the Willamette Meridian, in the County of Multnomah and State of Oregon, being more particularly described as follows:

Beginning at a point which bears North 89°57’13” East 1,511.84 feet and North 00°46’36” East 673.67 feet from the Southwest corner of said Section 34, said point being described as an angle point in the West line of that property conveyed to Peter McGill and described by Deed in Book 1907, Page 611, recorded May 19, 1985, Multnomah County Records; thence North 89°57’13” East 378.70 feet to a 5/8 inch iron rod set on the East line of said McGill property; thence South 01°07’07” West following the East line of McGill, 193.75 feet to the Southeast corner of said McGill property; thence South 89°67’13” West following the South line of McGill, 377.55 feet to the Southwest corner of McGill; thence North 00°48’36” East following said West line of McGill, 193.73 feet to the point of beginning.

Also an easement for irrigation line located on a portion of the following described tract of land:

That certain tract of land described as Parcel VII herein.

PARCEL XV:

(Identified on Multnomah County Assessors Map 1N3E34D as a portion of tax lot 500 – March 2006)

(Identified as Parcel 10 in WD 9/17/04 #2004-170052)

An easement for construction power line located on a portion of the following described tract of land:

That certain tract of land described as Parcel VII herein.

PARCEL XVI:

(Identified on Multnomah County Assessors Map 1N3E34CD as a portion of tax lot 100 – March 2006)

(Identified as Parcel 13 in WD 9/17/04 #2004-170052)

An easement for pump house power line located on a portion of the following described tract of land:

That certain tract of land described as Parcel VIII herein.

10

Preliminary Title Report	Order No. 06-000759m

SCHEDULE B

Except for the items properly cleared through closing, the proposed policy or policies will not insure against loss or damage which may arise by reason of the following:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public record; proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easements, or encumbrances not shown by the public records, reservations or exceptions in patents or in acts authorizing the issuance thereof; water rights, claims or title to water.

4.	Any lien, or right to lien, for unemployment taxes, workmen’s compensation, services, labor, equipment rental or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments or any other facts which a correct survey would disclose.

6.	Potential additional taxes in the event the Strategic Key Investment exemption status is terminated.

Tax ID Affected : R321952;	R321953;R321954

7.	As disclosed by the assessment and tax roll, the premises herein have been specially assessed for farm use. If the land becomes disqualified for this special assessment under the statutes, an additional tax, plus interest and penalty, will be levied for the number of years in which this special assessment was in effect for the land.

Tax ID Affected : R321957;	R321987;R321979; R321978; R321985

8.	Municipal liens, if any, imposed by the City of Gresham.

9.	An easement created by instrument, including the terms and provisions thereof,

Recorded In Favor Of For Affects	: March 10, 1976 in Book 1091 at page 1736 : Portland General Electric Company : Underground distribution line : Parcels XII and XIV

10.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: August 15, 1989 in Book 2228 at page 215
In Favor Of	: City of Gresham
For	: Sanitary Sewer

Affects	: Parcel IX

11

Preliminary Title Report	Order No. 06-000759m

11.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: August 15,1989 in Book 2228 at page 221
In Favor Of	: City of Gresham
For	: Sanitary Sewer

Affects	: Parcel X

12.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: August 15, 1989 in Book 2228 at page 240
In Favor Of	: City of Gresham
For	: Sanitary Sewer

Affects	: Parcel IX

13.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: December 15, 1989 in Book 2261 at page 293
In Favor Of	: Multnomah County
For	: Slope maintenance and utilities

Affects	: Parcel IX

14.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: April 18,1990 in Book 2333 at page 1059
In Favor Of	: Multnomah County
For	: Slopes and utilities

Affects	: Parcel X

15.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: July 8,1994 as Recorder’s Fee No. 94 105285
In Favor Of	: Northwest Pipeline Corporation
For	: Right-of-way and easement for pipeline and facilities

Affects	: Parcels VII & XV

16.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: July 8, 1994 as Recorder’s Fee No. 94 105286
In Favor Of	: Northwest Pipeline Corporation
For	: Right-of-way and easement for pipeline and facilities

As said easement was amended by instrument, including the terms and provisions thereof,

Recorded	: August 25, 1995 as Recorder’s Fee No. 95-102915

Affects	: Parcel III

17.	An easement created by instrument, including the terms and provisions thereof,

Recorded	: March 13,1995 as Recorder’s Fee No. 95-29404
In Favor Of	: Northwest Pipeline Corporation
For	: Right-of-way and easement for pipeline and facilities

Affects	: Parcel XI

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Preliminary Title Report	Order No. 06-000759m

18.	An easement created by Partition Plat No. 1995-74

	Recorded	: May 22,1995
	In Favor Of	; Multnomah County
	For	: Utilities

	Affects	: Parcel III

19.	Conditions, restrictions and/or setbacks(if any) imposed by City of Gresham in Planning Division
Case File No. 94-37-CS/DR/MP/TRA/R, as shown on recorded Partition Plat No. 1995-74

	Recorded	: May 22,1995

	Affects	: Parcel III

20.	Covenants, conditions and restrictions imposed by City of Gresham as contained in instrument,

	Recorded	: July 5, 1995 as Recorder’s Fee No. 95-78946
	For	: Future street dedication

	Affects	: Parcel IX

21.	Declaration of Restrictive Covenant, including the terms and provisions thereof for use restriction,

	Recorded	: October 31, 1995 as Recorder’s Fee No. 95 134946

NOTE: This exception omits from said instrument any covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that the restriction is not in violation of state or federal law or relates to a handicap, but does not discriminate against handicapped people.

	Affects	: All Parcels

22.	An easement created by instrument, including the terms and provisions thereof.

	Recorded	: May 2, 1997 as Recorder’s Fee No. 97066211
	In Favor Of	: Multnomah County
	For	: Slope, drainage, sidewalk and utility facilities

	Affects	: Parcels II and III

23.	An easement created by instrument, including the terms and provisions thereof,

	Recorded	: May 2, 1997 as Recorder’s Fee No. 97066212
	In Favor Of	: Multnomah County
	For	: Slope, drainage, sidewalk and utility facilities

	Affects	: Parcels VII & XV

24.	An easement created by instrument, including the terms and provisions thereof,

	Recorded	: May 2, 1997 as Recorder’s Fee No. 97066218
	In Favor Of	: Multnomah County
	For	: Slope, drainage, sidewalk and utility facilities

	Affects	: Parcel X

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Preliminary Title Report	Order No. 06-000759m

25.	An equitable servitude and easement created by instrument, including the terms and provisions thereof,

	Recorded	: September 15, 1997 as Recorder’s Fee No. 97140293
	Between	: LSI Logic Corporation
	And	: Department of Environmental Quality

	Affects	: Parcels I, II, IV, VII, XII and XIV

26.	Security Lease created by instrument, including the terms and provisions thereof,

	Recorded	: December 23,1997 as Recorder’s Fee No. 97197549
	Lessor	: LSI Logic Corporation
	Lessee	: Economic Development Department and State Treasurer

	Affects	: All Parcels

27.	Operating Lease created by instrument, including the terms and provisions thereof,

	Recorded	: December 23,1997 as Recorder’s Fee No. 97197550
	Lessor	: Economic Development Department and State Treasurer
	Lessee	: LSI Logic Corporation

	Affects	: All Parcels

28.	An easement created by instrument, including the terms and provisions thereof,

	Recorded	: March 23, 1998 as Recorder’s Fee No. 98045374
	In Favor Of	: City of Gresham
	For	: Water facility

	Affects	: Parcel VII

29.	An easement created by instrument, including the terms and provisions thereof,

	Recorded	: March 23, 1998 as Recorder’s Fee No. 98045410
	In Favor Of	: City of Gresham
	For	: Sanitary Sewer

	Affects	: Parcels I, II, III & XII

30.	Easements created by instrument, including the terms and provisions thereof,

	Recorded	: October 31, 2000 as Recorder’s Fee No. 2000-150853
	In Favor Of	: Portland General Electric Company
	For	: Access and Electrical

	Affects	: Parcels VII, VIII, IX and XIV

31.	Existing leases and tenancies, and any interests that may appear upon examination of such leases.

14

Preliminary Title Report	Order No. 06-000759m

32.	Proceedings pending in the United States District Court for the District of Oregon

	Case No.	: CV-06-24-HA
	Plaintiff	: Sester Farms, Inc.
	Defendant	: LSI Logic Corporation, a Delaware corporation
	Being a suit for	: Declaratory relief determining the rights and obligations under a lease agreement

	Attorney for Plaintiff	: Keven M. Koliner, OSB No. 01321

Disclosed of record by Notice of Pendency of an Action

	Recorded	: January 20, 2006 as Fee No. 2006-012097

	Affects	: All parcels

33.	A copy of a proper resolution authorizing the execution of the deed to be insured, passed by the Board of Directors of LSI Logic Manufacturing Services, Inc., a Delaware corporation , must be furnished prior to closing. The resolution should specify the officers authorized to sign on behalf of the corporation.

34.	The legal description and map in this report may describe more property than is intended for the transaction. We find no lot line adjustment of record. A sale or conveyance of portions of existing tax lots may be in violation of the partition statutes. Pursuant to O.R.S. 92.190 we will require the recording of a property line adjustment deed containing the names of the owners, the description of the adjusted line, references to the original recorded acquisition documents, signatures of all parties with proper acknowledgement, attach a copy of the survey for the adjustment and a recital that the deed is given to effectuate a lot line adjustment as approved by the City of Gresham and cite the file number in which approval was granted.

35.	Legal descriptions for the easements to be insured and described in Exhibit A as Parcels XI, XII, XIII, XIV, XV and XVI, must be provided to title prior to closing,

NOTE A: Taxes for the year 2005-06, paid in full assessed under Multnomah County Levy Code 026

Parcel	Tax ID	Map & Tax Lot No.	Amount Levied
III	R321976	1N3E34C-00100	$26,113.69
II	R238738	1N3E34C-00203	$27,420.92
I	R321952	1N3E34C-00300	$1,855,931.46
I	R321953	1N3E34C-00300-A1	$-0-
I	R321954	1N3E34C-00300-A2	$-0-
IV	R321957	1N3E34C-00400	$37,017.14
V	R321963	1N3E34D-00400	$6,783.38
VI;VII	R321987	1N3E34D-00500	$37,227.55
VIII	R321979	1N3E34CD-00100	$502.12
IX WOP	R321978	1N3E34CD-00300	$246.03
X	R322047	1N3E34DC-01400	$445.16

15

Preliminary Title Report	Order No. 06-000759m

NOTE B: Personal property taxes, if any. No search has been made for personal property tax accounts.

NOTE C: No search has been made, or will be made, for water, sewer or storm drainage charges. Buyers should check with the appropriate City bureau or water/sewer district and obtain a final reading. Such charges are not adjusted in escrow.

NOTE D: We find no unsatisfied judgments, state or federal tax liens against ON Semiconductor Corporation, a Delaware corporation.

NOTE: If an ALTA Extended Policy is desired, Exceptions 1 through 5 may be modified or eliminated from the policy based upon receipt and review of the following:

(a)	A survey of the subject property. Should a survey not be required for loan purposes, in the case of a loan policy, the Company could consider other alternatives, such as an inspection or review of a site plan. In the case of an owner’s policy, an ALTA/ACSM survey must be provided for review prior to closing. Please contact your Company representative for assistance.

(b)	Proof that there are no parties in possession or claiming to the right to be in possession other than the vestees herein and that there are not existing leases or tenancies other than those disclosed to the Company by the owner.

(c)	Satisfactory evidence or indemnity that there are no statutory liens for labor or material, including liens for contributions due to the State of Oregon for unemployment compensation and for workmen’s compensation which have not gained, or hereafter may gain priority over the lien of the insured mortgage, which liens do not now appear of record.

(d)	An additional premium charged for the extended coverage.

LENDER NOTE: Lawyers Title insurance Corporation, a Virginia corporation is the correct name to use if you are going to use this company as the trustee for a trust deed in this transaction.

NOTICE: Recording Fees – SUBJECT TO CHANGE WITHOUT NOTICE

COUNTY	FIRST PAGE	EACH ADDITIONAL PAGE
Multnomah	$21.00	$5.00

**	Line of Credit Documents are considered as an extra document and will be charged as an extra page.

END OF REPORT

RLS/rls

16

Preliminary Title Report	Order No. 06-000759m

NOTE: It is our policy in Oregon to identify a reduced title insurance charge on Schedule A when it appears to us that your transaction qualifies for a reduced charge. The reduction usually is computed as a percentage of the Company’s basic rate. If a reduced charge appears on Schedule A, it is one of the following:

Short Term Rate:	A discount of up to 20% applies when there has been title insurance on the property within the previous three years.

Builder-Developer Rate:	A discount of 35% may apply when a party to the transaction is a builder or developer and the property is residential.

Lender Post-Foreclosure Rate:	A discount of 35% may apply when a seller acquired the property through foreclosure.

Contract Fulfillment Rate:	A discount of up to 50% may apply to an owner’s policy issued upon fulfillment of a previously insured land sale contract.

Post-Construction Permanent Loan Rate:	A discount of up to 75% may apply to a loan policy for a permanent mortgage when it refinances a previously insured construction loan.

Simultaneous Issue Rate:	A special rate may apply when two or more policies are issued simultaneously, such as a loan policy with an owner’s policy or two loan policies.

IF YOU THINK A REDUCED RATE APPLIES TO YOUR TRANSACTION BUT IT DOES NOT APPEAR ON SCHEDULE A, PLEASE INFORM YOUR ESCROW OFFICER OR TITLE OFFICER.

You may contact your escrow officer or title officer at the phone number, email address or mailing address shown on this report.

17

SEE MAP
IN 3E 34AC
IN 3E 34AD
S.W. COR. ADDISON C. DUNBAR D.L.C. 41
WOOD
SLY SE COR. D.L.C. 41
INT. EL D.L.C. 41
CHERRY PARK RD.
XII
I
II
III
XI
XV
V
VI
026
PARTITION
PLAT
XIV
IV
VII
XIII
XIV
VIII
XIV
XVI
XIV
IX
X
137
026
137
SEE MAP IN 3E 34DC
SEE MAP IN 3E 34DD
STARK
ST.
N.W. COR. NATHAN H. HOLLOY D.L.C. 75
N.E. COR. D.L.C. 75
N.W. COR. JOHN ROGER D.L.C. 57
N.E. COR. D.L.C. 57
WOOD
SEE MAP IS 3E 03BB
SEE MAP IS 3E 03BA
SEE MAP IS 3E 03AB
SEE MAP IS 3E 03 AA
SEE MAP IS 3E 03A

THIS MAP IS MADE SOLELY FOR THE PURPOSE OF ASSISTING IN LOCATING SAID PREMISES, AND THE COMPANY ASSUMES NO LIABILITY FOR VARIATIONS, IF ANY, IN DIMENSIONS, AREAS, AND LOCATIONS ASCERTAINED BY ACTUAL SURVEY.

N

EXHIBIT L-1

Transition Bonus Program Plan

Attached below.

As reviewed during the employee meetings during the week of December 19, 2005, LSI Logic has increased the employment bonus for employees who are part of the transition to the acquiring company. Here are the new terms:

•	Your current salary is guaranteed through June 30, 2006 unless:

•	you assume employment with the buyer

•	you are terminated for cause

•	you leave the company voluntarily

•	Your service date continues to accrue and you will continue to be enrolled in LSI medical plans and benefit programs through June 30, 2006.

•	As part of the transition team working through June 30, 2006, you will participate in a bonus of 13 weeks of pay.

•	In addition, you will be eligible to earn up to 19 days of pay for exceeding baseline performance metrics as shown below. These potential 19 days of incentive bonus will be based on an up to 2-day accrual each month based on monthly performance:

•	5 days are already banked for the period of September through November, 2005. 1 day is already banked for the month of December, 2005.

•	The first incentive payment will be made in the first pay period of April, 2006, for the incentive earned for the period of September through March, 2006 (up to 13 days possible). You must be an active employee of LSI or the new owner as of March 31, 2006, to receive this first incentive payment. The final incentive payment will be made in July, 2006, for the incentive earned for the period of April through June, 2006 (up to 6 days possible).

•	Fab Yield:

•	96% - 96.5% = 1/6 day

•	96.6% - 97.5% = 1/3 day

•	>97.5% = 2/3 day

•	Defect Density:

•	238 - 242 ndpw = 1/6 day

•	242 - 248 ndpw = 1/3 day

•	>= 249 ndpw = 2/3 day

•	DPML:

•	1.80 - 1.90 = 1/6 day

•	1.76 - 1.79 = 1/3 day

•	<= 1.75 = 2/3 day

•	Based on your critical skills, your leadership position, and your overall impact to the campus, you will also receive an additional bonus of 12 weeks.

You must be an active employee of LSI or the new owner as of June 30, 2006 (or your earlier release date as determined by LSI Logic, but not later than 6/30/06) to receive your 13 week bonus, your technical/leader bonus, and the final incentive payment. Your bonus as described above will be paid no later than July 15, 2006.

EXHIBIT L-2

TRANSITION BONUS PROGRAM DATA

1.	A roster of all Hired Employees who remain employed by Purchaser as of June 30, 2006.

2.	The data illustrated by the attached “Incentive Performance Metrics” document.

EXHIBIT L-2 (continued)

Incentive Performance Metrics

Incentive Days Earned			Month’s Performance (03/2006)
Period	Possible Days	Banked Days	Fab Yield:	Defect Density:	DPML:
09/2005 10/2005 11/2005 12/2005 01/2006 02/2006 03/2006 Payout 1 04/2006 05/2006 06/2006 Payout 2	1 2 2 2 2 3 3 15 3 3 3 9	1 2 2 1 2 3 11 0	96.0% - 96.5% = 1/4 day 96.6% - 97.5% = 1/2 day > 97.5% = 1 day • Production lottypes 97.5% = 1/2 day Updated weekly	238 - 242 ndpw = 1/4 day 243 - 248 ndpw = 1/2 day > = 249 ndpw = 1 day • Net Die Per Wafer • CPDF Device • BIN 1 • Excludes Scrapped Wafers 252 ndpw = 1 day ● Updated daily	1.90 - 2.00 = 1/4 day 1.86 - 1.89 = 1/2 day < = 1.85 = 1 day • Days Per Masking Layer • 95th Percentile • G12, P2-P5 • CRR, ENG, PRD, RSK lottypes 1.71 dpml = 1 day ● Updated daily
TOTAL DAYS	24			Month’s Total = 2 1/2 days

Total Metric Period: 09/20/05 - 06/30/06

Month: 03/05/06 07:00 - 04/02/06 06:59

Report Updated: 03/22/2006 20:14

Completed 183 of 283 days

EXHIBIT M

Draft of ALTA Survey

Attached below.